UNITED STATE
S
SECURITIES AND EXCHANGE COMMISSIO
N
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant
☒
                            Filed by a Party other than the Registrant
☐
Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

EXELIXIS, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

PRELIMINARY PROXY STATEMENT DATED APRIL 17, 2023 — SUBJECT TO COMPLETION

1851 Harbor Bay Parkway

Alameda, CA 94502

DEAR FELLOW STOCKHOLDERS,

We invite you to join us for the Exelixis 2023 Annual Meeting of Stockholders on [●], 2023, beginning at [●] Pacific time at [●]. Please see the following notice of our Annual Meeting for details of the business to be conducted, as well as information regarding how and when to vote.

Your vote will be especially important this year because Farallon Capital Management, L.L.C. (Farallon) has nominated three directors for election to the Board of Directors. Our Board attempted to resolve this matter constructively, considered each of Farallon’s director nominees and is recommending that Exelixis stockholders elect two of Farallon’s nominees—Tomas Heyman and Robert (Bob) Oliver, Jr. In making this recommendation, the Board carefully considered the best interests of all our stockholders. The Board recommends that you vote for all director nominees supported by the Board—Maria Freire, Alan Garber, Tomas Heyman, Michael Morrissey, Robert Oliver, Stelios Papadopoulos, George Poste, Julie Anne Smith, Lance Willsey, Jacqueline Wright and Jack Wyszomierski—and in accordance with the Board’s recommendations on each proposal before the Annual Meeting using the enclosed universal GOLD proxy card.

In 2022, Exelixis again made significant progress on its mission to help cancer patients recover stronger and live longer and achieved its sixth year of annual profitability. Fueled by revenues from the growing, global CABOMETYX® (cabozantinib) oncology franchise, the Company advanced its clinical pipeline, expanded its discovery and in-licensing activities, and built out its infrastructure and team. As a result, Exelixis is well positioned to drive further innovation with the potential to improve the standard of care for multiple forms of cancer. We believe this type of transformative oncology innovation is critical to delivering sustained value creation. Exelixis’ 2022 accomplishments include:

››

Achieving continued commercial success, including a 30% year-over-year increase in cabozantinib net product revenues, a 27% year-over-year increase in CABOMETYX total prescription (TRx) volume and an increase in CABOMETYX TRx market share among tyrosine kinase inhibitors (TKIs) in RCC to 39% at year-end (up from 35% at the start of 2022);

››	Initiating two pivotal trials for zanzalintinib (formerly XL092), the company’s next-generation oral TKI and most advanced clinical pipeline program behind cabozantinib;

››	Advancing the clinical-stage pipeline by progressing existing studies of zanzalintinib, XB002 and XL102, planning for future trials, and presenting data at important medical meetings;

››	Entering into six business development agreements to bolster the Exelixis pipeline, including two option deals that provide access to promising clinical-stage assets;

››	Accelerating the company’s discovery work, which now encompasses more than 10 discovery programs and could yield up to five new development candidates in 2023; and

››	Establishing and growing Exelixis East in the Greater Philadelphia area to attract talent from the broad pool of biopharmaceutical organizations in the region.

2022 also marked the launch of the Company’s first Corporate Values & Sustainability Report, which encapsulates Exelixis’ sustainable business practices and commitment to our four core environmental, social and governance (ESG) themes: Access to innovative and safe cancer medicines; Community engagement and advocacy; Our people and culture; and Environmental management. You can read the full Report on the Corporate Values & Sustainability page under the Impact heading on www.exelixis.com. The document is a direct reflection of Exelixis’ culture and the values the team strives to live by every day—to Be Exceptional, Excel for Patients and Exceed Together.

On behalf of the entire Board and company, we want to extend our deep appreciation and gratitude to Carl Feldbaum and Vincent Marchesi, who are not standing for re-election this year and will be retiring from our Board at our 2023 Annual Meeting. They have been trusted partners and colleagues throughout their years of service. Their wisdom and expertise have informed our strategy and have guided us on our path to leadership and value creation. We wish them both the very best.

We are pleased to strengthen the Exelixis Board with two proposed new independent directors as part of an ongoing refreshment plan that underscores our commitment to upholding best-in-class corporate governance. Messrs. Heyman and Oliver embody the important skillsets our Board is looking for as we advance Exelixis’ strategy. They are highly respected leaders who bring deep industry expertise and a strong track record of overseeing growth and commercial success. We look forward to benefitting from their insights and expertise as Exelixis continues to deliver innovative treatments for our patients and drive growth and value for shareholders.

Your vote is extremely important. We hope that you will vote as soon as possible so that your voice is heard. Thank you for your ongoing support.

Very truly yours,

Stelios Papadopoulos, Ph.D. Chair of the Board	Julie Anne Smith Chair of the Compensation Committee

PRELIMINARY PROXY STATEMENT DATED APRIL 17, 2023 — SUBJECT TO COMPLETION

1851 Harbor Bay Parkway

Alameda, CA 94502

NOTICE OF ANNUAL MEETING

OF STOCKHOLDERS

TO BE HELD ON [●], 2023

To the Stockholders of Exelixis, Inc.:

NOTICE IS HEREBY GIVEN that the 2023 Annual Meeting of Stockholders (Annual Meeting) of Exelixis, Inc., a Delaware corporation (Exelixis), will be held on [●], [●], 2023, at [●], Pacific Time at [●]. Only stockholders of record at the close of business on [●], 2023 are entitled to vote at the meeting. If you plan to attend the meeting in person, please note the admission procedures described under “How can I attend the Annual Meeting?” on page 1 of the Proxy Statement.

The Annual Meeting will be held for the following purposes:

1.

To elect eleven nominees for director to hold office until the next annual meeting of stockholders and until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal.

2.	To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as Exelixis’ independent registered public accounting firm for the fiscal year ending December 29, 2023.

3.	To approve, on an advisory basis, the compensation of Exelixis’ named executive officers, as disclosed in the Proxy Statement accompanying this Notice of Annual Meeting.

4.	To indicate, on an advisory basis, the preferred frequency of shareholder advisory votes on the compensation of Exelixis’ named executive officers.

5.	To conduct any other business properly brought before the meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice of Annual Meeting.

Please note that Farallon Capital Management, L.L.C. (Farallon) has notified Exelixis of its intent to nominate a slate of three candidates (the Farallon nominees), including Tomas J. Heyman and Robert “Bob” Oliver, Jr., for election as directors at the Annual Meeting in partial opposition to the candidates nominated by the Exelixis Board of Directors. You may receive solicitation materials from Farallon, including proxy statements and proxy cards. Exelixis is not responsible for the accuracy of any information provided by or relating to Farallon or their nominees contained in solicitation materials filed or disseminated by or on behalf of Farallon or any other statements Farallon or its representatives may make.

The Exelixis Board of Directors unanimously recommends that you vote as follows using the GOLD proxy card:

››       “FOR” the election of each of the nominees proposed by the Exelixis Board of Directors;

››    Maria C. Freire

››    Alan M. Garber

››    Michael M. Morrissey

››    Stelios Papadopoulos

››    George Poste

››    Julie Anne Smith

››    Lance Willsey

››    Jacqueline Wright

››    Jack L. Wyszomierski

››       “FOR” the election of the Farallon nominees recommended by the Exelixis Board of Directors;

››    Tomas J. Heyman

››    Robert “Bob” Oliver, Jr.

››       “FOR” the other proposals recommended by the Exelixis Board of Directors; and

››       “WITHHOLD” on the election of the non-recommended Farallon nominee.

The Exelixis Board of Directors strongly urges you to discard and NOT use any proxy card sent to you by Farallon. If you have previously submitted a proxy card sent to you by Farallon, you can revoke that proxy and vote for the nominees recommended by the Exelixis Board of Directors and on the other matters to be voted on at the meeting by using the enclosed GOLD proxy card. Only your latest validly executed proxy will count, and any proxy may be revoked at any time prior to its exercise at the Annual Meeting as described in the accompanying proxy statement.

PLEASE NOTE THAT THIS YEAR, YOUR PROXY CARD LOOKS DIFFERENT. IT HAS MORE NAMES ON IT THAN THERE ARE SEATS UP FOR ELECTION, UNDER NEW REQUIREMENTS CALLED A “UNIVERSAL PROXY CARD.” THIS MEANS EXELIXIS’ PROXY CARD IS REQUIRED TO LIST THE FARALLON NOMINEES IN ADDITION TO EXELIXIS’ NOMINEES. PLEASE MARK YOUR CARD CAREFULLY AND ONLY VOTE “FOR” THE NOMINEES AND PROPOSALS RECOMMENDED BY YOUR BOARD OF DIRECTORS AND VOTE “WITHHOLD” ON THE NON-RECOMMENDED FARALLON NOMINEE.

The list of stockholders of record entitled to vote at the Annual Meeting will be available for 10 days prior to the Annual Meeting for any purpose germane to the Annual Meeting, between the hours of 9:00 a.m. and 5:00 p.m., Pacific Time, at our principal executive offices located at 1851 Harbor Bay Parkway, Alameda, California 94502 by contacting our Corporate Secretary.

The record date for the Annual Meeting is [●], 2023. Only stockholders of record at the close of business on that date may vote at the meeting or any postponement or adjournment thereof.

It is extremely important that you be represented at the Annual Meeting in light of the competing nominations by Farallon. Whether or not you plan to attend the Annual Meeting, we hope that you will vote on the matters to be considered. You may vote your GOLD proxy card via the Internet or by mail by signing, dating and returning your GOLD proxy card in the envelope provided.

Important notice regarding the availability of proxy materials for the 2023 Annual Meeting of Stockholders to be held on [●], [●], 2023, at [●], Pacific Time, at [●].

The Proxy Statement and Annual Report to stockholders are available at www.exel-annualstockholdermeeting.com.

The Board of Directors recommends that you vote “FOR” the election of the nominees nominated or recommended by the Board, “WITHOLD” on the election of the non-recommended Farallon nominee, “FOR” Proposal Nos. 2-3 and “One Year” for Proposal No. 4 identified above.

By Order of the Board of Directors

JEFFREY J. HESSEKIEL

Executive Vice President, General Counsel and Secretary

Alameda, California

[●], 2023

YOUR VOTE IS IMPORTANT

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AND VOTED AT THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, TO ENSURE THAT YOU ARE REPRESENTED AT THE MEETING AND TO ENSURE THAT A QUORUM IS PRESENT, WE URGE YOU TO VOTE YOUR PROXY ONLINE OR BY RETURNING THE GOLD PROXY CARD BY MAIL AS INSTRUCTED IN THE PROXY MATERIALS. EVEN IF YOU HAVE VOTED BY PROXY, YOU MAY STILL VOTE IF YOU ATTEND THE ANNUAL MEETING. PLEASE NOTE, HOWEVER, THAT IF YOU HOLD YOUR SHARES THROUGH A BROKER, BANK OR OTHER NOMINEE, THEN THAT ENTITY IS THE STOCKHOLDER OF RECORD, AND YOU WILL NEED TO FOLLOW THE INSTRUCTIONS ON THE VOTING INSTRUCTION FORM THEY SEND TO YOU, AND THEY WILL VOTE YOUR SHARES AS YOU DIRECT.

YOUR VOTE IS IMPORTANT, NO MATTER HOW MANY OR FEW SHARES YOU OWN

If you have questions about how to vote your shares, or need additional assistance, please contact Innisfree M&A Incorporated, who is assisting us in the solicitation of proxies:

Innisfree M&A Incorporated

501 Madison Avenue, 20th Floor

New York, New York 10022

Stockholders may call toll-free at (877) 750-0666

Banks and brokers may call collect at (212) 750-5833

PRELIMINARY PROXY STATEMENT DATED APRIL 17, 2023 — SUBJECT TO COMPLETION

PROXY STATEMENT

FOR THE 2023 ANNUAL MEETING OF STOCKHOLDERS

[●], 2023

Proposals to be voted on at the 2023 Annual Meeting of Stockholders

PROPOSAL		BOARD RECOMMENDATION	PAGE

•	Proposal 1 Election of Directors	FOR the election of each of the following Board-recommended nominees; • Maria C. Freire • Alan M. Garber • Michael M. Morrissey • Stelios Papadopoulos • George Poste • Julie Anne Smith • Lance Willsey • Jacqueline Wright • Jack L. Wyszomierski FOR the election of the Board-recommended Farallon nominees; • Tomas J. Heyman • Robert “Bob” Oliver, Jr. WITHHOLD on the election of the non-recommended Farallon nominee.	19

•	Proposal 2 Ratification of Selection of Independent Registered Public Accounting Firm	FOR	42

•	Proposal 3 Advisory Vote on the Compensation of the Named Executive Officers	FOR	45

•	Proposal 4 Advisory Vote on the Frequency of Solicitation of Advisory Stockholder Approval of Executive Compensation	ONE YEAR	46

Important notice regarding the availability of proxy materials for the 2023 Annual Meeting of Stockholders to be held on [●], [●], 2023, at [●], Pacific Time, at [●].

The Proxy Statement and Annual Report to stockholders are available at www.exel-annualstockholdermeeting.com.

We intend to mail the Proxy Statement and proxy card relating to the Annual Meeting on or about [●], 2023 to all stockholders of record entitled to vote at the Annual Meeting.

2023 Proxy Statement i

2 Exelixis, Inc.

Proxy Statement | Questions and Answers

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why am I receiving these materials?

We have made these materials available to you on the Internet or, upon your request, have delivered printed versions of these materials to you by mail because the Board of Directors (the Board), of Exelixis, Inc. (sometimes referred to as “we,” “us,” the “company” or “Exelixis”) is soliciting your proxy to vote at the 2023 Annual Meeting of Stockholders (Annual Meeting), including at any adjournments or postponements of the meeting. The Annual Meeting will be held on [●], [●], 2023, at [●], Pacific Time, at [●]. We invite you to attend the Annual Meeting to vote on the proposals described in this Proxy Statement. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply complete, sign and return a proxy card, or follow the instructions below and set forth on the enclosed GOLD proxy card or voting instruction form to vote your shares on the Internet.

We intend to send or make available these materials to stockholders on [●], 2023.

How can I attend the Annual Meeting?

Admission to the meeting is restricted to stockholders as of [•], 2023 and/or their designated representatives. Please note that beneficial holders who want to attend and also vote in person at the Annual Meeting will need to obtain a legal proxy from the organization that holds their shares giving the right to vote their shares in person at the Annual Meeting and to present it with their ballot during the meeting.

All stockholders will be required to show valid picture identification. If your shares are in the name of your broker or bank, you will also need to bring evidence of your stock ownership, such as your most recent brokerage account statement or a copy of your voting instruction form. If you do not have valid picture identification or proof of your stock ownership, you will not be admitted to the meeting. For security purposes, packages and bags will be inspected and you may be required to check these items. Please arrive early enough to allow yourself adequate time to clear security.

What is included in these proxy materials?

These proxy materials include:

››	The Notice of Annual Meeting;

››	The Proxy Statement for the Annual Meeting; and

››	Our Annual Report on Form 10-K for the fiscal year ended December 30, 2022, as filed with the Securities and Exchange Commission (SEC) on February 7, 2023 (Annual Report).

If you requested printed versions by mail, these proxy materials also include the proxy card or voting instruction form for the Annual Meeting.

Where can I find more information or receive more than one set of proxy materials from the Company?

You may access, read and print copies of the proxy materials for this year’s Annual Meeting, including this Proxy Statement, form of GOLD proxy card, and our Annual Report on Form 10-K, at the following website: www.exel-annualstockholdermeeting.com. You can request a paper or electronic set of the proxy materials, free of charge, by calling Innisfree M&A Incorporated, our proxy solicitor, toll-free at (877) 750-0666.

If you receive more than one set of proxy materials from the Company, some of your shares of Common Stock may be registered differently or held in a different account. You should vote the shares in each of your accounts by one of the methods described herein. If you mail proxy cards, please sign, date and return each GOLD proxy card to guarantee that all your shares of Common Stock are voted.

On the other hand, you may receive only one set of proxy materials to your household even if two or more stockholders reside in such household. The SEC has adopted a rule concerning the delivery of documents filed by us with the SEC, including proxy statements and annual reports. The rule allows us to, among other things, send a single set of any proxy statement, annual report, notices or information statement to any household at which two or more stockholders reside if they share the same last name or we reasonably believe they are members of the same family. This procedure is referred to as “Householding.” This rule benefits both you and us by reducing the volume of duplicate information received at your household and helps us reduce expenses. Each stockholder subject to Householding will continue to have a separate stockholder identification number and receive a separate proxy card or voting instruction card.

2023 Proxy Statement 1

We will promptly deliver, upon written or oral request, a separate copy of our Annual Report on Form 10-K and this Proxy Statement to a stockholder at a shared address to which a single copy was previously delivered. If you have any questions about this Proxy Statement or the Annual Meeting or if you received a single set of disclosure documents for this year, but would prefer to request separate copies, please call our Investor Relations department at (650) 837-7000 or mail us a request to Exelixis, Inc., 1851 Harbor Bay Parkway, Alameda, California 94502, Attention: Investor Relations. Our email address is shubbard@exelixis.com. Our website is www.exelixis.com.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information we file with the SEC on the web site maintained by the SEC at www.sec.gov.

How can I access the list of stockholders of record?

The list of stockholders of record entitled to vote at the Annual Meeting will be available for 10 days prior to the Annual Meeting for any purpose germane to the Annual Meeting, between the hours of 9:00 a.m. and 5:00 p.m., Pacific Time, at our principal executive offices located at 1851 Harbor Bay Parkway, Alameda, California 94502 by contacting our Corporate Secretary.

The list of stockholders of record will also be available at and through the conclusion of the Annual Meeting.

Who may vote at the Annual Meeting?

Only stockholders of record at the close of business on [●], 2023 (the Record Date) will be entitled to vote at the Annual Meeting. On the Record Date, there were [●] shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on [●], 2023, your shares were registered directly in your name with our transfer agent, Computershare Trust Company, N.A., then you are a stockholder of record. As a stockholder of record, you may vote at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy on the Internet as instructed below, or complete and mail the proxy card if you received printed materials.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Stockholder of Record (i.e., “Street Name”)

If on April [●], 2023, your shares were held in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you by that organization. The organization holding your shares is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank or other stockholder of record regarding how to vote the shares in your account, and we invite you to attend the Annual Meeting. Beneficial holders who want to attend and also vote in person at the Annual Meeting will need to obtain a legal proxy from the organization that holds their shares giving the right to vote their shares; this legal proxy will allow for voting shares in person at the Annual Meeting and must be presented along with the ballot during the meeting.

What am I voting on?

There are four matters scheduled for a vote at the Annual Meeting. They are as follows:

››

Election of eleven nominees for director to hold office until the next annual meeting of stockholders and until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal;

››	Ratification of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 29, 2023;

››	Advisory approval of the compensation of our named executive officers, as disclosed in this Proxy Statement; and

››	Advisory indication of the preferred frequency of shareholder advisory votes on the compensation of our named executive officers.

2 Exelixis, Inc.

Proxy Statement | Questions and Answers

How do I vote?

Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote even if you have already voted by proxy.

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you have three ways to vote.

Via Internet	››

To vote on the Internet, please refer to the control number provided on your GOLD proxy card or your voting instruction form and visit the website specified to vote your shares in advance of the meeting.

By Mail	››

To vote by mail, please mark, sign and date the GOLD proxy card enclosed with the paper set of the proxy materials and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

At the Annual Meeting	››

The Annual Meeting will be held on [●], [●], 2023, at [●], Pacific Time at [●]. If you plan to attend the meeting in person, please note the admission procedures described under “How can I attend the Annual Meeting?” on page 1 of the Proxy Statement.

Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Stockholder of Record

If you are a beneficial owner of shares registered in the name of your broker, bank, or other stockholder of record, you should have received voting instructions from that organization rather than from us. You must follow these instructions for your bank, broker or other stockholder of record to vote your shares per your instructions. Alternatively, many brokers and banks provide the means to grant proxies or otherwise instruct them to vote your shares electronically, including by providing you with a control number via email or on your voting instruction form. If your shares are held in an account with a broker, bank or other stockholder of record providing such a service, you may instruct them to vote your shares by following the instructions provided by your broker, bank or other stockholder of record. If you did not receive a control number via email or on your voting instruction form, and you wish to vote prior to or at the Annual Meeting, you must follow the instructions from your broker, bank or other stockholder of record, including any requirement to obtain a valid legal proxy. Many brokers, banks and other stockholders of record allow a beneficial owner to obtain a valid legal proxy either online or by mail, and we recommend that you contact your broker, bank or other stockholder of record to do so.

We provide Internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of the Record Date, [●], 2023.

How are proxies voted?

All shares represented by valid proxies received prior to the taking of the vote at the Annual Meeting will be voted and, where a stockholder specifies by means of a proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the stockholder’s instructions.

2023 Proxy Statement 3

If I am a stockholder of record, what happens if I return a GOLD proxy card but do not make specific choices?

If you are a stockholder of record and you return a signed and dated GOLD proxy card without marking any voting selections, your shares will be voted on the proposals as follows:

››	“For” the election of the nominees proposed by the Exelixis Board of Directors and the Farallon nominees recommended by the Exelixis Board of Directors, as described in Proposal 1;

›› Maria C. Freire, Ph.D.	›› George Poste, DVM, Ph.D., FRS

›› Alan M. Garber, M.D., Ph.D.	›› Julie Anne Smith

›› Tomas J. Heyman	›› Lance Willsey, M.D.

›› Michael M. Morrissey, Ph.D.	›› Jacqueline (Jacky) Wright

›› Robert (Bob) Oliver, Jr.	›› Jack L. Wyszomierski

›› Stelios Papadopoulos, Ph.D.

››	“For” the ratification of our selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 29, 2023, as described in Proposal 2;

››	“For” the advisory approval of the compensation of our named executive officers, as described in Proposal 3; and

››	For “One Year” as the preferred frequency of advisory votes to approve executive compensation, as described in Proposal 4.

If any other matter is properly presented at the Annual Meeting, your proxyholder (one of the individuals named on your proxy card), if permitted, will vote your shares using his best judgment.

If I am a holder of record and I do not vote, what happens?

If you are a holder of record and do not vote, then your shares will not be voted at the Annual Meeting.

If I am a beneficial owner of shares held in street name and I do not provide my broker or bank with voting instructions, what happens?

If your shares are held in the name of your broker or other institution, which is usually the case if you hold your shares in a brokerage or similar account, your shares are held in “street name.” Your broker or other institution or its respective nominee is the stockholder of record for your shares. As the holder of record, only your broker, other institution or nominee is authorized to vote or grant a proxy for your shares. Accordingly, if you wish to vote your shares in person, you must contact your broker or other institution to obtain a “legal proxy” granting you the authority to do so. When you properly vote in accordance with the instructions provided in the GOLD proxy card, you are giving your broker, other institution or nominee instructions on how to vote the shares they hold for you.

Applicable SEC and stock exchange regulations severely limit the matters your broker may vote on without having been instructed to do so by you, especially as they relate to the election of directors, ratification of accountants (in a contested election), compensation matters, frequency of advisory votes on compensation matters and amendment of the amended and restated by-laws of the company. The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2023 (Proposal 2) is normally considered “routine” under applicable stock exchange rules.

However, because Farallon has indicated its intention to deliver proxy materials in opposition to our board of directors to your broker for forwarding to you on their behalf, with respect to accounts to which Farallon mails its proxy materials, brokers will not have discretion to vote on “routine matters,” including Proposal 2. As a result, if you do not instruct your broker on how to vote your shares regarding the election of directors, the ratification of Ernest & Young LLP as our independent registered public accounting firm for fiscal year 2023 (Proposal 2), the advisory vote on the resolution to approve executive compensation (Proposal 3) or the advisory vote to approve the frequency of the company’s executive compensation advisory vote (Proposal 4), then your shares may not be voted on these matters. We urge you to instruct your broker about how you wish your shares to be voted.

4 Exelixis, Inc.

Proxy Statement | Questions and Answers

What should I do if I receive a white proxy card or other proxy materials from or on behalf of Farallon?

Farallon has filed proxy materials with the SEC to solicit our stockholders in support of Farallon’s purported nominees and proposals. The Board strongly urges you to disregard any materials sent to you by or on behalf of Farallon, and to NOT sign or return any white proxy cards sent to you by or on behalf of Farallon, or even to “withhold” from Farallon’s purported nominees and proposals or vote “FOR” the nominees recommended by the Board on Farallon’s white proxy card. The Company is not responsible for the accuracy of any information provided by Farallon in solicitation materials filed or disseminated by or on behalf of Farallon or any other statements that Farallon may make.

If you have already voted using a white proxy card sent to you by Farallon, you can revoke it by following the instructions on the enclosed GOLD proxy card to vote, by completing and returning the enclosed GOLD proxy card or by voting at the Annual Meeting. Any vote on a white proxy card will revoke any GOLD proxy card that you may have previously submitted. Only your latest dated proxy will count, and any proxy may be revoked at any time prior to its exercise at the Annual Meeting.

Who is paying for this proxy solicitation?

The proxies being solicited hereby are being solicited by the Board. Exelixis will bear the entire cost of soliciting proxies in the enclosed form, including the preparation, printing and mailing of the Notice of Annual Meeting, the Proxy Statement, the GOLD proxy card and any additional information furnished to stockholders. We have engaged Innisfree M&A Incorporated, located at 501 Madison Avenue, 20th Floor, New York, NY 10022 (Innisfree), to assist in the solicitation of proxies from shareholders for a fee of up to $[●] plus reimbursement of customary out-of-pocket expenses. Innisfree expects that approximately [●] of its employees will assist in the solicitation. The expense incurred by Exelixis to date in furtherance of, or in connection with, the solicitation is approximately $[●] million. Exelixis anticipates that its total expenditures will be approximately $[●] million. The actual amount could be higher or lower depending on the facts and circumstances arising in connection with this solicitation. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of our common stock beneficially owned by others to forward to such beneficial owners. We may reimburse persons representing beneficial owners of our common stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by our directors, officers or other regular employees. No additional compensation will be paid to directors, officers or other regular employees for such services.

Other than persons described in this Proxy Statement, no general class of employee of Exelixis will be employed to solicit stockholders in connection with this proxy solicitation. However, in the course of their regular duties, our employees, officers and directors may be asked to perform clerical or ministerial tasks in furtherance of the solicitation. None of these individuals will receive any additional or special compensation for doing this, but they may be reimbursed for reasonable out-of-pocket expenses. We will, upon request, reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to the beneficial owners of stock. Annex A sets forth information relating to certain of Exelixis’ directors, director nominees and certain executive officers and employees who are considered “participants” in Exelixis’ solicitation under the rules of the SEC by reason of their position as directors of the Company or because they may be soliciting proxies on Exelixis’ behalf.

What does it mean if I receive more than one GOLD proxy card?

If you receive more than one GOLD proxy card, your shares are registered in more than one name or are registered in different accounts. Please follow the instructions on each proxy card to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. You may revoke your proxy in the following ways:

Stockholder of Record: Shares Registered in Your Name

››

Your proxy may be revoked by filing with the Secretary of Exelixis at our principal executive office, Exelixis, Inc., 1851 Harbor Bay Parkway, Alameda, California 94502, either (1) a written notice of revocation or (2) a duly executed proxy card bearing a later date.

››	Your proxy may also be revoked by granting a subsequent proxy on the Internet (your latest Internet proxy is the one that is counted).

2023 Proxy Statement 5

››	Your proxy may also be revoked by attending and voting at the Annual Meeting. Attendance at the Annual Meeting will not, by itself, revoke your proxy.

Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Stockholder of Record

››

If your shares are held by your broker or bank as nominee or agent, you should follow the instructions provided by your broker or bank to revoke any prior voting instructions, which may include attending and voting at the Annual Meeting.

What is the quorum requirement for the Annual Meeting?

A majority of the outstanding shares entitled to vote at the Annual Meeting must be present or represented by proxy at the Annual Meeting to hold a valid meeting. This is called a “quorum.”

You may vote “For” or “Withhold” with respect to Proposal No. 1, “For,” “Against” or “Abstain” with respect to Proposal Nos. 2 and 3 and “One Year,” “Two Years,” “Three Years” or “Abstain” with respect to Proposal No. 4. Abstentions will be counted towards the number of shares considered to be present at the meeting for purposes of determining whether a quorum is present.

If you are a beneficial owner holding your shares in “street name” then only the broker, bank or other stockholder of record can vote your shares unless you obtain a valid legal proxy from the broker, bank or other stockholder of record, or are otherwise provided with a separate means to vote your shares (such as a control number provided via email or on your voting instruction form). See “If I am a beneficial owner of shares held in street name and I do not provide my broker or bank with voting instructions, what happens?” above. Shares represented by “broker non-votes” will be counted in determining whether there is a quorum present.

Votes will be counted by the inspector of election appointed for the Annual Meeting. If there is no quorum, either the chairperson of the Annual Meeting or the holders of a majority of shares present or represented by proxy at the Annual Meeting may adjourn the Annual Meeting to another date.

How many votes are needed to approve each proposal, how are votes counted, and how are abstentions and broker non-votes treated?

››

Proposal 1-Election of Directors: As described previously, Farallon has notified Exelixis of its intent to nominate three candidates for election as directors at the Annual Meeting in partial opposition to Exelixis’ nominees. This means that, as of the date that was 14 days in advance of the date that Exelixis filed its definitive Proxy Statement, the number of nominees for election was greater than the number of directors to be elected. As a result, regardless of whether such nominees are in fact proposed for election at the Annual Meeting or such nomination is withdrawn, the election of directors at the Annual Meeting will be considered a contested election in accordance with Exelixis’ Bylaws and directors will be elected on a plurality basis. This means that the eleven (11) director nominees receiving the greatest number of votes cast “FOR” their election will be elected. “WITHHOLD” votes and any broker non-votes will be counted for purposes of determining if there is a quorum at the Annual Meeting for this vote but will not be counted as votes cast and will result in the applicable nominee(s) receiving fewer votes cast “FOR” such nominee(s).

››

Proposal 2-Ratification of Ernst & Young LLP: The affirmative vote of a majority of shares present or represented by proxy at the Annual Meeting and entitled to vote on the proposal is required to ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 29, 2023. Abstentions will be counted toward the tabulation of votes cast on the proposal and will have the same effect as votes against the proposal. As discussed above, if your broker holds your shares, your broker is not entitled to vote your shares on this proposal without your instruction. Broker non-votes, if any, will have no effect and will not be counted towards the vote total.

››

Proposal 3-Advisory Vote on Executive Compensation: The affirmative vote of a majority of shares present or by represented proxy at the Annual Meeting and entitled to vote on the proposal is required to approve the non-binding, advisory vote on executive compensation. Abstentions will be counted toward the tabulation of votes cast on the proposal and will have the same effect as votes against this proposal. Broker non-votes will have no effect and will not be counted towards the vote total. Since the vote is advisory, it is not binding on the Board or on us. Nevertheless, the views expressed by our stockholders, whether through this vote or otherwise, are very important to the Board and the management team and, accordingly, the Compensation Committee and Board intend to consider the results of this vote in making determinations in the future regarding executive compensation

6 Exelixis, Inc.

Proxy Statement | Questions and Answers

arrangements. Your vote will serve as an additional tool to guide the Compensation Committee and Board as they continue to improve the alignment of our executive compensation programs with business objectives and performance and with the interests of our stockholders.

››

Proposal 4-Advisory Vote on Frequency of Stockholder Advisory Votes on Executive Compensation: The frequency receiving the votes of the holders of a majority of shares present or by represented proxy at the Annual Meeting and entitled to vote on the proposal will be deemed the frequency preferred by the stockholders. Abstentions will be counted toward the tabulation of votes cast on the proposal and will have the same effect as votes against each of the proposed voting frequencies. Broker non-votes will have no effect and will not be counted towards the vote total. If no frequency receives a majority of the votes held by holders present in person or represented by proxy at the Annual Meeting, then no frequency will be deemed a frequency preferred by our stockholders. Since the vote is advisory, it is not binding on the Board or on us. Nevertheless, the views expressed by our stockholders, whether through this vote or otherwise, are very important to the Board and the management team and, accordingly, the Board intends to consider the results of this vote in making determinations in the future regarding the frequency of stockholder advisory votes on executive compensation.

Do I have dissenters’ rights?

No. We are organized as a corporation under Delaware law. Under the Delaware General Corporation Law, our stockholders are not entitled to dissenters’ rights with respect to any of the proposals set forth in this Proxy Statement and we will not independently provide the stockholders with any such rights.

How can I find out the results of the voting at the Annual Meeting?

We expect to announce preliminary voting results at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

Will other matters be voted on at the Annual Meeting?

We are not aware of any matters to be presented at the Annual Meeting other than those described in this Proxy Statement. If any other matters not described in the Proxy Statement are properly presented at the meeting, proxies will be voted in accordance with the best judgment of the proxyholders.

What proxy materials are available on the Internet?

This Proxy Statement and our Annual Report are available at www.exel-annualstockholdermeeting.com.

What is the deadline for submitting stockholder proposals for the 2024 Annual Meeting?

To be considered for inclusion in the 2024 proxy materials, your proposal must be submitted in writing by [●], 2023, to Exelixis’ Secretary at Exelixis, Inc., 1851 Harbor Bay Parkway, Alameda, California 94502, and you must comply with all applicable requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (Exchange Act). However, if our 2024 Annual Meeting of Stockholders is held before [●], 2024, or after [●], 2024, then the deadline will be a reasonable time prior to the time that we make our proxy materials available to our stockholders, either online or in printed form.

If you wish to submit a proposal or nominate a director at the 2024 Annual Meeting of Stockholders, but you are not requesting that your proposal or nomination be included in next year’s proxy materials, you must submit your proposal in writing, in the manner set forth in our Bylaws, to Exelixis’ Secretary at Exelixis, Inc., 1851 Harbor Bay Parkway, Alameda, California 94502, to be received no earlier than the close of business on [●], 2024, and no later than the close of business on [●], 2024. However, if our 2024 Annual Meeting of Stockholders is held before [●], 2024, or after [●], 2024, then you must notify Exelixis’ Secretary, in writing, not earlier than the close of business on the 90th day prior to the date of the 2024 Annual Meeting of Stockholders and not later than the close of business on the later of (i) the 60th day prior to the date of the 2024 Annual Meeting of Stockholders or (ii) if we publicly announce the date of the 2024 Annual Meeting of Stockholders fewer than 70 days prior to the date of the 2024 Annual Meeting of Stockholders, the 10th day following the day that we first

2023 Proxy Statement 7

make such public announcement of the date of the 2024 Annual Meeting of Stockholders. In addition, stockholders who intend to solicit proxies in support of director nominees other than the Exelixis nominees must also comply with the above deadlines set forth in our Bylaws and the additional requirements of Rule 14a-19(b) under the Exchange Act. We also advise you to review our Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations. The chairperson of the 2024 Annual Meeting of Stockholders may determine, if the facts warrant, that a matter has not been properly brought before the meeting and, therefore, may not be considered at the meeting. In addition, unless prohibited by Rule 14a-4(c) promulgated under the Exchange Act, our management will have discretionary authority to vote all shares for which it has proxies for any such stockholder proposal or director nomination, including in opposition to such stockholder proposal or director nomination.

Forward-Looking Statements

This Proxy Statement contains forward-looking statements, including, without limitation, statements related to: Exelixis’ plans for future growth of its pipeline and infrastructure, including at the Alameda campus and East Coast expansion; Exelixis’ commitment to fostering a culture of inclusion and belonging; Exelixis’ belief that its 2022 accomplishments have created the potential for additional eligible cancer patient communities to benefit from CABOMETYX and the investigational products in Exelixis’ growing pipeline, while also putting the company in a solid position to deliver long-term revenue and earnings growth; Exelixis’ expectations that its employees and partners will commit to the highest standards of ethical behavior and maintain values and principles that reflect both global awareness and sustainability; Exelixis’ dedication of financial resources to offer patients high-quality cancer treatments and commitment to providing patients with access to Exelixis medicines; Exelixis’ strategies for quality monitoring and compliance in developing its products; Exelixis’ potential to attain future environmental stability; Exelixis’ ongoing efforts towards the achievement of key priorities and anticipated milestones for 2023 and beyond; Exelixis’ ability to execute on potential future strategic initiatives; Exelixis’ plans for the continued buildout of its Digital Transformation function to further enhance its information technology infrastructure; potential shifts in healthcare regulations applicable to Exelixis’ business; Exelixis’ plans for continued development of cabozantinib, zanzalintinib (formerly XL092), XB002, XL102 and other current and future development candidates, as well for the evaluation and development of new INDs and collaboration management; and other statements that are not historical fact. Any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements and are based upon Exelixis’ current plans, assumptions, beliefs, expectations, estimates and projections. Forward-looking statements involve risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in the forward-looking statements as a result of these risks and uncertainties, which include, without limitation: the degree of market acceptance of CABOMETYX and other Exelixis products in the indications for which they are approved and in the territories where they are approved, and Exelixis and its partners’ ability to obtain or maintain coverage and reimbursement for these products; the effectiveness of CABOMETYX and other Exelixis products in comparison to competing products; the level of costs associated with Exelixis’ commercialization, research and development, in-licensing or acquisition of product candidates, and other activities; Exelixis’ ability to maintain and scale adequate sales, marketing, market access and product distribution capabilities for its products or to enter into and maintain agreements with third parties to do so; the availability of data at the referenced times; the potential failure of cabozantinib and other Exelixis product candidates, both alone and in combination with other therapies, to demonstrate safety and/or efficacy in future clinical testing; uncertainties inherent in the drug discovery and product development process; Exelixis’ dependence on its relationships with its collaboration partners, including their pursuit of regulatory approvals for partnered compounds in new indications, their adherence to their obligations under relevant collaboration agreements and the level of their investment in the resources necessary to complete clinical trials or successfully commercialize partnered compounds in the territories where they are approved; complexities and the unpredictability of regulatory review and approval processes in the U.S. and elsewhere; Exelixis’ continuing compliance with applicable legal and regulatory requirements; unexpected concerns that may arise as a result of the occurrence of adverse safety events or additional data analyses of clinical trials evaluating cabozantinib and other Exelixis products; Exelixis’ dependence on third-party vendors for the development, manufacture and supply of its products and product candidates; Exelixis’ ability to protect its intellectual property rights; market competition, including the potential for competitors to obtain approval for generic versions of Exelixis’ marketed products; changes in economic and business conditions; and other factors discussed under the caption “Risk Factors” in Exelixis’ Annual Report on Form 10-K filed with the SEC on February 7, 2023, and in Exelixis’ future filings with the SEC. All forward-looking statements in this Proxy Statement are based on information available to Exelixis as of the date of this Proxy Statement, and Exelixis undertakes no obligation to update or revise any forward-looking statements contained herein, except as required by law.

8 Exelixis, Inc.

Proxy Statement | Background to the Solicitation

BACKGROUND TO THE SOLICITATION

The Board evaluates, with senior management of the Company, the Company’s strategy, capital allocation framework and proposals, research and development (R&D) plans and operating expenses goals on an ongoing basis. This evaluation takes into account the perspectives of the Company’s shareholders, whose views are actively and regularly requested and received by the Company. Under the direction of the Board and senior management, the Company annually undertakes an expansive corporate planning process to drive alignment on the actions needed to implement the Company’s strategies, including its capital expenditures, operating expenses and R&D plans.

Throughout these processes and as part of its ongoing shareholder engagement, members of the Company’s senior management team met with representatives of Farallon on at least 52 occasions since Farallon’s most recent company investment position was made known to the Company in 2018. During these meetings with representatives of Farallon, and in a manner consistent with the Company’s ongoing engagement with its other shareholders, representatives of the Company discussed the Company’s R&D plans and results, recent data presentations, competitive developments, go-forward strategy, capital allocation framework, R&D plans and operating expenses goals.

The summary below details the significant contacts between the Company and Farallon, as well as associated entities supporting Farallon’s efforts, in connection with Farallon’s solicitation since January 26, 2023.

Initial Outreach by Farallon and Exchanges Between the Parties

On January 26, 2023, pursuant to applicable U.S. antitrust laws, Farallon provided a letter to the Company stating its intention to file notifications under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the HSR Act), to enable certain investment funds affiliated with Farallon to acquire voting securities of the Company. On February 22, 2023, the Federal Trade Commission granted early termination of the waiting periods applicable under the HSR Act with respect to those notifications.

On February 16, 2023, the Board received a letter from Farallon (the February 16 Letter), in which Farallon criticized the Company’s performance as “a result of the lack of focus in its R&D pipeline and inefficient capital allocation practices”. In the February 16 Letter, Farallon requested a meeting with the Board to discuss the matters raised therein. Following receipt of the February 16 Letter, Dr. Michael Morrissey, the Company’s Chief Executive Officer, contacted representatives of Farallon to arrange that meeting.

Initial Meeting with Farallon

On March 8, 2023, representatives of the Company, including Drs. Papadopoulos, Chairman of the Board; Willsey, Independent Director; and Morrissey met in person with representatives of Farallon, including Philip D. Dreyfuss and Drs. Chris Devine and Thomas Roberts Jr. (the March 8 Meeting). Drs. Papadopoulos, and Willsey had travelled from the east coast for this meeting, at which the parties discussed, among other things, the Company’s capital allocation framework, including its R&D strategy, tactics and processes, and the composition of the Board. During the meeting, Dr. Papadopoulos suggested that, subject to an appropriate confidentiality agreement, the Company would be willing to provide Farallon with certain non-public information regarding the Company’s business strategy and capital allocation plans to help Farallon better understand those strategies and plans and potentially ameliorate Farallon’s mistaken concerns. The participants also discussed the views of each party regarding the trading price of the Company’s common shares, with the Company’s representatives noting their view that the Company’s trading price had been substantially range bound since 2019 due to uncertainty associated with the ultimate outcome of the ongoing cabozantinib Abbreviated New Drug Application (ANDA) litigation. Farallon’s representatives responded by saying that, to the contrary, Farallon believed the Company’s trading price reflected the Company’s excessive R&D budget and unwise choice of projects as well as the Company’s failure to return capital to shareholders. The Farallon representatives then stated their view that the Board should enact immediate, drastic cuts to the Company’s R&D spend and form a Board committee to focus on capital allocation going forward, with the goal of rationalizing and focusing R&D spend, and significantly increase return of capital to shareholders via share repurchases. In addition, the Farallon representatives stated their view that four new, independent members should be appointed to the Board—including four selected by Farallon (Tomas Heyman, Hugh Rienhoff, David Johnson, and Robert Oliver, Jr.)—in place of four existing directors, and that those new Board members should be designated to serve on the new strategy and capital allocation committee as well as the existing R&D Committee of the Board (the R&D Committee). The Farallon representatives

2023 Proxy Statement 9

also asserted that the Company needed to engage in increased communications with investors with respect to the Company’s R&D spending and capital allocation priorities and practices and establish a one-year moratorium on open market equity sales by insiders. At that point, Dr. Papadopoulos volunteered that in the interest of goodwill he was prepared to sign a one-year lock up for his personal shares that had been largely acquired through open market purchases over the years.

On March 9, 2023, Drs. Papadopoulos, Morrissey, and Willsey received a follow-up letter from Farallon (the March 9 Letter). The March 9 Letter largely memorialized Farallon’s assertions from the March 8 Meeting: it stated that the Board should form a committee to focus on strategy and capital allocation, with the goal of proposing how to significantly rationalize and focus R&D spend and meaningfully return capital to shareholders via share repurchases; it further suggested that the Board should appoint four new, independent members selected by Farallon to the Board, Mr. Tomas Heyman, Mr. David Johnson, Mr. Robert Oliver, Jr., and Dr. Hugh Rienhoff, (who subsequently withdrew from consideration), in place of four existing directors, and designate such new Board members to serve on the new committee, as well as the R&D Committee; and finally, that the Board should communicate with investors with respect to the Company’s R&D spending and capital allocation priorities and practices and establish a one-year moratorium on open market equity sales by insiders.

On March 13, 2023, the Board held an update call, with representatives from the Company’s senior management and from Paul, Weiss, Rifkind, Wharton & Garrison LLP (Paul Weiss), the Company’s outside legal counsel, in attendance. During this call, members of the Board discussed Farallon’s requests as described in the March 9 Letter. Following this March 13 Board call, Drs. Papadopoulos and Morrissey had additional conversations with various Board members regarding the March 8 Meeting with Farallon, the March 9 Letter and Farallon’s request for representation on the Board.

On March 16, 2023, the Board held a meeting, with members of the Company’s senior management and representatives from Paul Weiss in attendance. At this meeting, senior management presented, and the Board considered, information concerning the advisability and prudent size and duration of a share repurchase program. Such a program had been under consideration and discussed by the Board over the past two years and so, in consideration of those prior discussions and the new information presented, the Board approved a $550 million share repurchase program. The Board also noted during its meeting that, as a means to return capital to shareholders, the share repurchase program would address one of the concerns raised by Farallon in its March 9 Letter.

Parties Engage in Settlement Discussions

On March 17, 2023, Drs. Papadopoulos, Morrissey and Willsey from the Company, and Mr. Dreyfuss and Drs. Devine and Roberts from Farallon met at the request of Farallon (the March 17 Meeting) to discuss the March 9 Letter. During the March 17 Meeting, Dr. Papadopoulos reiterated the Company’s offer to provide non-public information to Farallon to help Farallon better understand the Company’s business and capital allocation policy, including the Company’s R&D strategy, tactics and processes, subject to execution of an appropriate confidentiality agreement. Farallon’s representatives responded that Farallon would consider entering into such a confidentiality agreement. During the March 17 Meeting, Farallon’s representatives also identified to the Company’s representatives a revised slate of potential candidates for the Board, this time naming five individuals—Mr. Heyman, Mr. Johnson, and Mr. Oliver, Jr. as well as Dr. Rienhoff and Ms. Meridee Moore.

Company Interviews and Considers Farallon Candidates and Announces Share Repurchase

In response to Farallon’s identification of five potential Board candidates, beginning on March 18, 2023, and continuing throughout the week of March 20, 2023, members of the Board, including Drs. Papadopoulos, Morrissey, Willsey and Freire, and Julie Smith, and Jack Wyszomierski, moved quickly to schedule and then meet with each of the five Farallon candidates on at least thirteen separate occasions. Members of the Board also scheduled three additional meetings during this same time period with Dr. Rienhoff; however, these meetings were all cancelled by Dr. Rienhoff. On March 19, 2023, Dr. Papadopoulos met and interviewed Ms. Moore. During the course of this discussion Dr. Papadopoulos and Ms. Moore mutually agreed that she would not continue to pursue a potential Board nomination. Ms. Moore did not meet with any other members of the Board. Throughout the course of the extensive interview process with Farallon’s five potential candidates, the discussions focused on the candidate’s qualifications, including any meaningful scientific, medical and biopharmaceutical industry expertise, along with the candidate’s expected ability and desire to contribute to the Board as independent Board members and ultimate achievement of the Company’s goals. Following the completion of these interviews, it was the consensus of the participating Board members that Messrs. Heyman and Oliver, Jr. would be excellent

10 Exelixis, Inc.

Proxy Statement | Background to the Solicitation

candidates for the Board, based on their extensive experience in the biopharmaceutical industry and apparent alignment with the Company’s mission and goals.

On March 20, 2023, the Company publicly announced the Company’s $550 million share repurchase program, which the Board had approved at its meeting on March 16, 2023.

On March 20, 2023, a meeting also took place between the Company’s representatives, including Drs. Papadopoulos, Morrissey and Willsey, and Farallon’s representatives, including Mr. Dreyfuss and Drs. Devine and Roberts. During this meeting, the participants discussed Farallon’s views with regard to the composition of the Board, including the five individuals identified by Farallon as potential Board candidates. During the meeting, Dr. Papadopoulos raised the possibility of Farallon’s Dr. Roberts himself serving as a Board member and again invited Farallon to enter into an appropriately protective and customary confidentiality agreement to allow Farallon to have access to certain non-public information regarding the Company, consistent with the offers Dr. Papadopoulos had proposed at both the March 8 Meeting and the March 17 Meeting. During this meeting, Farallon’s representatives stated that Farallon would consider entering into such a confidentiality agreement and reiterated their belief that the Board should add new directors as part of a membership refresh. Also during this meeting, the Company representatives described the Company’s annual review procedures and process with respect to Board composition and the Farallon representatives raised the possibility that additional Company directors (in addition to the four directors Farallon proposed to depart from the Board in 2023) agree to leave the Board in 2024 (the Proposed 2024 Additional Director Departures).

On March 20, 2023, Farallon filed its initial Schedule 13D with respect to its ownership of shares of the Company’s common stock (Common Stock), reporting beneficial ownership of 7.2% of the Company’s outstanding shares of Common Stock. The Farallon Schedule 13D indicated that Farallon may be deemed to have formed a “group” with Mr. Johnson and Caligan Partners LP (Caligan), within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the Exchange Act), and Rule 13d-5(b)(1) thereunder. Caligan, on the same day, filed its initial Schedule 13D with respect to its ownership of Company Common Stock, reporting beneficial ownership of 0.26% of the Company’s outstanding shares of Common Stock. The Caligan Schedule 13D indicated that Caligan may be deemed to have formed a “group” with Farallon, within the meaning of Section 13(d)(3) of the Exchange Act and Rule 13d-5(b)(1) thereunder.

On March 21, 2023, Dr. Rienhoff emailed Dr. Papadopoulos to inform the Company that he was no longer interested in pursuing a nomination to the Board and would not be participating in further meetings with Board members.

On March 21, 2023, the Board also held an update call, with members of the Company’s senior management and representatives from Paul Weiss in attendance. During the course of this call, the Board members discussed the ongoing conversations with Farallon and related matters.

On March 23, 2023, the Company received Farallon’s notice of its intent to nominate Messrs. Heyman, Johnson, and Oliver, Jr. for election to the Board at the 2023 Annual Meeting (the Nomination Notice).

Later on March 23, 2023, the Board held an update call with members of the Company’s senior management and representatives from Paul Weiss in attendance. During this call, the Board members discussed the ongoing discussions with Farallon, the Nomination Notice and related matters.

Parties Negotiate Towards a Tentative Agreement Grounded in “Reasonable” Exchanges of Information

On March 24, 2023, representatives of the Company and Farallon held a meeting to discuss the Company’s business strategies, capital allocation framework, including its R&D processes, and the terms of a potential cooperation agreement between the parties. During this meeting, the participants also discussed the possibility of Dr. Roberts serving as a Board member and again discussed the possibility for the Company to provide non-public information to Farallon subject to the terms of an appropriately protective and customary confidentiality agreement, consistent with prior discussions between the parties at previous meetings with Farallon.

Later on March 24, 2023, the Board held an update call with members of senior management and representatives from Paul Weiss in attendance. During this call, the Board discussed the ongoing discussions with Farallon, the Nomination Notice and related matters.

2023 Proxy Statement 11

Over the course of March 24 and 25, 2023, Dr. Papadopoulos and Dr. Roberts had several conversations regarding the potential terms of a cooperation agreement and again discussed the possibility of the Company providing non-public information to Farallon subject to an appropriately protective and customary confidentiality agreement. The conversations culminated during the evening of March 25, 2023, when Dr. Roberts placed a phone call to Dr. Papadopoulos, during which Dr. Roberts suggested that Farallon and the Company could begin to work on “crafting a good faith public statement” announcing a settlement between the parties and that representatives of Farallon and the Company could look forward to “having the other parties over for a dinner to heal wounds”. Dr. Papadopoulos reiterated his offer, as a show of goodwill, to sign a two-year, rather than the one-year originally proposed, lock up for his personal shares, largely acquired through open market purchases over the years. Dr. Roberts also said that his counsel would be providing the Company with a written term sheet detailing the Farallon proposal.

Parties Engage on Definitive Documentation

In the overnight hours between March 25 and March 26, 2023, Dr. Papadopoulos received an email from Dr. Roberts attaching the term sheet setting forth Farallon’s proposal regarding certain key terms of the previously discussed cooperation agreement and related confidentiality agreement, pursuant to which the Company could provide non-public information to Farallon (the March 25/26 Term Sheet). The March 25/26 Term Sheet proposed, among other things, that:

››	the Board would immediately increase its size by two members and appoint Messrs. Heyman and Oliver, Jr.;

››	two to-be-identified incumbent directors would not stand for re-election at the Company’s 2023 Annual Meeting and the Board would thereafter be comprised of 11 directors;

››	the Board would form a new four-person committee to be named the “Strategy and Capital Allocation Committee” and appoint Messrs. Heyman and Oliver, Jr. as members of such committee;

››

the Board would undertake the Proposed 2024 Additional Director Departures by having two to-be-identified incumbent directors announce that they would not stand for re-election at the Company’s 2024 Annual Meeting;

››	Farallon would agree to standstill and voting commitments, with such obligations expiring 30 days prior to the director nomination deadline for the Company’s 2024 Annual Meeting;

››

the Company would consider in good faith hosting an “R&D and strategy day” for investors prior to January 1, 2024, and would consider inviting representatives of Farallon to present to the Board on Farallon’s perspectives regarding the Company’s capital allocation priorities and practices;

››	Dr. Papadopoulos would not sell any shares of Common Stock of the Company for twenty-four months; and

››

the parties would enter into a confidentiality agreement that would obligate the Company to provide Farallon with “confidential information, data, and studies, including with respect to the Company’s capital allocation policies and practices, for a period of at least five months, unless earlier terminated by Farallon.”

In addition, the March 25/26 Term Sheet would have required that, prior to January 1, 2024, the Company confirm to Farallon in writing that all material non-public information (if any) provided to Farallon by the Company or its representatives under the terms of the proposed confidentiality agreement had been publicly disclosed or did not continue to constitute material non-public information (this is known as a “cleansing provision”).

On March 26, 2023, Dr. Papadopoulos sent an email to Dr. Roberts, representatives of Paul Weiss, counsel to the Company, and representatives of Schulte Roth & Zabel LLP (SRZ), outside counsel to Farallon, suggesting that Paul Weiss and SRZ begin preparation and negotiation of definitive documentation setting forth the agreement of the parties (a Cooperation Agreement) and draft documentation pursuant to which the Company could provide certain non-public information to Farallon (a Confidentiality Agreement).

Later in the day of March 26, 2023, representatives of Paul Weiss and SRZ met to discuss the March 25/26 Term Sheet (the March 26 Meeting). During this March 26 Meeting, representatives of Paul Weiss, on behalf of the Company, communicated, among other things, that the Company would agree to Farallon’s proposal regarding an “R&D and strategy day” for investors prior to 2024, and, following Farallon’s receipt of non-public information about the Company pursuant to the terms of an appropriately protective and customary confidentiality agreement, including with respect to the term of the confidentiality obligations thereunder, would plan to invite Farallon to present to the Board on Farallon’s perspectives and

12 Exelixis, Inc.

Proxy Statement | Background to the Solicitation

recommendations with respect to the Company’s business strategies and capital allocation priorities and practices based on its review of such non-public information. Representatives of Paul Weiss, on behalf of the Company, further confirmed that the Company was willing to agree to the restriction on the sale of shares of Company Common Stock by Dr. Papadopoulos for the next 24-months, except under specific limited circumstances, and that the Company would be willing to agree to the “cleansing provision” requested by Farallon requiring the Company to confirm that Farallon was not in possession of material non-public information as of January 1, 2024.

During the course of the March 26 Meeting, representatives of Paul Weiss, on behalf of the Company, informed representatives of SRZ that the Company would only provide non-public information about the Company’s strategy, capital allocation framework, and R&D processes to the extent the Company was able to make a reasonable determination that such information was appropriate and would not put the Company at risk. The Paul Weiss representatives also conveyed that the Company would expect Farallon to agree that it would only make reasonable requests with respect to accessing the Company’s non-public information. Both of these requests were, as Paul Weiss explained, consistent with the intent of the information sharing offer originally proposed by Dr. Papadopoulos during the earlier meetings with Farallon. In addition, the Paul Weiss representatives, on behalf of the Company, stated that the Company would not agree to be required to provide Farallon with any material non-public information that the Company believed in good faith would not otherwise become public prior to January 1, 2024 (the Cleansing Date). Following the March 26 Meeting, representatives of Paul Weiss provided representatives of SRZ a revised term sheet (the Revised March 26 Term Sheet) reflecting the terms communicated during the March 26 Meeting.

On March 27, 2023, Paul Weiss, on behalf of the Company, provided SRZ, on behalf of Farallon, initial drafts of the Cooperation Agreement and the Confidentiality Agreement. The Cooperation Agreement provided by Paul Weiss contemplated, among other things, that:

(i)	the Board would immediately increase its size by two members and appoint Messrs. Heyman and Oliver, Jr. to fill the newly created vacancies;

(ii)	two incumbent directors would agree not to stand for re-election at the 2023 Annual Meeting and would leave the Board at that meeting;

(iii)	Farallon would agree to standstill and voting commitments;

(iv)	Farallon would agree to only make reasonable requests for non-public information from the Company;

(v)	the Company would retain the ability to make a reasonable determination regarding the scope of non-public information to be shared with Farallon; and

(vi)	the Company would not be required to provide Farallon with any material non-public information that the Company believed in good faith would not otherwise become public by the Cleansing Date.

The initial draft of the Confidentiality Agreement provided by Paul Weiss, on behalf of the Company, to SRZ, on behalf of Farallon, contemplated that, for a period of five months, the Company would provide Farallon with certain information, data, and studies, including with respect to the Company’s capital allocation policies and practices, and that Farallon would be required to keep such information confidential for a period of five years (the Standard Confidentiality Period). As discussed during the March 26 Meeting, the Company believed this period was appropriate given the highly sensitive and proprietary nature of the non-public information that could be provided under the proposed confidentiality agreement, and a common time period in the biopharmaceutical industry for maintaining the confidentiality of such information. In the draft, the Company also agreed to “cleanse” Farallon of any material non-public information provided to Farallon as a result of the Confidentiality Agreement by the Cleansing Date, with the exception that the Company would not be required to disclose any information to Farallon that the Company did not, in good faith, believe would be possible to make public prior to the Cleansing Date. As proposed by the Company, the Company’s obligations to provide information under the Confidentiality Agreement was subject to the Company’s ability to reasonably determine the scope of information that would be shared with Farallon.

Also on March 27, 2023, Farallon filed an amendment to the Schedule 13D previously filed by Farallon, reporting that Farallon had submitted the Nomination Notice to the Company on March 23, 2023. Caligan also filed an amendment to the Schedule 13D previously filed by Caligan, reporting that Mr. Johnson had entered into an agreement with Farallon pursuant

2023 Proxy Statement 13

to which, among other things, Mr. Johnson had agreed with Farallon to be nominated by Farallon for election to the Board at the 2023 Annual Meeting.

On March 28, 2023, representatives from Paul Weiss received revised drafts of the Cooperation Agreement and the Confidentiality Agreement from representatives of SRZ. The revised draft of the Cooperation Agreement proposed, among other things, that the Board would form a four-person “Strategy and Capital Allocation Committee” to support the Board’s review of the Company’s strategy and capital allocation practices. The revised Farallon draft also required the Board to expressly agree to undertake the Proposed 2024 Additional Director Departures and appoint one new director nominated by Farallon to the Nominating and Corporate Governance Committee of the Board (the NomGov Committee) and both new directors nominated by Farallon to the R&D Committee. Finally, the revised Farallon draft included a requirement that Paul Weiss would send an email, on behalf of the Company, to SRZ, on behalf of Farallon, confirming the Company’s agreement to Farallon making a presentation to the full Board. The revised Farallon draft deleted the ability of the Company to make a reasonable determination regarding the scope of information that would be provided to Farallon, the effect of which would be to require the Company to provide any and all information requested by Farallon, including any non-public and highly proprietary information regarding its R&D policies and practices, strategy, and capital allocation policies and practices. The revised draft Confidentiality Agreement provided by SRZ, on behalf of Farallon, also shortened the period Farallon was required to preserve confidentiality under the Standard Confidentiality Period from five years to 12 months, the effect of which would be that after such twelve-month period Farallon would be free to share without restriction competitively sensitive information regarding the Company’s proprietary systems and processes, intellectual property, in-process pipeline and clinical developments, HR matters, and pre-clinical and clinical studies and results.

On March 29, 2023, the Company provided its form D&O questionnaire to each of Messrs. Heyman and Oliver, Jr., which each candidate subsequently completed and returned to the Company on March 31, 2023, and April 1, 2023, respectively. The Company further informed each candidate that they would be receiving requests for their written consent to a background check via email. Messrs. Heyman and Oliver, Jr., provided such written consent on April 5, 2023, and April 4, 2023, respectively.

On March 30, 2023, representatives of Paul Weiss, on behalf of the Company, distributed further revised drafts of the Cooperation Agreement and the Confidentiality Agreement to SRZ, on behalf of Farallon. The revised draft Cooperation Agreement provided, among other things, that the Board would form a “Finance Committee” to assist the Board in its review of the Company’s capital allocation practices (consistent with the Company’s original draft) and appoint one new director nominated by Farallon to the NomGov Committee (consistent with Farallon’s proposal). The revised draft Cooperation Agreement also provided that, among other things, the Company would be able to make a reasonable determination regarding the scope of information that would be provided to Farallon and that Farallon would agree to only make reasonable requests regarding the Company’s non-public information. Furthermore, the Company would not be obligated to provide Farallon with non-public information that the Company determined in good faith would not otherwise have been made public prior to the Cleansing Date. The revised draft of the Confidentiality Agreement reflected that any requests being made by Farallon would have to be directed to Dr. Morrissey in order to ensure an orderly and efficient process of information sharing, and reinstated the Standard Confidentiality Period in order to protect the Company from the potential disclosure of its highly sensitive and proprietary non-public information (the March 30 Confidentiality Agreement).

Farallon Demands Unprecedented Breadth and Depth of Access to Company Confidential Information

Later in the day of March 30, 2023, representatives of the Company and Farallon held a telephone call (the March 30 Call) to discuss the scope of information that the Company would be required to provide under the terms of the Cooperation and Confidentiality Agreements under discussion between the parties. During this call, representatives of the Company noted that Farallon’s proposal would require the Company to disclose an unprecedented breadth and depth of highly sensitive and proprietary non-public information regarding the Company. Company representatives further indicated that Farallon’s position was substantially different from the type of information that had initially been the subject of discussion between the Company and Farallon. However, the Company indicated that, in a desire to clarify the type of information that would be reasonable and satisfactory to Farallon, the Company would be willing to consider a specific and limited list of the categories of information that would be provided to Farallon.

During the March 30 Call, the Farallon representatives responded that Farallon’s position was that Farallon should have the same unfettered access to the Company’s highly sensitive and proprietary non-public information as the members of the

14 Exelixis, Inc.

Proxy Statement | Background to the Solicitation

Board, which effectively meant that Farallon could have access to every piece of information in the possession of the Company but without the full scope of attendant duties and obligations (including fiduciary obligations to all the Company’s shareholders) owed by members of the Board to the Company.

Following the March 30 Call, representatives of Paul Weiss received further revised drafts of the Cooperation Agreement and the Confidentiality Agreement from representatives of SRZ. The revised draft Cooperation Agreement contemplated, among other things, that the Board would create a four-person “Capital Allocation Committee” to support the Board’s review of the Company’s capital allocation practices and that Mr. Heyman would join the R&D Committee. The revised draft Cooperation Agreement removed the ability of the Company to make a reasonable determination regarding the scope of information that would be shared with Farallon. Farallon’s revised draft further eliminated the requirement that Farallon could only make reasonable requests with respect to accessing the Company’s non-public information, meaning that Farallon reserved the right make unreasonable requests with respect to the Company’s highly sensitive and proprietary non-public information. The Farallon revisions to the draft of the Confidentiality Agreement provided on March 30, 2023, provided, among other things, that the Company would be obligated to provide Farallon with relevant materials provided to the Board and/or R&D Committee prior to the date of the Confidentiality Agreement and relevant material provided to the Board and/or the R&D Committee after the date of the Confidentiality Agreement but prior to October 1, 2023. In addition, the Farallon draft would require Dr. Morrissey and five (5) other to-be-identified Company executives to meet with Farallon on a weekly basis—every week of the year through at least August 2023—to discuss the Company’s non-public information related to the Company’s R&D policies and practices. Finally, the revised Farallon draft shortened the Standard Confidentiality Period from five years to two years, meaning that after two years Farallon would be free to share without restriction competitively sensitive information regarding the Company’s proprietary systems and processes, intellectual property, in-process pipeline and clinical developments, HR matters, and pre-clinical and clinical studies and results.

From March 30 to April 2, 2023, certain members of the Company’s senior management and the Board met to discuss the unprecedented terms that Farallon continued to propose in the drafts received from Farallon’s counsel on March 30, and the risks and potential liabilities to the Company and its shareholders if the Company was not permitted to make reasonable determinations with respect to the scope of competitively sensitive and non-public information to be provided to Farallon, particularly when Farallon would then be permitted to publicly share such competitively sensitive non-public information after a two-year period. Such members of senior management and the Board also noted that Farallon continued to request access to the same level of information as that provided to the Board but without agreeing to the heightened confidentiality obligations owed by Board members to the Company (including fiduciary obligations to all of the Company’s shareholders) that are indefinite in duration. Members of the Board noted that the Board had determined, at the time of their interviews, that Messrs. Heyman and Oliver, Jr. were excellent candidates, but that the Board could not concede to Farallon’s information and access demands due to the open-ended and far-reaching scope of disclosure requested and the related risks and potential liabilities of such disclosures to the Company and its shareholders.

On April 3, 2023, representatives of SRZ, on behalf of Farallon, and Paul Weiss, on behalf of the Company, met to discuss the drafts of the definitive documentation that had been shared by the parties. Representatives of Paul Weiss, on behalf of the Company, explained to SRZ, on behalf of Farallon, that the Company was not willing to enter into the draft Confidentiality Agreement on the terms proposed by Farallon due to the open-ended and far-reaching scope of disclosure required by Farallon, Farallon’s continuous rejection of the Company’s duty to make a reasonable determination regarding the scope of competitively sensitive, non-public information to be shared with Farallon, Farallon’s refusal to only make reasonable requests with respect to accessing the Company’s non-public information and Farallon’s insistence upon limiting the confidentiality period for the Company’s competitively sensitive, non-public information under the Confidentiality Agreement to just two years.

Later in the day on April 3, 2023, representatives of Paul Weiss distributed a revised draft of the Cooperation Agreement to representatives of SRZ that the Company believed reflected terms that had, in almost all cases, previously been accepted or proposed by Farallon. The Company did not provide a revised draft of the Confidentiality Agreement, consistent with the discussion between the parties’ representatives earlier on April 3, 2023.

2023 Proxy Statement 15

Farallon Publicly Announces Board Nominations

On April 4, 2023, Dr. Papadopoulos, while traveling internationally, received a voicemail from Dr. Roberts and a subsequent email from Dr. Roberts, indicating Dr. Roberts’s surprise that the Company was not willing to enter into the Confidentiality Agreement and stating his belief that the Company was “backing out of [their] agreement.” In his email Dr. Roberts noted that Farallon had been willing to sign the last draft of the Confidentiality Agreement prepared by the Company (the March 30 Confidentiality Agreement), notwithstanding the fact that Farallon had subsequently sent to the Company its own draft of the Confidentiality Agreement and had not accepted many terms contained in the March 30 Confidentiality Agreement prepared by the Company.

On April 5, 2023, without prior notice to the Company, Farallon issued a press release that, among other things, demanded the Company return “excess capital” to shareholders and indicated that Farallon would nominate Messrs. Heyman, Johnson, and Oliver, Jr. as candidates for election to the Board at the 2023 Annual Meeting.

On April 5, 2023, the Company issued a press release reiterating its commitment to shareholder value creation and describing its continued recent engagement with Farallon. The Company’s press release stated that the Company and Farallon reached a near-final agreement to avoid a proxy contest that would have resulted in the appointment two of Farallon’s nominees, Messrs. Heyman and Oliver, Jr., the retirement announcement of two long-standing existing directors and the formation of a new Capital Allocation Committee, all of which had initially been proposed by Farallon. The Company’s press release further disclosed that the Company was willing to consider sharing non-public information with Farallon pertaining to the Company’s R&D strategy, however because Farallon had demanded a highly unusual breadth and depth of information access as a non-negotiable part of any settlement, including unprecedented access to competitively sensitive non-public information regarding the Company’s pipeline, people and clinical trial data, the Company could not enter into a confidentiality agreement on such terms.

On April 6, 2023, Farallon filed a preliminary proxy statement to be used in connection with the 2023 Annual Meeting. In this filing, among other things, Farallon stated that “Farallon was willing to sign the March 30 Confidentiality Agreement”, referring to the draft provided by Paul Weiss to SRZ on March 30, 2023.

On April 7, 2023, Farallon filed a second amendment to the Schedule 13D previously filed by Farallon, reporting that it had filed a preliminary proxy statement with the SEC on April 6, 2023, and proposed solicitation of proxies in favor of the election of its nominees at the 2023 Annual Meeting.

On April 8, 2023, representatives of Paul Weiss, on behalf of the Company, contacted SRZ, on behalf of Farallon, indicating that, to the extent there had been a miscommunication between the parties, the Company desired to clarify that misunderstanding. Representatives of Paul Weiss, on behalf of the Company, informed representatives of SRZ, on behalf of Farallon, that if Farallon were prepared to execute the Cooperation Agreement and the Confidentiality Agreement specifying that the Company was only required to provide non-public information about the Company’s strategy, capital allocation framework, and R&D processes that was reasonably requested by Farallon and reasonably agreed to by the Company and reinstating the five year Standard Confidentiality Period, then so was the Company. Representatives of SRZ, on behalf of Farallon, stated Farallon’s agreement to move forward with the March 30 drafts referred only to the Confidentiality Agreement and they would check whether Farallon would be willing to agree on the Cooperation Agreement as well. Later that day, representatives of SRZ, on behalf of Farallon, contacted representatives of Paul Weiss, on behalf of the Company, and stated that Farallon was unwilling to execute either of the Confidentiality Agreement or the Cooperation Agreement.

On April 10, 2023, the Board held an update call, with members of the Company’s senior management and representatives of Paul Weiss, Centerview Partners and Morgan Stanley in attendance. At this meeting, members of the Board discussed the ongoing discussions with Farallon, the preliminary proxy filed by Farallon and potential next steps.

On April 12, 2023, the NomGov Committee held a meeting, with members of the Company’s senior management and representatives of Paul Weiss in attendance. At this meeting, members of the NomGov Committee discussed the ongoing negotiations with Farallon, the interviews conducted with the five potential candidates initially proposed by Farallon, the positive reception of the Board members to the candidacy of Messrs. Heyman and Oliver, Jr. and the fact that Mr. Feldbaum and Dr. Marchesi had recently informed the Board of their decision not to stand for re-election to the Board at the 2023 Annual Meeting. The NomGov Committee further discussed the qualifications of, and subsequently determined to support

16 Exelixis, Inc.

Proxy Statement | Background to the Solicitation

the election of, Messrs. Heyman and Oliver, Jr., after they were nominated by Farallon to stand for election at the 2023 Annual Meeting as directors of the Company and determined to recommend that the Board recommend in favor of the candidacy of Messrs. Heyman and Oliver, Jr.

Later in the day on April 12, 2023, the Board held a meeting, with members of the Company’s senior management and representatives of Paul Weiss. At this meeting, members of the NomGov Committee discussed the recommendation of the NomGov Committee to the Board. The Board discussed this recommendation, the qualifications of Messrs. Heyman and Oliver, Jr. to stand for election at the 2023 Annual Meeting as directors of the Company, and determined to recommend in favor of the candidacy of Messrs. Heyman and Oliver, Jr.

On April 13, 2023, the Company issued a press release announcing that Mr. Feldbaum and Dr. Marchesi would not stand for re-election to the Board at the 2023 Annual Meeting and disclosing the Board’s recommendation in favor of the candidacy of Messrs. Heyman and Oliver, Jr.

On April 17, 2023, the Company filed its preliminary proxy statement to be used in connection with the 2023 Annual Meeting.

Summary of Discussions

Set forth below is a summary of the bid/ask between the parties on key issues discussed by Farallon and its advisors and the Company and its advisors as of April 3, 2023.

Term	Final Farallon Position	Company’s Position

Return of Capital to Shareholders	Farallon requested that the Company implement a significant return of capital to its shareholders	Agreed and launched with the Company’s announcement of a $550 million share repurchase plan

Number and Identity of New Directors	Farallon requested that Tomas J. Heyman and Robert Oliver Jr. be appointed to the Board	Agreed

2023 Board Changes	Farallon requested that two current members of the Board not stand for re-election at the 2023 Annual Meeting	Agreed

2024 Board Changes	Farallon requested that an additional two current members of the Board not stand for re-election at the 2024 Annual Meeting	Rejected

Confidentiality Agreement	Concept of confidentiality agreement to cover capital allocations and R&D information to be provided by the Company to Farallon	Agreed

Formation of New Committee	Farallon requested that the Board form a new committee to support the Board’s comprehensive review of the Company’s capital allocation policies	Agreed

New Committee Membership	Farallon requested that both of its nominees be appointed to the newly formed committee	Agreed

NomGov Committee Membership	Farallon requested that one of its nominees be appointed to the NomGov Committee	Agreed

R&D Committee Membership	Farallon requested that one of its nominees be appointed to the R&D Committee	Agreed

2023 Proxy Statement 17

Term	Final Farallon Position	Company’s Position

IR Day	Farallon requested that the Company consider in good faith hosting a research and development and strategy day for investors	Agreed

Presentation	Farallon requested that the Board invite Farallon to present to the whole Board prior to September 2023 on Farallon’s perspectives and recommendations with respect to the Company’s capital allocation priorities and practices	Agreed

Insider Transactions	Farallon requested that Dr. Papadopoulos agree not to trade in the Company’s securities for a period of 24 months, with limited exceptions	Agreed

Confidentiality Agreement—Unreasonable Demands	Farallon requested open-ended access to any information regarding the Company, and would not agree to a reasonable limitation on their requests, which information would include full access to all Board and Committee books and all other Company information relating to R&D and capital allocation matters	Rejected given absence of any reasonable control over the information that could be required to be provided under the proposed confidentiality agreement

Confidentiality Agreement—Information Cleansing	Farallon requested the Company confirm prior to January 1, 2024, in writing that all material non-public information shared with Farallon has been publicly disclosed	Agreed

Confidentiality Period	Farallon requested the Confidentiality Period be two years	Rejected. The Company required five years

Weekly Meetings with CEO and Five other Executives	Farallon requested that Dr. Morrissey and five other executives of the Company make themselves available to meet with Farallon and its advisors every week of the year through August, 2023	Rejected

18 Exelixis, Inc.

Proposal 1 | Election of Directors

PROPOSAL 1

ELECTION OF DIRECTORS

Our Certificate of Incorporation and Bylaws provide for the annual election of each director. There are currently eleven directors on the Board and twelve nominees for director this year. Each of the nominees listed below is currently a director on the Board who was previously elected by stockholders. The Board’s nominees for director are:

Director Nominee	Age	Position	Director Since

Maria C. Freire, Ph.D.	68	Independent Director	2018

Alan M. Garber, M.D., Ph.D.	67	Independent Director	2005

Michael M. Morrissey, Ph.D.	62	President and Chief Executive Officer	2010

Stelios Papadopoulos, Ph.D.	74	Independent Chair of the Board	1994

George Poste, DVM, Ph.D., FRS	78	Independent Director	2004

Julie Anne Smith	52	Independent Director	2016

Lance Willsey, M.D.	61	Independent Director	1997

Jacqueline Wright	63	Independent Director	2021

Jack L. Wyszomierski	67	Independent Director	2004

In addition, the Board recommends election of two Farallon nominees:

Director Nominee	Age	Position	Director Since

Tomas J. Heyman	67	Independent Director Nominee	—

Robert Oliver, Jr.	64	Independent Director Nominee	—

If elected at the Annual Meeting, each of these director nominees would serve until the next annual meeting of stockholders and until the director’s successor is elected and has qualified, or, if sooner, until the director’s death, resignation or removal. Directors will be elected by a plurality of the votes cast. Abstentions and broker non-votes will have no effect on the election of directors. If any nominee becomes unavailable for election as a result of an unexpected occurrence, your shares will be voted for the election of such substitute nominee as the Board, after receiving the recommendation of the Nominating and Corporate Governance Committee of the Board, may propose. Each person nominated for election has agreed to serve if elected, and we have no reason to believe that any nominee will be unable to serve.

As described previously, Farallon has notified Exelixis of its intent to nominate three candidates for election as directors at the Annual Meeting. As a result, the election of directors will be considered a contested election as defined in Exelixis’ Bylaws and directors will be elected on a plurality basis. This means that the eleven (11) director nominees receiving the greatest number of “FOR” votes will be elected. “WITHHOLD” votes and any broker non-votes will be counted for purposes of determining if there is a quorum for this vote but will not be counted as votes cast and will result in the applicable nominee(s) receiving fewer votes cast “FOR” such nominee(s).

In the event that Farallon withdraws its nominees, abandons its solicitation or fails to comply with the universal proxy rules after a shareholder has already granted proxy authority, shareholders can still sign and date a later submitted GOLD proxy card. In the event that Farallon withdraws its nominees, abandons its solicitation or fails to comply with the universal proxy rules, any votes cast in favor of Farallon’s nominees will be disregarded and not be counted, whether such vote is provided on Exelixis’ GOLD proxy card or Farallon’s proxy card.

Our Board recommends that you vote “WITHHOLD” on the non-recommended Farallon nominee and encourages all stockholders to vote “FOR” the Board’s recommended nominees, each of whom is highly qualified. You may receive solicitation materials from Farallon, including proxy statements and proxy cards. Exelixis is not responsible for the accuracy or completeness of any information provided by or relating to Farallon or its nominees contained in solicitation materials filed or disseminated by or on behalf of Farallon or any other statements Farallon may make.

2023 Proxy Statement 19

If you are a registered holder and submit a validly executed GOLD proxy card but do not specify how you want to vote your shares with respect to the election of directors, then your shares will be voted in line with the Board’s recommendation with respect to the proposal, i.e., “FOR” the eleven nominees recommended by the Board and named in this proxy statement and “WITHHOLD” on the non-recommended Farallon nominee. Each nominee has consented to serve if elected. If any of the nominees nominated or recommended by the Board become unavailable to serve as a Director before the Annual Meeting, the Board may designate a substitute nominee. In that case, the persons named as proxies will vote for the substitute nominee designated by the Board. At this time, the Board knows of no reason why any of the nominees nominated or recommended by the Board would not be able to serve as a director if elected.

If you are a beneficial holder and properly mark, sign and return your GOLD voting instruction form or complete your proxy via Internet, your shares will be voted as you direct your bank or broker. However, if you sign and return your GOLD voting instruction form but do not specify how you want your shares voted with respect to the election of directors, then your shares may be voted in line with the Board’s recommendation with respect to the proposal, i.e., “FOR” the eleven nominees recommended by your Board and named in this proxy statement, depending on the bank or broker through which you hold your shares. If you are a beneficial holder and you vote “FOR” more than eleven nominees on your GOLD voting instruction form, your votes on the election of directors will be invalidated and not counted. In addition, depending on the bank or broker through which you hold your shares, your votes on all the other proposals may also be invalidated and not counted. Please carefully review the instructions provided by your bank or broker. It is therefore important that you provide specific instructions to your broker or bank regarding the election of directors so that your vote with respect to this item is counted.

We refer stockholders to Farallon’s proxy statement (the Farallon Proxy Statement) for the name, background, qualifications and other information concerning the non-recommended Farallon nominee. The Farallon Proxy Statement and form of proxy distributed by Farallon is available free of charge on the SEC’s website at www.sec.gov.

20 Exelixis, Inc.

Proposal 1 | Election of Directors

Board Independence, Diversity and Skills

The Board regularly evaluates the skills and experiences that it believes are desirable to be represented on the Board and best align with our strategic vision and business and operations. Below are certain qualifications, skills and experiences of the nominees that were nominated or recommended by the Board that we expect to contribute to the Board’s effectiveness as a whole.

2023 Proxy Statement 21

In addition, set forth below is biographical information for each nominee for election to our Board at the Annual Meeting. Incorporated within each biography is a description of the specific qualifications, skills and experiences of each nominee that led our Board to conclude that the individual should serve as a director as of the date of this Proxy Statement.

Exelixis Director Nominees

Maria C. Freire, Ph.D. Former President and Executive Director, Foundation for the National Institutes of Health

Director since 2018

Age 68

Key Qualifications and Expertise:

Our Board concluded that Dr. Freire should continue to serve as a director of Exelixis due to her training as a scientist, her knowledge and experience with respect to medical research, the pharmaceutical industry and government healthcare policymaking, as well as her leadership experience in the public sector.

Committee Assignments:

•   Audit Committee

•   Research & Development Committee

•   Risk Committee

Other Current Public Company Boards:

•   Alexandria Real Estate Equities, serving on the Nominating & Corporate Governance Committee and the Science & Technology Committee (chair)

•   Biogen Inc., serving on the Compensation and Management Development Committee

Maria C. Freire, Ph.D., has been a director since April 2018. From November 2012 to September 2021, Dr. Freire served as President and Executive Director and as a member of the board of directors of the Foundation for the National Institutes of Health. Previously, she served as President and as a member of the board of directors of the Albert and Mary Lasker Foundation from 2008 to 2012, as President and Chief Executive Officer of the Global Alliance for TB Drug Development from 2011 to 2008 and as Director of the Office of Technology Transfer at the National Institutes of Health from 1995 to 2001. Dr. Freire has served on the board of directors of Biogen Inc., a publicly held biopharmaceutical company focused on the treatment of serious diseases, since June 2021, on the board of directors of Alexandria Real Estate Equities, Inc., a publicly held urban office real estate investment trust uniquely focused on collaborative life science and technology campuses, since April 2012, and on the board of directors of Koneksa Health, a private digital biomarker company, since July 2022. She has previously served on the boards of numerous national and international organizations, including the Science Board of the U.S. Food and Drug Administration, the World Health Organization Commission on Intellectual Property Rights, Innovation and Public Health and the United Nations Secretary General’s High Level Panel on Access to Medicines. Dr. Freire is also a member of the National Academy of Medicine and the Council on Foreign Relations, and she is the recipient of numerous awards, including a 2017 Gold Stevie Award for “Woman of the Year,” the U.S. Department of Health and Human Services Secretary’s Award for Distinguished Service, the Arthur S. Fleming Award and the Bayh-Dole Award. Dr. Freire holds a Ph.D. in Biophysics from the University of Virginia and a B.S. from the Universidad Peruana Cayetano Heredia in Lima, Peru.

Alan M. Garber, M.D., Ph.D. Provost of Harvard University

Director since 2005

Age 67

Key Qualifications and Expertise:

Our Board concluded that Dr. Garber should continue to serve as a director of Exelixis due to his training as a physician and economist, his knowledge and experience with respect to the life sciences, healthcare and pharmaceutical industries, and his knowledge and experience with policymaking, regulatory issues and other governmental matters.

Committee Assignments:

•   Nominating and Corporate Governance Committee (chair)

•   Research & Development Committee

Other Current Public Company Boards:

•   Vertex Pharmaceuticals Incorporated, serving on the Audit & Finance Committee and the Scientific & Technology Committee

Alan M. Garber, M.D., Ph.D., has been a director since January 2005. He became Provost of Harvard University, Mallinckrodt Professor of Health Care Policy at Harvard Medical School, and a Professor in the Harvard Kennedy School of Government and in the Department of Economics at Harvard in September 2011. Before moving to Harvard, from 1998 until August 2011, he was the Henry J. Kaiser Jr. Professor, a Professor of Medicine, and a Professor (by courtesy) of Economics, Health Research and Policy, and of Economics in the Graduate School of Business at Stanford University. Dr. Garber also served as the Director of the Center for Primary Care and Outcomes Research and the Center for Health Policy at Stanford. During his tenure at Stanford University, Dr. Garber also served as a Senior Fellow at the Freeman Spogli Institute for International Studies and as a staff physician at the VA Palo Alto Health Care System. Dr. Garber has served as a member of the board of directors of Vertex Pharmaceuticals Incorporated, a publicly held biotechnology company focused on developing and commercializing therapies for the treatment of cystic fibrosis, since June 2017. In addition, Dr. Garber is a one of several co-founders and serves as the chair of the board of directors for Landmark Bio, PBLLC (f/k/a the Center for Advanced Biological Innovation and Manufacturing), a public benefit limited liability company in the Boston metro area created to encourage collaboration among multiple institutions, with the ultimate aim of promoting the development and production of cell and gene therapies, biologics, immunotherapies and other emerging technologies that can benefit patients. Dr. Garber is a member of the National Academy of Medicine, the American Society of Clinical Investigation, the Association of American Physicians and the American Academy of Arts and Sciences. He is a Fellow of the American College of Physicians, the Royal College of Physicians and the American Association for the Advancement of Science. Dr. Garber is also a Research Associate with the National Bureau of Economic Research and served as founding Director of its Health Care Program for nineteen years. He has also served as a member of the National Advisory Council on Aging at the National Institutes of Health, as a member of the Board of Health Advisers of the Congressional Budget Office and as Chair of the Medicare Evidence Development and Coverage Advisory Committee at the Centers for Medicare and Medicaid Services. Dr. Garber previously served on the editorial board of a number of acclaimed scientific journals and has received numerous awards and honors. Dr. Garber holds an A.B. summa cum laude, an A.M. and a Ph.D., all in Economics, from Harvard University, and an M.D. with research honors from Stanford University.

22 Exelixis, Inc.

Proposal 1 | Election of Directors

Michael M. Morrissey, Ph.D. President and Chief Executive Officer, Exelixis, Inc.

Director since 2010

Age 62

Key Qualifications and Expertise:

Our Board concluded that Dr. Morrissey should continue to serve as a director of Exelixis due to his leadership role as the President and Chief Executive Officer of Exelixis. Beyond his role as Exelixis’ principal executive officer, the Board also considered Dr. Morrissey’s extensive qualifications, including his training as a scientist, his significant knowledge and experience with respect to the biotechnology, healthcare and pharmaceutical industries, comprehensive leadership background resulting from service as an executive in the biotechnology industry, and his ability to bring historic knowledge and continuity to the Board.

Committee Assignments:

•   None

Other Current Public Company Boards:

•   Vera Therapeutics, Inc. (chair), serving on the Audit Committee and the Nominating and Corporate Governance Committee

Michael M. Morrissey, Ph.D., has served as a director and as Exelixis’ President and Chief Executive Officer since July 2010. Dr. Morrissey has held positions of increasing responsibility at Exelixis since he joined the company in February 2000, including serving as President of Research and Development from January 2007 until July 2010. From 1991 to 2000, Dr. Morrissey held several positions at Berlex Biosciences, last holding the position of Vice President, Discovery Research. Earlier in his career, Dr. Morrissey served as a Senior Scientist and Project Team Leader in Medicinal Chemistry at CIBA-Geigy Corporation. Dr. Morrissey has served as chair of the board of directors of Vera Therapeutics, Inc., a publicly held, clinical-stage biotechnology company focused on developing and commercializing transformative treatments for patients with serious immunological diseases, since April 2022, and as a member of the board of directors of XWPharma Ltd., a privately held, clinical-stage biopharmaceutical company dedicated to the discovery and development of novel therapeutics, from December 2020 to April 2023, and previously served as a member of the board of directors of CERo Therapeutics, Inc., a privately held biopharmaceutical company focused on next-generation cell-based therapies for cancer, from January 2022 to November 2022. He is the author of numerous scientific publications in medicinal chemistry and drug discovery and an inventor on 70 issued U.S. patents and 25 additional published U.S. patent applications. Dr. Morrissey holds a B.S. (Honors) in Chemistry from the University of Wisconsin and a Ph.D. in Chemistry from Harvard University.

Stelios Papadopoulos, Ph.D. Co-Founder and Chair of the Board, Exelixis, Inc.

Director since 1994

Age 74

Key Qualifications and Expertise:

Our Board concluded that Dr. Papadopoulos should continue to serve as a director of Exelixis due to his training as a scientist, his knowledge and experience with respect to the biotechnology, healthcare and pharmaceutical industries, his broad leadership experience resulting from extensive service on various boards, his knowledge and experience with respect to finance matters, and his ability to bring historic knowledge and continuity to the Board.

Committee Assignments:

•   Audit Committee

•   Compensation Committee

•   Research & Development Committee

Other Current Public Company Boards:

•   Biogen Inc., serving on the Corporate Governance Committee

•   Regulus Therapeutics, Inc. (chair), serving on the Audit Committee and the Nominating and Governance Committee

•   Eucrates Biomedical Acquisition Corp. (chair)

Stelios Papadopoulos, Ph.D., a co-founder of Exelixis, has been a director since December 1994 and the Chair of the Board since January 1998. Dr. Papadopoulos retired as Vice Chairman of Cowen & Co., LLC in August 2006 after six years as an investment banker with the firm, where he focused on the biotechnology and pharmaceutical sectors. Prior to joining Cowen & Co., he spent 13 years as an investment banker at PaineWebber, Incorporated, where he was most recently Chairman of PaineWebber Development Corp., a PaineWebber subsidiary focusing on biotechnology. He joined PaineWebber in April 1987 from Drexel Burnham Lambert, where he was a Vice President in the Equity Research Department covering the biotechnology industry. Prior to Drexel, he was a biotechnology analyst at Donaldson, Lufkin & Jenrette. Before coming to Wall Street in 1985, Dr. Papadopoulos was on the faculty of the Department of Cell Biology at New York University Medical Center. Dr. Papadopoulos was a co-founder of Anadys Pharmaceuticals, Inc., a publicly held biopharmaceutical company dedicated to improving patient care by developing novel medicines for the treatment of hepatitis C, acquired by Hoffmann-La Roche Inc. in November 2011. Dr. Papadopoulos served as a member of the board of directors of Anadys Pharmaceuticals from 2000 to 2011 and as its chairman in 2011, prior to its acquisition. Dr. Papadopoulos has also served as a member of the board of directors of four other publicly held companies: Biogen, Inc., a biopharmaceutical company focused on the treatment of serious diseases, since 2008, and as its chairman since 2014; Regulus Therapeutics Inc., a biopharmaceutical company focused on the development of medicines targeting microRNAs, since 2008, and as its chairman since 2013; Eucrates Biomedical Acquisition Corp., a special purpose acquisition company (SPAC) formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses, and as its chairman, since 2020; and BG Medicine, Inc., a diagnostics company focused on the development and commercialization of cardiovascular diagnostic tests, from 2003 until 2018. Dr. Papadopoulos was also co-founder and member of the board of directors of Cellzome Inc., a privately held drug discovery company acquired by GlaxoSmithKline in May 2012. In the not-for-profit sector, Dr. Papadopoulos is a co-founder and Chairman of Fondation Santé, a member of the board of visitors of Duke Medicine, and a member of the Global Advisory Board of the Duke Institute for Health Innovation. Dr. Papadopoulos holds an M.S. in Physics, a Ph.D. in Biophysics and an M.B.A. in Finance, all from New York University.

2023 Proxy Statement 23

George Poste, DVM, Ph.D., FRS Chief Scientist, Complex Adaptive Systems Initiative

Director since 2004

Age 78

Key Qualifications and Expertise:

Our Board concluded that Dr. Poste should continue to serve as a director of Exelixis due to his training as a scientist, his knowledge and experience with respect to the life sciences, healthcare and pharmaceutical industries, his broad leadership experience resulting from service on various boards, and his knowledge and experience with policymaking, regulatory issues and other governmental matters.

Committee Assignments:

•   Research & Development Committee (chair)

•   Risk Committee

Other Current Public Company Boards:

•   None

George Poste, DVM, Ph.D., FRS, has been a director since August 2004. Since February 2009, Dr. Poste has been the Chief Scientist at Complex Adaptive Systems Initiative and Regents’ Professor and Del E. Webb Professor of Health Innovation at Arizona State University. From May 2003 to February 2009, Dr. Poste served as the director of the Biodesign Institute at Arizona State University. Dr. Poste has served as the Chief Executive Officer of Health Technology Networks, a consulting company that specializes in the application of genomic technologies and computing in healthcare, since 2000. From 1992 to 1999, he was the Chief Science and Technology Officer and President, R&D, of SmithKline Beecham Corporation, a pharmaceutical company (later merged into GlaxoSmithKline plc). Dr. Poste served on the Defense Science Board of the U.S. Department of Defense from 2001 to 2010 and is a member of other organizations dedicated to advancing defenses against bioweapons and biowarfare. Dr. Poste has served as a member of the board of directors of Caris Life Sciences, a privately held medical diagnostics company, since 2009, as a member of the board of directors of InanoBio, Inc., a privately held biotechnology company, since 2021, and as a member of the board of directors of MediSix Therapeutics Pte. Ltd. (Singapore), a privately held immune engineering company developing novel cellular therapies to address Ta cell malignancies, since December 2022. Previously, Dr. Poste served as a member of the board of directors of Monsanto Company, a publicly held provider of agricultural products and solutions, from February 2003 until its acquisition by Bayer Aktiengesellschaft in June 2018, and as the Non-Executive Chairman of Orchid Cellmark, Inc., a publicly held DNA forensics company, from April 2000 until its acquisition by the Laboratory Corporation of America in August 2009. Dr. Poste is a Fellow of the Royal Society, the UK Academy of Medical Sciences, Hoover Institution, Stanford University, and various other prestigious organizations and has been awarded honorary doctorates from several universities. Dr. Poste holds a DVM in veterinary medicine and a Ph.D. in Virology from the University of Bristol, England and Board Certification in Pathology from the Royal College of Pathologists.

Julie Anne Smith Chief Executive Officer, Nuvig Therapeutics, Inc.

Director since 2016

Age 52

Key Qualifications and Expertise:

Our Board concluded that Ms. Smith should continue to serve as a director of Exelixis due to her knowledge and experience with respect to biotechnology, healthcare and pharmaceutical industries and her broad leadership experience resulting from service as an executive in the pharmaceutical industry.

Committee Assignments:

•   Audit Committee

•   Compensation Committee (chair)

Other Current Public Company Boards:

•   Stoke Therapeutics, Inc., serving on the Compensation Committee

Julie Anne Smith has been a director since September 2016. Since January 2023, Ms. Smith has served as Chief Executive Officer and a member of the board of directors of Nuvig Therapeutics, Inc., a privately held biopharmaceutical company developing proprietary recombinant human therapeutics for patients with autoimmune disease. Previously, Ms. Smith served as President and Chief Executive Officer and as a member of the board of directors of ESCAPE Bio Inc., a privately held, clinical-stage biopharmaceutical company developing novel, precisely targeted therapeutics for genetically defined neurodegenerative diseases, from August 2018 to December 2022, and as President and Chief Executive Officer and as a member of the board of directors of Nuredis, Inc., a privately held biotechnology company, from July 2017 to June 2018. Prior to Nuredis, she served as President and Chief Executive Officer of Raptor Pharmaceutical Corp., a publicly held biopharmaceutical company focused on developing and commercializing transformative treatments for people affected by rare and debilitating diseases, from January 2015 until the company’s acquisition by Horizon Pharma plc in October 2016, where she also served as Executive Vice President and Chief Operating Officer from 2012 to 2014. From 2008 to 2012, Ms. Smith served as Chief Commercial Officer of Enobia Pharmaceuticals prior to the company’s acquisition by Alexion Pharmaceuticals, Inc. Previously, Ms. Smith served as Vice President of Commercial at Jazz Pharmaceuticals plc from 2006 to 2008, as Vice President, Global Marketing at Genzyme General from 2001 to 2005, and helped to establish the operations and business development function for the biotech start-up, Novazyme Pharmaceuticals, from 2000 to 2001. Ms. Smith began her industry career at Bristol-Myers Squibb Company in 1996. Ms. Smith has served as a member of the board of directors of Stoke Therapeutics, Inc., a publicly held biotechnology company pioneering a new way to treat the underlying cause of genetic diseases by precisely unregulating protein expression, since June 2020. Previously, Ms. Smith served as a member of the board of directors of Audentes Therapeutics, Inc. a publicly held, clinical-stage biotechnology company focused on developing and commercializing gene therapy products for patients suffering from serious, life-threatening rare diseases caused by single gene defects, from December 2016 until its acquisition by Astellas Pharma Inc. in January 2020, and as a Director on the Health and Emerging Companies Sections of the Biotechnology Innovation Organization (BIO) board. Ms. Smith holds a B.S. in biological and nutritional sciences from Cornell University.

24 Exelixis, Inc.

Proposal 1 | Election of Directors

Lance Willsey, M.D. Founding Partner, DCF Capital

Director since 1997

Age 61

Key Qualifications and Expertise:

Our Board concluded that Dr. Willsey should continue to serve as a director of Exelixis due to his skill as a physician, his knowledge and experience with respect to the life sciences and healthcare industries, and his knowledge and experience with respect to finance matters.

Committee Assignments:

•   Compensation Committee

•   Research & Development Committee

Other Current Public Company Boards:

•   None

Lance Willsey, M.D., has been a director since April 1997. Dr. Willsey was a founding partner of DCF Capital, a hedge fund focused on investing in the life sciences, from July 1998 to March 2002, and currently is a consultant to institutional investors in the field of oncology. Since 2000, Dr. Willsey has served on the Visiting Committee of the Department of Genitourinary Oncology at the Dana-Farber Cancer Institute at Harvard Medical School. From July 1997 to July 1998, Dr. Willsey served on the Staff Department of Urologic Oncology at the Dana-Farber Cancer Institute. From July 1996 to July 1997, Dr. Willsey served on the Staff Department of Urology at Massachusetts General Hospital at Harvard University School of Medicine, where he was a urology resident from July 1992 to July 1996. From 2000 to 2010, Dr. Willsey served a member of the board of directors of Exact Sciences Corporation, a publicly held molecular diagnostics company focused on the early detection and prevention of the deadliest forms of cancer. Dr. Willsey holds a B.S. in Physiology from Michigan State University and an M.S. in Biology and an M.D., both from Wayne State University.

Jacqueline (Jacky) Wright Senior Partner, Chief Technology and Platform Officer, McKinsey & Company

Director since 2021

Age 63

Key Qualifications and Expertise:

Our Board concluded that Ms. Wright should continue to serve as a director of Exelixis due to her extensive experience in digital transformation, as well as her broad business and leadership experience in both the private and public sectors.

Committee Assignments:

•   Nominating and Corporate Governance Committee

•   Risk Committee

Other Current Public Company Boards:

•   nVent Electric plc, serving on the Compensation and Human Capital Committee and the Governance and Social Responsibility Committee

Jacqueline Wright has been a director since December 2021. Since November 2022, Ms. Wright has served as Senior Partner, Chief Technology and Platform Officer, of McKinsey & Company. Previously, she served as Corporate Vice President & Chief Digital Officer, U.S. Business, of Microsoft Corporation, a multinational technology company, from November 2019 to November 2022. She also served as Chief Digital & Information Officer for HM Revenue & Customs, the tax department of the United Kingdom Government, under a secondment arrangement from October 2017 to November 2019, and served in various roles at Microsoft Corporation from September 2011 to October 2017, including Corporate Vice President, IT Strategic Enterprise Services and Corporate Vice President, Core Services Engineering Platform. Before joining Microsoft, Ms. Wright served in chief information officer roles for multiple large companies, including BP plc and General Electric Company. Ms. Wright has served as a member of the board of directors of nVent Electric plc, a publicly held provider of electrical connection and protection solutions, since March 2020, and as a member of the board of directors of Russell Reynolds Associates, Inc., a privately held global leadership advisory and search firm, since June 2021. In the not-for-profit sector, she is a member of the board of directors of the MxD Manufacturing Council, the board of councilors of the Center for Global Health Innovation, the Industry Advisory Board for the Institute of Coding (UK) and the data analytics advisory board of Bernard M. Baruch College, City University of New York, having previously served on the board of trustees of Harvey Mudd College and the board of trustees of Prostate Cancer UK. Ms. Wright holds a B.B.A. in Computer Information Systems & Accounting from Bernard M. Baruch College, City University of New York.

2023 Proxy Statement 25

Jack L. Wyszomierski Former Executive Vice President and Chief Financial Officer, VWR International, LLC

Director since 2004

Age 67

Key Qualifications and Expertise:

Our Board concluded that Mr. Wyszomierski should continue to serve as a director of Exelixis due to his extensive financial reporting, accounting and finance experience, as well as his experience in the healthcare and life sciences industries. These qualities have also formed the basis for the Board’s decision to appoint Mr. Wyszomierski as a member and Chair of the Audit Committee.

Committee Assignments:

•   Audit Committee (chair)

•   Nominating and Corporate Governance Committee

Other Current Public Company Boards:

•   XOMA Corporation, serving on the Audit Committee and the Compensation Committee

•   Athersys, Inc., serving on the Audit Committee, the Compensation Committee and the Nominations, Governance and Compliance Committee (chair)

•   SiteOne Landscape Supply, Inc., serving on the Audit Committee and the Nominating & Corporate Governance Committee (chair)

Jack L. Wyszomierski has been a director since February 2004. From June 2004 to June 2009, Mr. Wyszomierski served as the Executive Vice President and Chief Financial Officer of VWR International, LLC, a supplier of laboratory supplies, equipment and supply chain solutions to the global research laboratory industry. From 1982 to 2003, Mr. Wyszomierski held positions of increasing responsibility within the finance group at Schering-Plough Corporation, a health care company, culminating with his appointment as Executive Vice President and Chief Financial Officer in 1996. Prior to joining Schering-Plough, he was responsible for capitalization planning at Joy Manufacturing Company, a producer of mining equipment, and was a management consultant at Data Resources, Inc. Mr. Wyszomierski has served: as a member of the board of directors of XOMA Corporation, a publicly held biotech royalty aggregator, since August 2010; as a member of the board of directors of Athersys, Inc., a publicly held company engaged in the discovery and development of therapeutic product candidates, since June 2010; and as a member of the board of directors of SiteOne Landscape Supply, Inc., a publicly held company that distributes landscape supply products, since April 2016. Mr. Wyszomierski previously served as a member of the board of directors of: Unigene Laboratories, Inc., a publicly held biopharmaceutical company, from April 2010 to July 2013; AssuraMed Holding, Inc., a privately held distributor of home healthcare products, from January 2011 until its acquisition by Cardinal Health Inc. in March 2013; and Solenis, Inc., a privately held chemicals producer from August 2014 until its acquisition by Platinum Equity in November 2021. Mr. Wyszomierski holds a M.S. in Industrial Administration and a B.S. in Administration, Management Science and Economics from Carnegie Mellon University.

Exelixis Recommended Farallon Nominees

Tomas J. Heyman Consultant and Interim Chief Executive Officer, Interlaken Therapeutics, Inc.

New Director Nominee

Age 67

Key Qualifications and Expertise:

Our Board concluded that Mr. Heyman should serve as a director of Exelixis due to his significant leadership experience in the pharmaceutical sector, as well as his extensive experience serving on the boards of several public and private companies.

Committee Assignments:

•   N/A

Other Current Public Company Boards:

•   Akero Therapeutics, Inc.

•   OptiNose, Inc.

•   Invivyd, Inc., serving on the Compensation Committee

•   Legend Biotech Corporation

•   Xilio Therapeutics, Inc.

Tomas J. Heyman has served as a consultant to Interlaken Therapeutics, Inc., a biotechnology company, and as its interim Chief Executive Officer, since 2021. Since 2020, Mr. Heyman has served as Operating Partner at Bioqube Ventures, a life sciences investment firm. Previously, Mr. Heyman served as the President of Johnson & Johnson’s Corporate Venture Capital Group, the venture capital arm of Johnson & Johnson, a pharmaceutical and consumer packaged goods company, from 2015 to 2019, and as the Global Head of Business Development for Johnson & Johnson’s Pharmaceutical Group from 1992 to 2015. In addition, Mr. Heyman served as Managing Director of Janssen Pharmaceutica, a pharmaceutical company and an affiliate of Johnson & Johnson, from 2008 to 2016. Mr. Heyman began his career as a member of the legal department of Janssen Pharmaceutica in 1982. Mr. Heyman has served as Non-Executive Chairman of the board of directors of Venatorx Pharmaceuticals, Inc., a pharmaceutical company, since 2023. Since 2022, he has served on the board of directors of Legend Biotech Corporation, a biotechnology company, and Xilio Therapeutics, Inc., a biotechnology company, where he also serves as the Chair of the Corporate Governance and Nominating Committee and as a member of the Audit Committee. Mr. Heyman has served on the board of directors, as Chair of the Compensation Committee, and as a member of the Audit Committee of Invivyd, Inc. (formerly Adagio Therapeutics), a biopharmaceutical company, since 2021. Since 2020, Mr. Heyman has served as a member of the board of directors and the Corporate Governance and Nominating Committee of OptiNose, Inc. (NASDAQ: OPTN), a specialty pharmaceutical company. In addition, since 2020, Mr. Heyman has served on the board of directors of Akero Therapeutics, Inc., a biotechnology company, where he also serves as the Chair of the Corporate Governance and Nominating Committee and a member of the Audit Committee. Mr. Heyman has served on the board of directors of Interuniversitair Micro-Electronica Centrum VZW, a Belgian non-profit organization specializing in micro- and nano-electronic research, since 2012. Previously, Mr. Heyman served as a member of the Supervisory Board of Crucell NV, a biotechnology company. In addition to his private and public company experience, since 2018, Mr. Heyman has served on the board of directors of the International Biomedical Research Alliance, a non-profit organization focused on biomedical research. Mr. Heyman holds a Master of Laws from Katholieke Universiteit Leuven. He continued with post-graduate studies in International Law in Geneva, Switzerland, and post-graduate studies in Business Management at the University of Antwerp in Belgium.

26 Exelixis, Inc.

Proposal 1 | Election of Directors

Robert (Bob) Oliver, Jr. Executive Advisor

New Director Nominee

Age 64

Key Qualifications and Expertise:

Our Board concluded that Mr. Oliver should serve as a director of Exelixis due to his various memberships on the boards of directors of pharmaceutical and biotechnology companies and his extensive experience in financial strategy and business development.

Committee Assignments:

•   N/A

Other Current Public Company Boards:

•   PsyBio Therapeutics Corp.

Robert Oliver, Jr. has served on the board of directors of PsyBio Therapeutics Corp., a biotechnology company, since 2021; Neurotez, Inc., a biotechnology company, since 2017; and Hyalo Technologies, LLC, a biotechnology and biopharmaceutical company, since 2017. In addition, Mr. Oliver has served as an Executive Advisor of CELLIX Biosciences, a biopharmaceutical company, since 2018, and Hyalo Technologies, LLC, since 2017. Previously, Mr. Oliver served on the board of directors and as Executive Advisor of Medison Canada from 2018 to 2022 and on the board of directors of Immunomedics, Inc., a biotechnology company, from January 2017 to March 2017. From 2010 to 2020, Mr. Oliver served in a variety of senior positions at Otsuka America Pharmaceutical, Inc., a pharmaceutical company and subsidiary of Otsuka Holdings Co. Ltd., including President and Chief Executive Officer from 2016 to 2017, President and Chief Operating Officer from 2014 to 2016, and Vice President of Sales and Marketing from 2010 to 2014, and as Chairman of Otsuka Canada Pharmaceutical, Inc. from 2016 to 2020. Prior to joining Otsuka, Mr. Oliver served in a variety of senior positions at Wyeth Pharmaceuticals, a pharmaceutical company, where he also served as Senior Vice President from 2008 to 2010 and Vice President from 2005 to 2008. Mr. Oliver began his career with Johnson & Johnson, a pharmaceutical and consumer packaged goods company, where he held a variety of positions from 1989 to 2005. In addition to his public company board experience, Mr. Oliver serves on the Pharma Board of Advisors at Saint Joseph’s University and on the Board of Governors of the Accreditation Council for Medical Affairs. Mr. Oliver holds a B.A. from Rutgers University and an M.B.A. from Saint Joseph’s University.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE FOLLOWING PERSONS NOMINATED OR RECOMMENDED BY THE BOARD:

›› Maria C. Freire, Ph.D.	›› George Poste, DVM, Ph.D., FRS
›› Alan M. Garber, M.D., Ph.D.	›› Julie Anne Smith
›› Tomas J. Heyman	›› Lance Willsey, M.D.
›› Michael M. Morrissey, Ph.D.	›› Jacqueline (Jacky) Wright
›› Robert (Bob) Oliver, Jr.	›› Jack L. Wyszomierski
›› Stelios Papadopoulos, Ph.D.

2023 Proxy Statement 27

Corporate Governance

Please note that information found on, or accessible through, our website is not a part of, and is not incorporated into, this Proxy Statement.

Corporate Governance Guidelines

We have adopted written Corporate Governance Guidelines, which may be viewed at www.exelixis.com under the caption “Investors & Media—Corporate Governance—Corporate Governance Documents and Information.” This document covers, among other topics, director independence, board composition, structure and functioning, director selection criteria, diversity, committees of the board, board and board committee evaluations, overboarding guidelines and our majority voting policy. Our Board regularly reviews, and modifies from time to time, our Corporate Governance Guidelines, Board committee charters and Board practices.

Corporate Code of Conduct

We have adopted a Corporate Code of Conduct, which functions as our Code of Ethics under the SEC rules and applies to all directors, officers and employees, including the principal executive officer and principal financial/accounting officer. The Corporate Code of Conduct is posted on our website at www.exelixis.com under the caption “Investors & Media—Corporate Governance—Corporate Governance Documents and Information.” We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding an amendment to, or waiver from, a provision of this Corporate Code of Conduct by posting such information on our website, at the address and location specified above and, to the extent required by the listing standards of the Nasdaq Stock Market, by filing a Current Report on Form 8-K with the SEC, disclosing such information.

Our Corporate Code of Conduct reflects our corporate values and describes how our officers, directors, employees and contractors are expected to conduct themselves when representing Exelixis. It also underscores our commitment to strive to comply with laws that regulate our business activities as a biotechnology company. Our employees receive regular training on our Corporate Code of Conduct, which includes consequences of taking actions that would constitute a violation of our Corporate Code of Conduct.

Included in our Corporate Code of Conduct are procedures for employees to report potential violations to our Ethics Committee, which is chaired by our Chief Executive Officer and includes other members of our senior management team. To help ensure our employees feel comfortable raising good faith questions or concerns with respect to our Corporate Code of Conduct or our other policies, these reports can be made confidentially (or anonymously) via our Ethics Helpline, and we maintain a strict policy against any retaliation or discrimination towards an employee who makes such a report. The Board, through the Audit Committee, regularly receives reports of disclosures made through the Ethics Helpline, as well as any concerns raised to the Ethics Committee or otherwise submitted through our internal compliance reporting system. The Audit Committee is responsible for the oversight of such matters, or as appropriate, will assign such oversight to another committee of the Board.

Director Independence

We have adopted standards for director independence pursuant to Nasdaq listing standards, which require that a majority of the members of a listed company’s board of directors qualify as “independent,” as affirmatively determined by the board of directors. An “independent director” means a person other than an officer or employee of Exelixis or one of our subsidiaries, or another individual having a relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his or her family members, and Exelixis, its senior management or its independent registered public accounting firm, the Board has affirmatively determined that Drs. Freire, Garber, Marchesi, Papadopoulos, Poste and Willsey, Messrs. Wyszomierski and Feldbaum and Mses. Smith and Wright, who are ten of the eleven members of the Board, represent a majority of the Board and are independent under applicable SEC rules and the Nasdaq listing standards. Dr. Morrissey, our President and Chief Executive Officer, is not independent by virtue of his employment with Exelixis. In addition, the Board has also determined that: (i) all directors who serve on the Audit, Compensation and Nominating and Corporate Governance Committees are independent under applicable Nasdaq listing standards; and (ii) all members of the Audit Committee meet the independence requirements under the Exchange Act.

28 Exelixis, Inc.

Proposal 1 | Corporate Governance

Special Note Regarding Independence of Dr. Papadopoulos. Dr. Papadopoulos is considered a “co-founder” of Exelixis as a result of financial contributions he made during the earliest part of its history and his role in assembling and advising the scientists who ultimately served as the company’s earliest management team. However, he has never been employed by us or otherwise involved with any daily business operations and, moreover, Exelixis’ management team today is composed of entirely different individuals from the company’s earliest management team. Accordingly, the Board has determined that Dr. Papadopoulos is independent under applicable SEC rules and the Nasdaq listing standards and is qualified to serve as our Chair and on our Audit Committee, as the Board believes that he has no interest, business or other relationship (including no family relationships) that could, or could reasonably be perceived to, materially interfere with his ability to act in the best interests of Exelixis.

Board Leadership Structure

The Board does not have a formal policy on whether the role of Chair and Chief Executive Officer should be separate or combined. Our Corporate Governance Guidelines provide that the Board will select its Chair and the Chief Executive Officer in the manner it considers to be in the best interests of our company. Currently, we have an independent Chair of the Board separate from the Chief Executive Officer. The Board believes this bifurcated structure provides for independent oversight of management and strong Board leadership, while allowing for the effective management of company affairs. The Board believes that if the positions of Chair and Chief Executive Officer are combined, the appointment of a lead independent director would be necessary for effective governance. Accordingly, our Corporate Governance Guidelines provide that if the roles are combined, the independent directors of the Board must appoint a lead independent director. Our Corporate Governance Guidelines further provide that the lead independent director would: (i) preside at all meetings of the Board at which the Chair is not present, including executive sessions of the independent directors; (ii) have the authority to call meetings of the independent directors; (iii) serve as the principal liaison on Board-wide issues between the independent directors and the Chair; and (iv) have such other authority and duties as the Board may from time to time determine. The Board believes that this flexible approach provides it with the ability to establish a leadership structure that, based upon its judgment, is in the best interests of our company and those of our stockholders at any given time.

Role of the Board in Risk Oversight

Management is responsible for assessing, managing and mitigating the various risks associated with our business and operational activities, including, without limitation, strategic, operational, financial, regulatory and cybersecurity risks that may exist from time to time. Management has implemented appropriate risk management structures, policies and procedures, and manages our risk exposure on a day-to-day basis. In accordance with our Corporate Governance Guidelines, the Board, both directly and through its committees (including the Risk Committee), oversees the proper functioning of our internal risk management processes. In their specific risk oversight roles, the Board and the Risk Committee evaluate whether management has reasonable controls in place to address material risks currently facing our company and those we may face in the future. The Board, the Risk Committee and other committees meet at regularly scheduled and special meetings throughout the year at which management reports to the Board concerning the results of its risk management activities, as well as external changes that may change the levels of business risk to which we are exposed.

The Board delegates certain of its risk oversight responsibilities to its various committees as follows:

››

Our Audit Committee oversees the management of risks relating to financial reporting or fraud, securities trading and tax matters. Our Audit Committee also reviews any proposed related party transactions to ensure we do not engage in transactions that would create a conflict of interest or result in harm to us.

››

Our Compensation Committee periodically assesses our compensation policies and practices, including structuring and reviewing our executive compensation programs and conducting an annual compensation risk assessment, to determine whether these policies or practices are reasonably likely to have a material adverse effect on us. Our Compensation Committee also assists the Board in its oversight of our human capital management function.

››

Our Nominating and Corporate Governance Committee oversees our governance practices and the management of related risks, including director independence and Board composition and succession of both the Board and CEO, and the development and administration of our Code of Conduct.

››

Our Research & Development Committee evaluates risks associated with the scientific discovery process, preclinical and clinical development programs, to the extent not within the purview of the Risk Committee’s oversight of our compliance programs.

2023 Proxy Statement 29

››

Our Risk Committee assists the Board with oversight of our internal risk management framework, policies, guidelines and infrastructure, and, if called for, its administration of government and other investigations and material litigation matters. The Risk Committee receives reports from management’s Ethics Committee and also oversees management in the dispatch of its responsibility to administer our various compliance programs, including, but not limited to, data privacy and cybersecurity, drug safety, healthcare compliance and quality management. Finally, the Risk Committee oversees our business and operational risks that are not specifically allocated to the Board or another committee of the Board, and also evaluates risk management trends in order to advise the Board on best practices with respect to risk management strategy and implementation. The Risk Committee provides periodic reports to the full Board.

Senior management presents the full Board with frequent business updates during both regular Board meetings and monthly teleconferences, at which time the Board provides management with feedback, makes recommendations and, as needed, issues directives to address our risk exposure.

Prohibitions on Derivative, Hedging, Monetization and Other Transactions

We maintain an insider trading policy that applies to directors and employees, including our executive officers, which prohibits certain transactions in our stock, including short sales, puts, calls or other transactions involving derivative securities, hedging or monetization transactions, purchases of Exelixis securities on margin or borrowing against an account in which Exelixis securities are held, or, subject to the following exception, pledging Exelixis stock as collateral for a loan. There are no exceptions to these prohibitions, other than the pledging of Exelixis stock as collateral for a loan, which requires prior approval of Exelixis’ Securities Compliance Committee (comprising senior members of our legal and finance teams). Before granting the exception, the Securities Compliance Committee will require such director or employee to establish his or her financial capacity to repay the loan without resort to the pledged securities, and the pledged securities may not be sold without the advance written consent of the Securities Compliance Committee. As of the date of this Proxy Statement, no shares of Exelixis stock are pledged by any of our directors or executive officers.

Corporate Responsibility and Sustainability

Exelixis’ mission is to help cancer patients recover stronger and live longer. In addition to delivering for patients, we are also focused on contributing positively to society at large. To that end, Exelixis expects that its employees will commit to the highest standards of ethical behavior and maintain values and principles that reflect both global awareness and sustainability. This entails integrating environmental, social and governance considerations directly into our research and development projects, business operations and investment processes as we strive to create sustained value for all our stakeholders by translating science into impact for patients and all those we serve.

In October 2022, we issued our inaugural Corporate Values & Sustainability (CV&S) report, which details our sustainable business practices and progress on ESG initiatives and focused on four key themes:

Access to Innovative and Safe Cancer Medicines

We may only accomplish our mission to help cancer patients if the medicines we discover and develop are innovative and fulfill unmet medical needs. Furthermore those medicines must be safe and of the highest quality, available expeditiously when prescribed by healthcare professionals and accessible to cancer patients without regard to their insurance status or ability to pay.

Key Components:

•	Discovering new treatment options to target an expanding range of tumor types and indications

•	Investment into research and development to fuel the discovery and development of the next generation of drug candidates upon which cancer patients may rely

•	Conducting safe and ethical clinical trials, including progress toward improved representation of diverse communities in the trials

•	Supporting patients with improved access and affordability, including through Exelixis Access Services (EASE), a comprehensive resource that provides co-pay assistance, allows qualifying uninsured or underinsured patients to receive medication free of charge and connects patients with healthcare providers to assist with their treatment

•	Safeguarding the integrity of our products through their entire lifecycle, from preclinical and clinical development through the post-market experience

30 Exelixis, Inc.

Proposal 1 | Corporate Governance

Community Engagement and Advocacy

We connect with communities in which our employees live and work, and like-minded organizations that are dedicated to improving cancer care, education, outreach and advocacy. Through our giving initiatives, we extend our impact and create partnerships to benefit patients and the healthcare professionals and researchers championing their care. We also fund educational requests, sponsorships and charitable organizations, and support employee giving and volunteerism, knowing that together we can do more for all the communities we serve.

Key Components:

•	Matching employee donations up to a certain amount, enabling our employees, in most instances, to double the impact of dollars they donate to philanthropic and community organizations through our Exelixis Employee Giving Program

•	Volunteering through the Exelixis Employee Volunteer Program as another way to give back to the communities in which we live and work

•	Raising awareness of health-related cancer issues and providing the public with accurate and appropriate information, assistance and/or education on the treatment, prevention and diagnosis of disease

•	Speaking out on important public policies to drive greater awareness and acknowledgment from legislators and policymakers of the important role played by emerging biotech companies in our nation’s medical innovation ecosystem

Our People and Culture

We nurture a culture in which all employees feel empowered to be their authentic selves. We respect and appreciate each employee’s unique perspective and experiences, and believe that celebrating, encouraging and supporting both similarities and differences contributes to our company mission. We take pride in our core corporate values to Be Exceptional, Excel for Patients and Exceed Together, and remain committed to fostering a culture in which each and every employee feels a sense of belonging to the Exelixis team and our mission.

Key Components:

•	Talent management, including competitive benefits programs to recruit and retain talented employees and a collaborative workplace culture that fosters individual development while embodying our corporate values

•	Talent development, including offering a tuition reimbursement program as well as professional development courses ranging from technical training, competency-based workshops and leadership development programs facilitated by external partners who are experts in their respective fields

•	Employee engagement, including recruitment initiatives, compensation and benefits programs, safety in performing critical laboratory work, diversity and other matters relevant to human capital management

•	Diversity, Equity and Inclusion (DEI) spotlight, including launching a formal DEI action plan and a core five-member DEI Committee consisting of senior leaders and other employees in 2021. We hired our first DEI director in late 2021.

•	Employee health and safety, including regular inspections and training to promote general workplace safety and low rate of accidents

2023 Proxy Statement 31

We are committed to conducting business in a way that respects our environment and the Earth’s changing climate. We have already incorporated many environmentally sustainable practices into our facilities and operations, and we plan to incorporate more of these practices as we continue to grow. As part of this commitment, we recognize that climate change threatens human safety and well-being on a dramatic scale. We feel all businesses—especially those like ours that are dedicated to human health—have a duty to minimize their impact on climate change and promote a long and prosperous future for all of Earth’s inhabitants.

Environmental Management

Key Components:

•	Sustainable facilities, including prioritizing to reduce our energy use where possible and reallocating our energy use to renewable sources. For example, we invest in energy- and water-efficient equipment, technology and other building features as we continue to grow our physical footprint. Our facilities meet and, in many cases, exceed building code standards for energy efficiency and environmental impact.

•	Green transportation, including putting into place an extensive commuter support program to replace single-occupancy vehicle trips with shared transport to help reduce the carbon footprint of our commuting workforce.

•	Environmental baseline, including developing and implementing a software system to help us track energy usage across the company’s building footprint with a view to gaining insights on our performance and opportunities to optimize energy use.

•	Waste management, including strict adherence to applicable laws and regulations regarding the handling of hazardous materials and wastes that are used or generated in the course of our business. We take steps to decrease the environmental impact of our laboratory activities, such as by utilizing an environmentally friendly approach to purifying small molecules called supercritical fluid chromatography. In 2021, we implemented a solvent dispensing system that eliminates the typical packaging for commonly used chemicals. We also implement a “take back” program, which allows for easy disposal of unused products.

Further information about our ESG programs and sustainability efforts, including our full CV&S Report, is available on our website at www.exelixis.com under the caption “Impact—Corporate Values & Sustainability.”

Stockholder Communications with the Board

The Board welcomes communications from Exelixis’ stockholders. Stockholders may communicate with the Board by sending a written communication to “Exelixis, Inc., Board of Directors c/o Corporate Secretary, 1851 Harbor Bay Parkway, Alameda, California 94502.” Stockholders may also communicate with the Board by facsimile at (650) 837-7951 or by e-mail at info@exelixis.com, with each of the foregoing sent with “Attn: Board of Directors” in the “Subject” line.

Each communication must set forth the name and address of the stockholder as it appears in the Exelixis’ records (and, if the stock is held by a nominee, the name and address of the beneficial owner of the stock). After confirming the stock ownership of the author of the communication, the Corporate Secretary will review and evaluate the communication, and shall have the authority to and will screen out communications from stockholders that are not directly related to the duties and responsibilities of the Board. The Corporate Secretary may also disregard duplicative communications. If deemed directly related to the duties and responsibilities of the Board, the Corporate Secretary will forward the communication, depending on the subject matter, to the Chair of the Nominating and Corporate Governance Committee, the Chair of the Audit Committee, the Chair of the Board, the independent directors, or the full Board, as deemed appropriate.

Stockholder Outreach

We maintain a robust program for stockholder outreach to elicit a better understanding of the concerns and perspectives of our stockholder base, and we have implemented the feedback received from our stockholders into our executive compensation program, human capital management practices, diversity, equity and inclusion programs and initiatives, governance practices, ESG disclosures (including the CV&S report) and other areas of our business. For additional details about our stockholder outreach efforts during fiscal 2022, please see “Compensation Discussion and Analysis—How We Determine Executive Compensation—Stockholder Outreach.”

32 Exelixis, Inc.

Proposal 1 | Corporate Governance

Stock Ownership Guidelines for Non-Employee Directors

We maintain Stock Ownership Guidelines for our directors and Named Executive Officers (as defined below) to further align their financial interests with those of our stockholders, as well as to promote sound corporate governance. For our non-employee directors, we amended our Stock Ownership Guidelines in February 2021 to provide an ownership target of the value equivalent to 5 times the annual cash Board retainer, an increase from the prior target of the lesser of the value equivalent to 3 times the annual cash Board retainer or 3,000 shares. All non-employee directors are expected to achieve their stock ownership targets within five years of becoming subject to these guidelines. The policy includes procedures for granting exemptions in the case of severe financial hardship. Ownership targets for our Named Executive Officers (including those serving on our Board) are described below under “Compensation Discussion and Analysis—Other Compensation Information—Stock Ownership Guidelines for Named Executive Officers.”

In determining ownership levels for each non-employee director under our Stock Ownership Guidelines, credit is provided for shares held outright (including shares owned through trusts, the Amended and Restated Exelixis, Inc. 401(k) Plan (401(k) Plan), or by a spouse), as well as 50% of the number of vested, but unexercised, stock options. No credit is provided for RSUs (as defined below) until they vest. The values for all shares determined to be held by our non-employee directors and Named Executive Officers are based on the 200-day average stock price as of the measurement date. As of February 28, 2023, all of our non-employee directors had met the required ownership targets, with the exceptions of Ms. Wright, who joined the Board in December 2021 and is not required to achieve her stock ownership target until December 2026, and Mr. Feldbaum, who we expect to be in compliance by the end of May 2023.

Board Committees and Meetings

The Board held six meetings during 2022, and all of our directors attended at least 75% of the total meetings of the Board and of the committees on which they served. The independent directors met four times in regularly scheduled executive sessions.

During 2022, the Board had five standing committees: the Audit Committee; the Compensation Committee; the Nominating and Corporate Governance Committee; the Research & Development Committee; and the Risk Committee.

Committee membership in 2022 was as follows:

Board Member	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Research & Development Committee	Risk Committee

Charles Cohen, Ph.D.^	Member*	Chair		Member

Carl B. Feldbaum, Esq.			Member		Chair

Maria C. Freire, Ph.D.	Member*^^		Member^^	Member	Member

Alan M. Garber, M.D., Ph.D.			Chair	Member

Vincent T. Marchesi, M.D., Ph.D.		Member		Member

Stelios Papadopoulos, Ph.D.	Member*	Member^^^		Member

George Poste, DVM, Ph.D., FRS				Chair	Member

Julie A. Smith	Member*	Chair^^^^

Lance Willsey, M.D.		Member		Member

Jacqueline Wright			Member		Member

Jack L. Wyszomierski	Chair*		Member

Number of Meetings Held in Fiscal 2022	4	17	2	3	2

^	Dr. Cohen did not stand for re-election at the 2022 Annual Meeting of Stockholders and resigned from Board effective as of May 25, 2022.
^^	On May 25, 2022, Dr. Freire transitioned off of the Nominating and Corporate Governance Committee and was appointed to the Audit Committee.
^^^	On May 25, 2022, Dr. Papadopoulos was appointed to the Compensation Committee.
^^^^	On May 25, 2022, Ms. Smith was appointed as Chair of the Compensation Committee, replacing Dr. Cohen.
*	Designated by the Board as an “audit committee financial expert.”

2023 Proxy Statement 33

Audit Committee

The Audit Committee assists the Board in overseeing our financial reporting process and ensuring the integrity of our financial statements. The Audit Committee is composed entirely of independent directors and performs several functions, including:

•  Evaluating the performance, qualifications, compensation and continued engagement of the independent registered public accounting firm, as well as resolving any disagreements between the independent registered public accounting firm and management

• Reviewing the financial statements for inclusion in our Annual Report on Form 10-K and preparing the Audit Committee’s report for inclusion in our Proxy Statement or Annual Report on Form 10-K

• Reviewing our tax strategy, the status of any material tax audits and proceedings and any other material tax matters	• Establishing procedures to receive and address complaints regarding accounting, internal accounting controls or auditing matters

• Reviewing, providing oversight of, and approving related person transactions	• Reviewing the results of the annual audit and the results of our quarterly financial statement reviews with management and the independent registered public accounting firm

• Overseeing our management of risks relating to financial reporting or fraud, securities trading and tax matters	• Maintaining compliance with SEC and Nasdaq rules applicable to audit committees

• Serving as the Qualified Legal Compliance Committee within the meaning of Rule 205.2(k) of Title 17, Chapter II of the Code of Federal Regulations	• Reviewing and approving our decisions to enter into certain swaps and other derivatives transactions, as well as our overall hedging strategy

The Board has determined that each member of the Audit Committee is an “audit committee financial expert” as defined in applicable SEC rules. Although Mr. Wyszomierski, the Chair of our Audit Committee, also serves as a director and a member of the audit committee for three other publicly traded companies, he attended all Exelixis Board and Audit Committee meetings during 2022 and makes himself generally available to assist or advise Exelixis management.

The Audit Committee’s report is set forth in “Report of the Audit Committee” below. The Audit Committee has a written charter, which is available on our website at www.exelixis.com under the caption “Investors & Media—Corporate Governance—Committee Composition and Charters.”

Compensation Committee

The Compensation Committee assists the Board in overseeing our compensation policies, plans and programs. The Compensation Committee is composed entirely of independent directors and performs several functions, including:

• Reviewing and determining the compensation to be paid to executive officers	• Evaluating director compensation and recommending any changes to the Board for approval

• Reviewing our Compensation Discussion and Analysis and preparing the Compensation Committee’s report for inclusion in our Proxy Statement	• Administering the issuance of equity awards under our stock plans

• Addressing any conflict of interest with any compensation adviser engaged by management or the Compensation Committee

•  Assisting the Board in its oversight of our policies and strategies relating to our human capital management function, including recruiting, retention, career development and progression, non-CEO management succession, diversity and employment practices

34 Exelixis, Inc.

Proposal 1 | Board Committees and Meetings

• Establishing general policies relating to compensation and benefits of employees, including executive officers	• Assessing compensation policies and practices in order to determine whether they are reasonably likely to have a material adverse effect on us

• Establishing, overseeing and reviewing any stock ownership guidelines applicable to directors and executive officers

The Compensation Committee’s report is set forth in “Compensation Committee Report” below. Information on the Compensation Committee’s processes and procedures for consideration of executive compensation are addressed in “Compensation Discussion and Analysis” below. For information regarding our processes and procedures for the consideration and determination of director compensation, please see “Compensation of Directors” below. The Compensation Committee has a written charter, which is available on our website at www.exelixis.com under the caption “Investors & Media—Corporate Governance—Committee Composition and Charters.” In accordance with its charter, the Compensation Committee also may delegate any of its authority or responsibility to the Chair of the Compensation Committee or to a subcommittee composed of one or more members of the Compensation Committee and/or other members of the Board and/or officers of Exelixis.

Compensation Consultants. The Compensation Committee retained Aon’s Human Capital Solutions division of Aon plc (Aon), a compensation consulting firm serving technology and life sciences companies, as its external compensation consultant to assist the Compensation Committee in its duties related to executive and non-employee director compensation during 2022. In this capacity, Aon reported directly to the Compensation Committee or through its Chair. In addition, at the direction of the Compensation Committee, management retained Aon, principally to provide benchmark and industry compensation data for executive and broad-based compensation analyses. In consideration for compensation related services provided during 2022 we paid Aon an aggregate of $299,132. Aon’s affiliate Radford provided our management with access to the Radford Global Life Sciences Survey, Radford Global Technology Survey, Radford Global Sales Survey, Radford U.S. Benefits Survey and similar materials, for which we paid Radford an aggregate of $34,780 in 2022. Aon is also an affiliate of Aon Risk Services, which provided insurance brokerage services to us during 2022 at a total cost of $240,000. See “Compensation Discussion and Analysis” for more information regarding the Compensation Committee’s engagement of Aon.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee oversees all aspects of our corporate governance functions on behalf of the Board. The Nominating and Corporate Governance Committee is composed entirely of independent directors and performs several functions, including:

• Overseeing our governance practices, including reviewing and recommending to the Board for approval any changes to our corporate governance framework	• Identifying, reviewing and evaluating candidates to serve as directors and recommending qualified candidates to the Board

• Ensuring effective communication between the Board, its committees and management, as well as developing and administering policies and procedures for stockholders’ communications to the Board	• Developing a set of Corporate Governance Guidelines, as well as administering our Corporate Code of Conduct

• Conducting periodic assessments of the performance of the Board and its committees and compliance with SEC and Nasdaq requirements for independence and expertise

•  Conducting periodic assessments of sustainability strategy and policies (including ESG matters), and overseeing management in their implementation and the preparation of public disclosures pertaining to ESG programs and sustainability efforts

• Facilitating our CEO Succession Plan in the event our Chief Executive Officer is no longer able to serve in that position

2023 Proxy Statement 35

The Nominating and Corporate Governance Committee has a written charter, which is available on our website at www.exelixis.com under the caption “Investors & Media—Corporate Governance—Committee Composition and Charters.”

Director Qualifications; Diversity. The Nominating and Corporate Governance Committee does not have a fixed set of minimum qualifications for candidates for membership on the Board. Instead, in considering candidates for directorship, the Nominating and Corporate Governance Committee will generally consider all relevant factors, including the candidate’s applicable expertise and demonstrated excellence in his or her field, the usefulness of such expertise to us, the availability of the candidate to devote sufficient time and attention to the affairs of Exelixis, the existence of any relationship that would interfere with the exercise of the candidate’s independent judgment, and the candidate’s demonstrated character and judgment. In addition, the Board believes that its members should reflect a diversity of viewpoints, background, experience and other characteristics such as, but not limited to, gender, race and ethnicity. Accordingly, when evaluating candidates for nomination as new directors, the Nominating and Corporate Governance Committee considers (and will ask any search firm that it engages to provide) candidates who would contribute to Board diversity, including both women and individuals from underrepresented communities who meet the relevant business and search criteria. Both the Nominating and Corporate Governance Committee and full Board evaluate the effectiveness of this diversity policy as part of their periodic performance assessments. In the director candidate review process, the Nominating and Corporate Governance Committee evaluates prospective candidates for directorship in the context of the existing membership of the Board (including the qualities and skills of the existing directors), our operating requirements and the long-term interests of our stockholders.

The Nominating and Corporate Governance Committee regularly evaluates the needs of the Board with respect to skills and experiences that may be filled by a new director candidate. In addition, the Nominating and Corporate Governance Committee is authorized to access external resources as it deems necessary or appropriate to fulfill its defined responsibilities, including engagement of executive search firms to help identify director candidates.

Director Nominations. The Nominating and Corporate Governance Committee considers and assesses all candidates recommended by our directors, officers and stockholders. Evaluations of candidates generally involve a review of background materials, internal discussions and interviews with selected candidates as appropriate. If, after its review, the Nominating and Corporate Governance Committee supports a candidate, it would recommend the candidate for consideration by the full Board. The Nominating and Corporate Governance Committee considers stockholder recommendations for directors using the same criteria as potential nominees recommended by the members of the Nominating and Corporate Governance Committee or others. The Nominating and Corporate Governance Committee has not received any recommended nominations from any stockholder holding 5% or more of our common stock in connection with the Annual Meeting.

Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board may do so by delivering a written recommendation to the Nominating and Corporate Governance Committee within the timeframe specified in our Bylaws that is applicable to matters to be brought before an annual meeting of stockholders as set forth under “Questions and Answers About These Proxy Materials and Voting” above. Such communications should be sent to the following address: Exelixis, Inc., 1851 Harbor Bay Parkway, Alameda, California 94502, Attn: Nominating and Corporate Governance Committee of the Board. Submissions must include (a) the name, age, business address and residence address of such person, (b) the principal occupation or employment of such person, (c) the class and number of shares of the corporation which are beneficially owned by such person, (d) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder, (e) a statement whether such person, if elected, intends to comply with our Corporate Governance Guidelines, including with respect to matters relating to the election of directors, and (f) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the 1934 Act (including without limitation such person’s written consent to being named in the proxy statement, if any, as a nominee and to serving as a director if elected).

Performance Assessments. The Nominating and Corporate Governance Committee performs periodic assessments of the performance of the Board and its committees. As part of this process, each director, under the direction of the Nominating and Corporate Governance Committee, completes an annual assessment questionnaire for the full Board and each committee on which such director serves to evaluate, anonymously, the overall performance of the Board and its committees and identify areas for improvement. The factors considered in the annual assessment questionnaires include, but are not limited to: the appropriateness of the size of the Board; whether the directors possess the skills and expertise appropriate for the company; the effectiveness of the Board’s selection criteria for new director candidates (including with

36 Exelixis, Inc.

Proposal 1 | Board Committees and Meetings

respect to the Board’s diversity policy); the overall effectiveness of and efficient use of time at Board and committee meetings; and the process for management to report important information to committees or the full Board, as appropriate. The annual assessment questionnaires also provide each director with an opportunity to provide open-ended responses with respect to ways to improve Board and/or committee performance. In addition, as part of the performance assessment process, periodically, each director will interview with an independent legal counsel to the Board to discuss his or her perspectives about the Board’s performance, as well as corporate governance goals and potential risks facing the company, and summaries of these interviews are then reported to the Board. The Nominating and Corporate Governance Committee and the full Board also seek input from management and external advisors as part of the performance assessment process.

Research & Development Committee

The Research & Development Committee assists the Board in overseeing various scientific matters related to our drug discovery and preclinical and clinical development programs. The Research & Development Committee is composed entirely of independent directors and performs several functions, including:

• Overseeing our clinical development program and internal drug discovery activities	• Reviewing the overall organization, resourcing and capabilities of our research and development business units

• Reviewing the progress of preclinical and clinical assets that we have in-licensed or acquired and evaluating the scientific aspects of potential future business development opportunities	• Evaluating and discussing trends in the oncology treatment landscape and potential effects on our pipeline strategy and other business needs

• Advising the Board on other matters of scientific importance as the Board, in consultation with management, may designate from time to time

Risk Committee

The Risk Committee of the Board assists the Board in overseeing management’s responsibility to assess, manage and mitigate risks associated with our business and operational activities. The Risk Committee is composed entirely of independent directors and performs several functions, including:

• Reviewing our overall risk management framework and infrastructure designed to identify, assess, manage and mitigate our material risks	• Overseeing management’s administration of government and other investigations and material litigation matters

•  Overseeing management’s administration of our various compliance programs, including, but not limited to, those relating to data privacy and cybersecurity, drug safety, healthcare compliance and quality management

•  Overseeing management’s identification, assessment and management of our business and operational risks not specifically allocated to the Board or another committee of the Board, and obtaining periodic reports from our Ethics Committee

• Reviewing the policies, guidelines and practices aimed at the management of business and operational risks	• Evaluating and discussing trends in the relevant areas of risk management and advising the Board on best practices with respect to risk management strategy and implementation

Annual Meeting; Attendance

The Board does not have a formal policy with respect to the attendance of its members at Annual Meetings of Stockholders. Drs. Papadopoulos, Cohen and Morrissey were in attendance at the 2022 Annual Meeting of Stockholders.

2023 Proxy Statement 37

COMPENSATION OF DIRECTORS

Overview of Director Compensation

The compensation program for our non-employee directors is intended to be competitive and fair so that we can attract optimal talent to our Board and recognize the time and effort required of a director given the size and complexity of our operations. In accordance with its charter, our Compensation Committee is responsible for recommending to the Board for approval the annual compensation for our non-employee directors and acts on behalf of the Board in discharging the Board’s responsibilities with respect to overseeing our compensation policies for non-employee directors. To assist with the Compensation Committee’s and the Board’s review, the Compensation Committee’s external compensation consultant prepares a comprehensive annual assessment of our non-employee director compensation program. The assessment includes benchmarking director compensation against the same 2022 peer group used for executive compensation purposes, an update in recent trends in director compensation and a review of related corporate governance best practices.

Recent Changes to Director Compensation

In May 2022, the Board approved changes to the non-employee director compensation program following consideration of market data prepared by the Compensation Committee’s independent compensation adviser, and the recommendation of the Compensation Committee. The primary goal of these changes was to balance our ability to attract and retain the highest quality directors while aligning the program with the interests of our stockholders. As such, the Board approved an increase in the annual cash retainer from $50,000 to $55,000, which would more closely align total target cash for our non-employee directors with the 50th percentile of our same 2022 peer group used for executive compensation purposes. This change was retroactively effective beginning with the first quarter of fiscal 2022.

Cash Compensation Arrangements

Each non-employee director receives an annual cash retainer for his or her service on the Board, as well as an additional annual cash retainer if he or she serves as the Chair of the Board, on a committee or as the chair of a committee. In addition, our non-employee directors receive meeting fees for attendance at each Board meeting or at each of their respective committee meetings in excess of the pre-determined number of meetings for the fiscal year, which is included in the full description of the 2022 cash compensation arrangements for our non-employee directors in the table below.

The table below provides information regarding the cash compensation arrangements for our non-employee directors for 2022. Dr. Morrissey receives no compensation in his capacity as a member of the Board.

Service	Fee Type	Cash Compensation ($)
Board	Retainer Fee	55,000
	Additional Chair Retainer Fee	31,000
	Meeting Fee (1)(2)	2,500
Audit Committee	Retainer Fee	12,000
	Additional Chair Retainer Fee	13,000
	Meeting Fee (1)(3)	1,000
Compensation Committee	Retainer Fee	10,000
	Additional Chair Retainer Fee	10,000
	Meeting Fee (1)(3)	1,000
Nominating & Corporate Governance Committee	Retainer Fee	5,000
	Additional Chair Retainer Fee	10,000
	Meeting Fee (1)(4)	1,000
Research & Development Committee	Retainer Fee	5,000
	Additional Chair Retainer Fee	10,000
	Meeting Fee (1)(4)	1,000
Risk Committee	Retainer Fee	5,000
	Additional Chair Retainer Fee	10,000
	Meeting Fee (1)(4)	1,000

(1)	Only meetings for which minutes are generated count toward the meeting threshold to determine when Meeting Fees are to be paid.

38 Exelixis, Inc.

Compensation of Directors

(2)	Meeting Fee paid for all meetings in excess of eight meetings.
(3)	Meeting Fee paid for all meetings in excess of seven meetings.
(4)	Meeting Fee paid for all meetings in excess of four meetings.

All cash compensation is paid to each director in arrears on a quarterly basis for services performed during the prior fiscal quarter.

Equity Compensation Arrangements

Our non-employee directors are also eligible to receive equity as part of their Board service, including an initial award upon joining the Board and an annual award on the day following each annual meeting of stockholders. Grants to our non-employee directors are made under our 2017 Equity Incentive Plan (2017 Plan), pursuant to the Non-Employee Director Equity Compensation Policy, as amended (Directors’ Policy), as adopted by the Board. To address changes in the trading price of our common stock, we utilize a value-based approach for determining the number of shares subject to non-employee director equity awards. Under the terms of the Directors’ Policy, the aggregate value of each one-time initial award is $680,000, and the aggregate value of each annual award is $400,000. Each non-employee director may elect to receive the full value of his or her annual award in the form of either a restricted stock unit (RSU) award or nonstatutory stock options, or divide the award approximately evenly between nonstatutory stock options and RSUs.

Under the Directors’ Policy, the total number of options and RSUs granted as part of each initial award and annual award is determined using a formula based upon the Black-Scholes Merton option pricing model and the average of the daily closing sale prices of our common stock for the trading days during the 30-day calendar period ending on (and including) the last calendar day immediately prior to the relevant grant date. The value of each award, as determined in accordance with the Directors’ Policy, may be greater or lesser than the grant date fair value computed for financial reporting purposes and reflected in the “Director Compensation Table” below. This is a result of the different calculation employed to determine the grant date fair value, which uses a formula based upon the Black-Scholes Merton option pricing model and the closing sale price of our common stock on the grant date.

Options granted under the 2017 Plan in accordance with the Directors’ Policy are not incentive stock options under the Internal Revenue Code of 1986, as amended (the Code). The exercise price of each initial and annual stock option granted under the 2017 Plan is equal to 100% of the fair market value of a share of common stock on the grant date. Under the terms of the Directors’ Policy, the one-time initial options are immediately exercisable, but shares issued upon early exercise are subject to a repurchase right and will vest as follows: 25% of the underlying shares on the first anniversary of the grant date with the remaining 75% vesting monthly thereafter over the next three years. The annual options are also immediately exercisable, but shares issued upon early exercise are subject to a repurchase right and will vest at the rate of 100% of the underlying shares on the first anniversary of the grant date.

As long as the non-employee director continues to serve with us or with an affiliate of ours, the options continue to vest and be exercisable during their terms, and shares issued upon early exercise continue to vest. When the option holder’s service terminates, we have the right to repurchase any unvested shares acquired upon exercise of the option at the original exercise price without interest. The post-termination exercise period for the vested portion of options granted to our non-employee directors is generally set to terminate the earlier of three years after a non-employee director’s service terminates or the remainder of the term of the option, as described in the form of option agreement for non-employee directors under the 2017 Plan (not to exceed seven years from the date of grant).

The initial RSU awards vest at the rate of 25% of the underlying shares on each of the first four anniversaries of the grant date, and the annual RSU awards vest at the rate of 100% of the underlying shares on the first anniversary of the grant date, in each case so long as the non-employee director continues to serve with us or with an affiliate of ours.

In the event of a change in control, 100% of the non-employee director’s outstanding and unvested equity awards will immediately vest, and any applicable repurchase rights we may have will terminate.

Reimbursement of Expenses

The members of the Board are eligible for reimbursement of certain expenses incurred in connection with their attendance at Board meetings and their service on the Board in accordance with our policy.

2023 Proxy Statement 39

Meaningful Limits on Director Compensation

The aggregate value of all compensation granted or paid to any individual solely for service as a non-employee director may not exceed (a) $750,000 in total value with respect to any calendar year after a non-employee director is first appointed or elected to the Board or (b) $1,500,000 in total value with respect to the calendar year during which a non-employee director is first appointed or elected to the Board, in each case calculating the value of any stock awards based on the grant date fair value of such awards for financial reporting purposes. These limits on non-employee director compensation were approved by our stockholders and are included in our 2017 Plan.

Director Compensation Table

The following table shows compensation information for our non-employee directors for the fiscal year ended December 30, 2022.

	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(2)	All Other Compensation ($)(3)	Total ($)

Charles Cohen, Ph.D. (4)	48,000	—	—	50,000	98,000

Carl B. Feldbaum, Esq.	75,000	185,174	174,430		434,604

Maria C. Freire, Ph.D.	73,500	356,069	—		429,569

Alan M. Garber, M.D., Ph.D.	75,000	—	363,442		438,442

Vincent T. Marchesi, M.D., Ph.D.	79,000	356,069	—		435,069

Stelios Papadopoulos, Ph.D.	109,000	356,069	—		465,069

George Poste, DVM, Ph.D., FRS	75,000	356,069	—		431,069

Julie A. Smith	90,000	—	363,442		453,442

Lance Willsey, M.D.	80,000	—	363,442		443,442

Jacqueline Wright	65,000	185,174	174,430		424,604

Jack L. Wyszomierski	85,000	356,069	—		441,069

(1)

On May 26, 2022, each of Drs. Freire, Marchesi, Papadopoulos and Poste, Ms. Wright and Messrs. Feldbaum and Wyszomierski were granted an RSU award pursuant to the Directors’ Policy. Each of Drs. Freire, Marchesi, Papadopoulos and Poste, and Mr. Wyszomierski elected to receive 100% of their annual award in the form of RSU awards, while each of Mr. Feldbaum and Ms. Wright elected to receive approximately 50% of their annual award in the form of an RSU award and 50% of their annual award in the form of options to purchase our common stock. Amounts shown in this column reflect the grant date fair value of the RSU award as computed in accordance with Financial Accounting Standards Board, Accounting Standards Codification Topic 718 (ASC 718). See “Equity Compensation Arrangements” above for a description of the RSU awards made to non-employee directors on May 26, 2022.

Only one RSU award was granted to each of Drs. Freire, Marchesi, Papadopoulos and Poste, Ms. Wright and Messrs. Feldbaum and Wyszomierski during fiscal 2022 and, accordingly, the grant date fair value of that RSU award is reflected in the table. The aggregate number of shares subject to all RSUs held by each of these non-employee directors as of December 30, 2022, is as follows: Mr. Feldbaum—10,180; Dr. Freire—19,575 Dr. Marchesi—19,575; Dr. Papadopoulos—19,575; Dr. Poste—19,575; Ms. Wright—25,824 and Mr. Wyszomierski—19,575. None of the other non-employee directors received any RSU awards during fiscal 2022, and none of the other non-employee directors held any outstanding RSU or other stock awards as of December 30, 2022.

(2)

On May 26, 2022, five of our non-employee directors were granted an option to purchase our common stock pursuant to the Directors’ Policy. Each of Drs. Garber and Willsey and Ms. Smith elected to receive 100% of their annual award in the form of options to purchase our common stock, while each of Ms. Wright and Mr. Feldbaum elected to receive approximately 50% of their annual award in the form of options to purchase our common stock and approximately 50% of their annual award in RSUs. Amounts shown in this column reflect the aggregate grant date fair value for the option awards granted in fiscal 2022 as computed in accordance with ASC 718. The assumptions used to calculate the value of option awards are set forth in Note 8 of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 30, 2022, filed with the SEC on February 7, 2023. There can be no

40 Exelixis, Inc.

Compensation of Directors | Director Compensation Table

assurance that the options will ever be exercised (in which case no value will actually be realized by the director) or that the value on exercise of stock options will be equal to the grant date fair value shown in this column. See “Equity Compensation Arrangements” above for a description of the option grants made to non-employee directors on May 26, 2022.

Only one stock option award was granted to each of Drs. Garber and Willsey, Mses. Smith and Wright and Mr. Feldbaum during fiscal 2022 and, accordingly, the grant date fair value of that stock option is reflected in the table. The aggregate number of shares subject to all stock options held by each of our current and former non-employee directors as of December 30, 2022, is as follows: Dr. Cohen—161,598; Mr. Feldbaum—221,958; Dr. Freire—96,802; Dr. Garber—244,020; Dr. Marchesi—80,248; Dr. Papadopoulos—48,194; Dr. Poste—48,194; Ms. Smith—182,341; Dr. Willsey—244,020; Ms. Wright—62,077; and Mr. Wyszomierski—120,248.

(3)	Reflecting the consulting fees earned by Dr. Cohen during fiscal 2022.

(4)	Dr. Cohen did not stand for re-election at the 2022 Annual Meeting of Stockholders and resigned from the Board effective as of May 25, 2022.

2023 Proxy Statement 41

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has selected Ernst & Young LLP as Exelixis’ independent registered public accounting firm for the fiscal year ending December 29, 2023. The Board, on behalf of the Audit Committee, has further directed that management submit the selection of the independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Ernst & Young LLP has audited our financial statements for each of the twenty-two fiscal years in the period ended December 30, 2022. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our Bylaws nor other governing documents or law require stockholder ratification of the selection of Ernst & Young LLP as Exelixis’ independent registered public accounting firm. However, the Board is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate governance. If the stockholders fail to ratify the selection, the Audit Committee of the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of Exelixis and its stockholders.

The affirmative vote of the holders of a majority of the shares present or represented by proxy at the Annual Meeting and entitled to vote on this proposal is required to ratify the selection of Ernst & Young LLP. Abstentions will be counted toward the tabulation of votes cast on this proposal and will have the same effect as votes against this proposal. As discussed above, if your broker holds your shares, your broker is not entitled to vote your shares on this proposal without your instruction. Broker non-votes, if any, will have no effect.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 2.

Principal Accountant Fees and Services

The aggregate fees billed by Ernst & Young LLP for the last two fiscal years (fiscal 2022, which ended on December 30, 2022, and fiscal 2021, which ended on December 31, 2021) for the services described below are as follows:

	Fiscal Year Ended

	December 30, 2022	December 31, 2021
Audit fees (1)	$2,755,500	$2,567,500
Audit-related fees (2)	275,000	22,500
Tax fees:	339,034	660,068
Tax compliance fees (3)	190,250	211,150
Other tax fees (4)	148,784	448,918
All other fees (5)	2,000	3,360
Total Fees	$3,371,534	$3,253,428

(1)

“Audit fees” consist of fees billed for professional services rendered for the audit of our consolidated financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by Ernst & Young LLP in connection with statutory and regulatory filings and other engagements such as consents and review of documents filed with the SEC.

(2)

“Audit-related fees” consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit fees.” During fiscal 2022 and 2021 these services included consultations relating to various transactions.

42 Exelixis, Inc.

Proposal 2 | Ratification of Selection of Independent Registered Public Accounting Firm

(3)	“Tax compliance fees” consist of fees for tax compliance and tax preparation.

(4)	“Other tax fees” consist of fees for tax advice and tax planning.

(5)

“All other fees” consist of fees for products and services other than the services described above. During fiscal 2022 and 2021, these fees related to an on-line subscription to an Ernst & Young LLP database.

All fees described above were pre-approved by the Audit Committee. The Audit Committee has determined that the rendering of the services other than audit services by Ernst & Young LLP is compatible with maintaining the independence of the independent registered public accounting firm.

Pre-Approval of Services

During 2022 and 2021, the Audit Committee of the Board pre-approved the audit and non-audit services to be performed by Exelixis’ independent registered public accounting firm, Ernst & Young LLP. Non-audit services are defined as services other than those provided in connection with an audit or a review of our financial statements. The Audit Committee pre-approves all audit and non-audit services rendered by Ernst & Young LLP. The Audit Committee generally pre-approves specified services in the defined categories of audit services, audit-related services, tax services and all other services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent registered public accounting firm or on an individual explicit case-by-case basis before the independent auditor is engaged to provide each service. The Audit Committee or its Chair, whom the Audit Committee has designated as a one-person subcommittee with pre-approval authority, pre-approved all audit fees, audit-related fees, tax fees and other fees in 2022 and 2021. Any pre-approvals by the subcommittee must be and were presented to the Audit Committee at its next scheduled meeting.

2023 Proxy Statement 43

REPORT OF THE AUDIT COMMITTEE

The material in this report is not “soliciting material,” is not deemed “filed” with the Securities and Exchange Commission and is not deemed to be incorporated by reference in any filing of Exelixis under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

In connection with the audited consolidated financial statements for the fiscal year ended December 30, 2022, of Exelixis, Inc., the Audit Committee of the Board of Directors of Exelixis has:

(1) reviewed and discussed the audited financial statements for the fiscal year ended December 30, 2022, with management of Exelixis;

(2) discussed with Ernst & Young LLP, Exelixis’ independent registered public accounting firm (Ernst & Young), the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (PCAOB) and the SEC; and

(3) received the written disclosures and the letter from Ernst & Young required by the applicable requirements of the PCAOB regarding Ernst & Young’s communications with the Audit Committee concerning independence, and has discussed with Ernst & Young that accounting firm’s independence.

Based on the foregoing, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in Exelixis’ Annual Report on Form 10-K for the fiscal year ended December 30, 2022.

Audit Committee:

Jack L. Wyszomierski, Chair

Stelios Papadopoulos

Maria C. Freire

Julie A. Smith

44 Exelixis, Inc.

Proposal 3 | Advisory Vote on the Compensation of the Named Executive Officers

PROPOSAL 3

ADVISORY VOTE ON THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS

Our stockholders are entitled to vote to approve, on an advisory basis, the compensation, as disclosed in this Proxy Statement, of our Chief Executive Officer, Chief Financial Officer and the other executive officers appearing in the table titled “Summary Compensation Table” later in this Proxy Statement, to whom we refer as our Named Executive Officers (NEOs and each, an NEO). This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this Proxy Statement.

The Board encourages our stockholders to review the compensation tables and read the disclosures set forth in the “Compensation Discussion and Analysis” section of this Proxy Statement that describe our executive compensation program and the compensation of our NEOs for fiscal 2022. For the reasons described in this Proxy Statement, the Board believes that our executive compensation program strongly aligns with the interests of our stockholders, effectively ties executive compensation with our performance and results in the attraction and retention of highly talented executives.

Accordingly, the Board recommends that our stockholders vote FOR the following resolution:

“RESOLVED, that the compensation paid to the NEOs, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

Required Vote and Board of Directors Recommendation

Advisory approval of Proposal 3 requires the affirmative vote of a majority of the shares present or represented by proxy at the Annual Meeting and entitled to vote on this proposal. Abstentions will be counted toward the tabulation of votes cast on the proposal and will have the same effect as votes against this proposal. Broker non-votes, if any, will have no effect.

Our stockholders have expressed a preference, and our Board has determined, to hold an advisory vote on executive compensation annually. We are presenting this Proposal 3 as required by Section 14A of the Exchange Act. Our Board believes that approval of Proposal 3 is in our best interests and the best interests of our stockholders for the reasons stated above. Because the vote is advisory, it is not binding on the Board or on us. Nevertheless, the views expressed by our stockholders, whether through this vote or otherwise, are very important to the Board and the management team and, accordingly, the Compensation Committee and Board intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements. Your vote will serve as an additional tool to guide the Compensation Committee and Board as they continue to improve the alignment of our executive compensation programs with business objectives and performance and with the interests of our stockholders. Unless our Board changes the frequency of future advisory votes on executive compensation, the next advisory vote on executive compensation will be held at the 2024 Annual Meeting of Stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 3.

2023 Proxy Statement 45

PROPOSAL 4

ADVISORY VOTE ON THE FREQUENCY OF SOLICITATION OF ADVISORY STOCKHOLDER APPROVAL OF EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act, and Section 14A of the Exchange Act, enable our stockholders, at least once every six years, to indicate their preference regarding how frequently Exelixis should solicit a non-binding advisory vote on the compensation of Exelixis’ NEOs as disclosed in our proxy statement. Currently, consistent with the preference expressed by the stockholders at our 2017 Annual Meeting, the policy of the Board is to solicit a non-binding advisory vote on the compensation of the NEOs every year. Accordingly, we are again asking stockholders to indicate whether they would prefer an advisory vote every year, every other year or every three years. Alternatively, stockholders may abstain from casting a vote.

For the reasons described below, our Board has determined that an annual advisory vote on executive compensation is the most appropriate alternative for Exelixis. The Board’s determination was influenced by the fact that the compensation of the NEOs is evaluated, adjusted and approved on an annual basis. As part of the annual review process, the Board believes that stockholder sentiment should be a factor that is taken into consideration by the Board and the Compensation Committee in making decisions with respect to executive compensation. By providing an advisory vote on executive compensation on an annual basis, our stockholders will be able to provide us with direct input on our compensation philosophy, policies and practices as disclosed in our proxy statement every year.

Required Vote and Board of Directors Recommendation

While the Board believes that its recommendation is appropriate at this time, stockholders are not voting to approve or disapprove that recommendation, but are instead asked to indicate their preferences, on an advisory basis, as to whether the non-binding stockholder advisory vote on the approval of our executive officer compensation practices should be held every year, every two years or every three years. The option among those choices that receives the votes of the holders of a majority of shares present or represented by proxy and entitled to vote at the Annual Meeting will be deemed to be the frequency preferred by the stockholders. If no frequency receives a majority of the votes held by holders present or represented by proxy at the Annual Meeting, then no frequency will be deemed a frequency preferred by our stockholders.

Although your vote is advisory and will therefore not be binding on us, the Compensation Committee and Board value the opinions of our stockholders and will consider our stockholders’ vote. Nonetheless, the Board may decide that it is in the best interests of our stockholders and Exelixis to hold an advisory vote on executive compensation more or less frequently than the option preferred by our stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF “ONE YEAR” ON PROPOSAL 4.

46 Exelixis, Inc.

Security Ownership of Certain Beneficial Owners and Management

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of our common stock as of February 28, 2023, (except as noted) by: (i) each director and nominee for director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all current executive officers and directors of Exelixis as a group; and (iv) all those known by us to be beneficial owners of more than five percent of our common stock.

	Beneficially Owned (1)
Name of Beneficial Owner	Number of Shares of Common Stock	Percentage of Total

Executive Officers and Directors

Michael M. Morrissey, Ph.D. (2)	2,775,786	*

Christopher J. Senner (3)	741,318	*

Vicki L. Goodman, M.D.	61,271	*

Patrick J. Haley (4)	406,060	*

Jeffrey J. Hessekiel, J.D. (5)	780,327	*

Carl B. Feldbaum, Esq. (6)	190,479	*

Maria C. Freire, Ph.D. (7)	136,928	*

Alan M. Garber, M.D., Ph.D. (8)	235,437	*

Vincent T. Marchesi, M.D., Ph.D. (9)	154,662	*

Stelios Papadopoulos, Ph.D. (10)	1,268,230	*

George Poste, DVM, Ph.D., FRS (11)	221,808	*

Julie A. Smith (12)	215,066	*

Lance Willsey, M.D. (13)	668,435	*

Jacqueline Wright (14)	67,291	*

Jack L. Wyszomierski (15)	393,440	*

All current directors, executive officers as a group (16 persons) (16)	8,655,741	2.6%

5% Stockholders

BlackRock, Inc. (17) 55 East 52nd Street New York, New York 10055	34,529,185	10.6%

The Vanguard Group (18) 100 Vanguard Blvd. Malvern, Pennsylvania 19355	32,289,014	9.9%

Farallon Capital Partners, L.P. (19) One Maritime Plaza San Francisco, California 94111	23,466,000	7.2%

(1)

This table is based upon information supplied by executive officers and directors and upon information gathered by us about principal stockholders known to us. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 324,773,353 shares outstanding on February 28, 2023, adjusted as required by rules promulgated by the SEC. The percentage of beneficial ownership as to any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power within 60 days of February 28, 2023, by the sum of the number of shares outstanding as of such date plus the number of shares as to which such person has the right to acquire voting or investment power within 60 days of February 28, 2023. Consequently, the denominator for calculating beneficial ownership percentages may be different for each beneficial owner.

2023 Proxy Statement 47

(2)

Includes 1,340,320 shares held by Michael M. Morrissey and Meghan D. Morrissey, Trustees of the Morrissey Family Living Trust dated July 21, 1994, as amended. Also includes 1,406,021 shares Dr. Morrissey has the right to acquire pursuant to options exercisable within 60 days of February 28, 2023. Also includes 17,728 shares held by Dr. Morrissey under our 401(k) Plan, determined based upon information provided in plan statements.

(3)

Includes 374,314 shares Mr. Senner has the right to acquire pursuant to options exercisable within 60 days of February 28, 2023. Also includes 2,723 shares held by Mr. Senner under our 401(k) Plan, determined based upon information provided in plan statements.

(4)

Includes 23,539 shares held by Mr. Haley’s spouse. Also includes 266,383 shares Mr. Haley has the right to acquire pursuant to options exercisable within 60 days of February 28, 2023. Also includes 10,648 shares held by Mr. Haley under our 401(k) Plan, determined based upon information provided in plan statements.

(5)

Includes 326,814 shares Mr. Hessekiel has the right to acquire pursuant to options exercisable within 60 days of February 28, 2023. Also includes 999 shares held by Mr. Hessekiel under our 401(k) Plan, determined based upon information provided in plan statements.

(6)	Includes 181,958 shares Mr. Feldbaum has the right to acquire pursuant to options exercisable within 60 days of February 28, 2023, 20,360 of which would be subject to repurchase by us if so exercised.

(7)	Includes 96,802 shares Dr. Freire has the right to acquire pursuant to options exercisable within 60 days of February 28, 2023.

(8)	Includes 204,020 shares Dr. Garber has the right to acquire pursuant to options exercisable within 60 days of February 28, 2023, 42,422 of which would be subject to repurchase by us if so exercised.

(9)	Includes 80,248 shares Dr. Marchesi has the right to acquire pursuant to options exercisable within 60 days of February 28]2023.

(10)	Includes 48,194 shares Dr. Papadopoulos has the right to acquire pursuant to options exercisable within 60 days of February 28, 2023.

(11)	Includes 48,194 shares Dr. Poste has the right to acquire pursuant to options exercisable within 60 days of February 28, 2023.

(12)	Includes 182,341 shares Ms. Smith has the right to acquire pursuant to options exercisable within 60 days of February 28] 2023, 42,422 of which would be subject to repurchase by us, if so exercised.

(13)	Includes 244,020 shares Dr. Willsey has the right to acquire pursuant to options exercisable within 60 days of February 28, 2023, 42,422 of which would be subject to repurchase by us, if so exercised.

(14)	Includes 62,077 shares Ms. Wright has the right to acquire pursuant to options exercisable within 60 days of February 28, 2023, 48,172 of which would be subject to repurchase by us, if so exercised.

(15)	Includes 120,248 shares Mr. Wyszomierski has the right to acquire pursuant to options exercisable within 60 days of February 28, 2023.

(16)

Total number of shares includes 4,784,188 shares of common stock held by our current directors and executive officers as of February 28, 2023, and entities affiliated with such directors and executive officers. Also includes 3,833,620 shares our directors and executive officers have the right to acquire pursuant to options exercisable within 60 days of February 28, 2023, 195,798 of which would be subject to repurchase by us if so exercised. Also includes 37,933 shares held by our current directors and executive officers under our 401(k) Plan, determined based upon information provided in plan statements.

(17)

BlackRock, Inc. reported that it has sole voting power over 33,329,846 of such shares and sole dispositive power over all of the shares. Blackrock, Inc. also reported that Blackrock Fund Advisors beneficially owns 5% or more of our outstanding common stock. The information is based solely on a Schedule 13G/A, filed with the SEC on January 26, 2023, which provides information only as of December 31, 2022, and, consequently, the beneficial ownership of BlackRock may have changed between December 31, 2022 and February 28, 2023.

(18)

The Vanguard Group reported that it has shared voting power over 136,054 of such shares, sole dispositive power over 31,833,803 of such shares and shared dispositive power over 455,211 of such shares. The information is based solely on a Schedule 13G/A, filed with the SEC on January 10, 2023, which provides information only as of December 30, 2022, and, consequently, the beneficial ownership of Vanguard may have changed between December 31, 2022 and February 28, 2023.

48 Exelixis, Inc.

Security Ownership of Certain Beneficial Owners and Management

(19)

Includes shares held by Farallon Capital Partners, L.P. (FCP), Farallon Capital Institutional Partners, L.P. (FCIP), Farallon Capital Institutional Partners II, L.P. (FCIP II), Farallon Capital Institutional Partners III, L.P. (FCIP III), Four Crossings Institutional Partners V, L.P. (FCIP V), Farallon Capital Offshore Investors II, L.P. (FCOI II), Farallon Capital (AM) Investors, L.P. (FCAMI), Farallon Capital F5 Master I, L.P.(F5MI), Farallon Healthcare Partners Master, L.P. (FHPM and, together with FCP, FCIP, FCIP II, FCIP III, FCIP V, FCOI II, FCAMI, F5MI, the Farallon Funds), Farallon Partners, L.L.C. (the Farallon General Partner), which is the general partner of FCP, FCIP, FCIP II, FCIP III, FCOI II and FCAMI and the sole member of FCIP V General Partner (as defined below) and the FHPM General Partner (as defined below), Farallon Institutional (GP) V, L.L.C. (the FCIP V General Partner), which is the general partner of FCIP V, Farallon F5 (GP), L.L.C. (the F5MI General Partner), which is the general partner of F5MI, Farallon Healthcare Partners (GP), L.L.C. (the FHPM General Partner), which is the general partner of FHPM, and the following persons (Farallon Individual Reporting Persons), each of whom is a managing member or senior managing member, as the case may be, of the Farallon General Partner, and a manager or senior manager, as the case may be, of the FCIP V General Partner, the F5MI General Partner and the FHPM General Partner, Joshua J. Dapice, Philip D. Dreyfuss, Hannah E. Dunn, Michael B. Fisch, Richard B. Fried, Varun N. Gehani, Nicolas Giauque, David T. Kim, Michael G. Linn, Rajiv A. Patel, Thomas G. Roberts, Jr., Edric C. Saito, William Seybold, Daniel S. Short, Andrew J. M. Spokes, John R. Warren and Mark C. Wehrly (the Farallon Funds, Farallon General Partner, FCIP V General Partner, F5MI General Partner, FHPM General Partner and Farallon Individual Reporting Persons, collectively, the Farallon Parties). The Farallon Parties reported that they have shared voting power over 23,466,000 shares of common stock and shared investment power over 23,466,000 shares of common stock.

The Farallon Parties may be deemed to have formed a group with Caligan Partners LP and Mr. David Johnson within the meaning of Section 13(d)(3) of the Exchange Act and Rule 13d-5(b)(1) thereunder. Caligan serves indirectly as the investment manager to Caligan Partners Master Fund LP (the Caligan Fund) and certain managed accounts, which hold an aggregate of 850,000 shares of common stock as of March 20, 2023. Each of Caligan and Mr. Johnson may be deemed a beneficial owner of the such shares held by the Caligan Fund and such managed accounts. The shares reported as beneficially owned by Farallon do not include the shares beneficially owned by Mr. Johnson and/or Caligan. The Farallon Parties disclaim any beneficial ownership of any shares of common stock beneficially owned by Mr. Johnson and/or Caligan.

The above information is based solely on a Schedule 13D, filed by the Farallon Parties with the SEC on March 20, 2023, as amended on March 27, 2023 and April 7, 2023.

2023 Proxy Statement 49

INFORMATION ABOUT OUR EXECUTIVE OFFICERS

The following chart sets forth certain information regarding our executive officers as of [●], 2023:

Name	Age	Position

Michael M. Morrissey, Ph.D. (1)	62	President and Chief Executive Officer

Christopher J. Senner	55	Executive Vice President and Chief Financial Officer

Dana T. Aftab, Ph.D.	60	Executive Vice President, Discovery and Translational Research, and Chief Scientific Officer

Vicki L. Goodman, M.D.	53	Executive Vice President, Product Development and Medical Affairs, and Chief Medical Officer

Patrick J. Haley	47	Executive Vice President, Commercial

Jeffrey J. Hessekiel, J.D.	54	Executive Vice President, General Counsel and Secretary

(1)	Please see “Director Nominees” in this Proxy Statement for Dr. Morrissey’s biography.

Christopher J. Senner Executive Vice President and Chief Financial Officer

Christopher J. Senner, has served as Executive Vice President and Chief Financial Officer (and in such capacity, as our principal financial officer and principal accounting officer, as defined under applicable securities laws) since July 2015. Prior to joining Exelixis, Mr. Senner served as Vice President, Corporate Finance for Gilead Sciences, Inc., a biopharmaceutical company, from March 2010 to July 2015, where he was accountable for controllership, tax, treasury and corporate and operational financial planning. Mr. Senner previously spent eighteen years at Wyeth, a pharmaceutical company acquired by Pfizer Inc. in 2009, in a variety of financial roles with increasing responsibility, most notably as Chief Financial Officer of Wyeth’s U.S. pharmaceuticals business and the BioPharma Business Unit. Since 2019, Mr. Senner has served as a member of the board of directors of Quince Therapeutics, Inc. (f/k/a Cortexyme, Inc.), a publicly held clinical-stage biopharmaceutical company. Mr. Senner holds a B.S. in Finance from Bentley College.

Dana T. Aftab, Ph.D. Executive Vice President, Discovery and Translational Research, and Chief Scientific Officer

Dana T. Aftab, Ph.D., has served as Executive Vice President, Discovery and Translational Research and Chief Scientific Officer at Exelixis since December 2022. Previously, he served as Executive Vice President, Business Operations from February 2016 to December 2022, during which time he oversaw the company’s corporate site development and campus operations, including the opening of new laboratory buildings at Exelixis’ Alameda campus and the ongoing buildout of the company’s Exelixis East footprint in the Greater Philadelphia area. Dr. Aftab first joined Exelixis in 1998, starting in Exelixis’ Drug Discovery organization, where he led teams that drove the discovery and development of the company’s approved medicines, including cabozantinib. In 2007, he moved into the company’s clinical development organization, where he led the effort to streamline Exelixis’ processes for transitioning drug discovery programs into clinical development, serving as Senior Vice President, Translational Research from 2009 to 2016. Prior to joining Exelixis, Dr. Aftab held senior scientist positions at several biotech start-ups. Dr. Aftab holds B.A. and Ph.D. degrees in pharmacology from the University of California, Santa Barbara and Yale University, respectively, and did his postdoctoral work at the University of California, Berkeley in the field of oncogene signaling.

Vicki L. Goodman, M.D. Executive Vice President, Product Development and Medical Affairs, and Chief Medical Officer

Vicki L. Goodman, M.D., has served as Executive Vice President, Product Development & Medical Affairs, and Chief Medical Officer since January 2022. Dr. Goodman has more than two decades of oncology experience as a drug development leader at global biopharmaceutical organizations, regulator and clinician. Prior to joining Exelixis, from June 2020 to December 2021 she was Vice President, Clinical Research and (from September 2020 to December 2021) Therapeutic Area Head, Late Stage Oncology at Merck & Co., where she oversaw key elements of the company’s late-stage development portfolio. Previously, from January 2015 to May 2020, Dr. Goodman served at Bristol-Myers Squibb Company (BMS), most recently as Vice President and Head, New Asset Development Teams, and throughout her tenure at BMS she was a member of the company’s Oncology Senior Leadership Team. From 2007 to 2015, Dr. Goodman held positions of increasing responsibility at GlaxoSmithKline plc. Prior to entering the biopharmaceutical industry, from 2004 to 2007, she worked as a Medical Officer in the then-Division of Oncology Drug Products, part of the Center for Drug Evaluation and Research at the U.S. Food and Drug Administration. From 2001 to 2004, she completed a clinical fellowship in hematology and medical oncology at the University of Michigan, Ann Arbor, where she also undertook her internship and residency. Dr. Goodman obtained her M.D. from Albert Einstein College of Medicine and her B.A. in Biochemistry, with Honors, from Rutgers University.

50 Exelixis, Inc.

Information About Our Executive Officers

Patrick J. Haley Executive Vice President, Commercial

Patrick J. Haley, has served as the company’s Executive Vice President, Commercial since February 2020 and has held positions of progressive commercial leadership since September 2010, serving as Senior Vice President, Commercial from December 2016 to February 2020, Vice President, Commercial from November 2014 to November 2016, Executive Director, Sales & Marketing from September 2013 to October 2014, Senior Director, Marketing from March 2012 to August 2013, and as Director, Marketing from September 2010 to February 2012. Prior to joining Exelixis, from 2007 to 2010, he held positions of increasing responsibility at Genentech, Inc., on the Avastin marketing team, most recently Group Product Manager. Between 2003 and 2007, Mr. Haley served in various sales and marketing roles at Amgen, Inc. He served as an analyst at PWC Securities, Lehman Brothers and Accenture from 1998 to 2001. Mr. Haley holds a Masters of Business Administration from University of Michigan, Ross School of Business, and a Bachelor of Arts in Art History and Medieval and Renaissance Studies from Duke University.

Jeffrey J. Hessekiel, J.D. Executive Vice President, General Counsel and Secretary

Jeffrey J. Hessekiel, J.D., has served as Executive Vice President and General Counsel since February 2014, and as Secretary from October 2014 to September 2017, before resuming again in January 2022. From 2012 to 2014, he held the position of Senior Counsel at Arnold & Porter Kaye Scholer LLP, where he advised emerging growth and public companies, primarily in the life sciences sector, on complex legal issues connected with strategic transactions, healthcare compliance programs and investigations, and regulatory matters. Prior to working with Arnold & Porter, from 2002 to 2012, he held positions of increasing responsibility at Gilead Sciences, Inc., most recently as Chief Compliance & Quality Officer where he was responsible for the creation and management of Gilead’s Corporate Compliance & Quality department. From 1998 to 2002, Mr. Hessekiel held the position of Associate, working on both litigation and corporate matters for Wilson Sonsini Goodrich and Rosati PC. Mr. Hessekiel also worked as an Associate focusing on litigation matters for Heller Ehrman LLP from 1996 to 1998. Prior to joining Heller Ehrman LLP, Mr. Hessekiel also worked for several international non-governmental organizations. Mr. Hessekiel received his J.D. from The George Washington University Law School and is admitted to practice in California. Mr. Hessekiel received a B.A. in Political Science from Duke University.

2023 Proxy Statement 51

COMPENSATION OF EXECUTIVE OFFICERS

Compensation Discussion and Analysis

This Compensation Discussion and Analysis (CD&A) explains the strategy, design, and decision-making related to our compensation programs and practices for our following NEOs. This CD&A is intended to provide perspective on the information contained in the tables that follow this discussion.

Our 2022 NEOs	Title

Michael M. Morrissey, Ph.D.	President and Chief Executive Officer

Christopher J. Senner	Executive Vice President and Chief Financial Officer

Patrick J. Haley	Executive Vice President, Commercial

Jeffrey J. Hessekiel, J.D.	Executive Vice President, General Counsel and Secretary

Vicki L. Goodman, M.D. (1)	Executive Vice President, Product Development and Medical Affairs and Chief Medical Officer

(1)	Dr. Goodman joined the company in January 2022.

While the principal purpose of this CD&A is to discuss the compensation of our NEOs, many of the programs discussed apply to other members of senior management who, together with the NEOs, are collectively referred to as our executive officers. The market for top talent in the biopharmaceutical industry is intensely competitive. As explained in further detail below, our compensation programs are designed to attract, motivate and retain job candidates across a variety of disciplines who present the skills, expertise, and experience necessary to grow our business and sustain our mission. Our compensation programs balance shorter- and longer-term incentives, and incorporate compensation elements that reward both service over time and performance. In this way, we believe our compensation programs are effective for attracting top talent and align favorably with our peer group.

Executive Summary

Our Business

We are an oncology company innovating next-generation medicines and combination regimens at the forefront of cancer care. Through the commitment of our drug discovery, development and commercialization resources, we have produced four marketed pharmaceutical products, two of which are formulations of our flagship molecule, cabozantinib. We continue to evolve our product portfolio, leveraging our investments, expertise and strategic partnerships, to target an expanding range of tumor types and indications with our clinically differentiated pipeline of small molecules, antibody-drug conjugates (ADCs) and other biotherapeutics.

Sales related to cabozantinib account for the majority of our revenues. Cabozantinib is an inhibitor of multiple tyrosine kinases including MET, AXL, VEGF receptors and RET and has been approved by the U.S. Food and Drug Administration (FDA) and in 62 other countries as: CABOMETYX® (cabozantinib) tablets approved both alone and in combination with Bristol-Myers Squibb Company’s (BMS) OPDIVO® (nivolumab) for advanced renal cell carcinoma (RCC), for previously treated hepatocellular carcinoma (HCC) and, currently by the FDA and European Commission (EC), for previously treated, radioactive iodine (RAI)-refractory differentiated thyroid cancer (DTC); and COMETRIQ® (cabozantinib) capsules approved for progressive, metastatic medullary thyroid cancer. For physicians treating these types of cancer, cabozantinib has become or is becoming an important medicine in their selection of effective therapies.

The other two products resulting from our discovery efforts are: COTELLIC® (cobimetinib), an inhibitor of MEK approved as part of multiple combination regimens to treat specific forms of advanced melanoma and marketed under a collaboration with Genentech, Inc. (a member of the Roche Group); and MINNEBRO® (esaxerenone), an oral, non-steroidal, selective blocker of the mineralocorticoid receptor approved for the treatment of hypertension in Japan and licensed to Daiichi Sankyo Company, Limited.

52 Exelixis, Inc.

Compensation of Executive Officers | Compensation Discussion and Analysis

2022 Financial Performance Highlights1

While the Exelixis team continued to make progress across the entire business throughout fiscal 2022, the company delivered strong financial results, with net product revenues of $1.4 billion and total revenues of $1.6 billion, representing a 30% and 12% increase year-over-year, respectively. The Company ended fiscal 2022 with a cash and investments balance of $2.1 billion, representing an 11% year-over-year increase. The strong commercial performance of CABOMETYX during the year further reinforced the cabozantinib franchise’s status as a leading therapy for forms of renal, liver and thyroid cancer. Other key financial highlights from fiscal 2022 include:

››

Royalty revenues of $121.4 million on net sales of cabozantinib products outside of the U.S., representing a 16% year-over-year increase, earned as a result of collaboration agreements with our ex-U.S. partners;

››

Total operating expenses of $1.4 billion, up 23% from the prior fiscal year and including research and development expenses of $891.8 million, underscoring our commitment to investing in our potential product pipeline; and

››	A sixth full year of operating profit, resulting in diluted earnings per share of $0.56, driven by continuing revenue growth.

[1]

Revenues, expenses, cash and investments, and diluted earnings per share included in 2022 Financial Performance Highlights are calculated in accordance with U.S. Generally Accepted Accounting Principles.

2022 Corporate Performance Highlights

2023 Proxy Statement 53

We had a strong fiscal 2022 across all components of our business and significantly advanced our growing product pipeline. In addition to our commercial execution in 2022, we also had clinical data readouts for cabozantinib, next-generation TKI zanzalintinib (formerly XL092), tissue factor (TF)-targeting ADC XB002, and selective and irreversible CDK7 inhibitor XL102. In addition, we have continued to bolster our pipeline by entering into multiple new collaborations, including exclusive clinical development collaboration and option agreements for near-clinical- and clinical-stage assets. Key highlights of our corporate performance include:

Continued Successful Commercialization of CABOMETYX in Approved RCC and HCC Indications

››

In the U.S., our continued promotion of CABOMETYX within its labeled RCC and HCC indications and education of physicians on the product’s unique clinical profile contributed to continuing strong product demand in 2022 despite increased competition from therapies that combine an immune checkpoint inhibitor (ICI) with another targeted agent to treat cancer.

››

In markets outside of the U.S., we continued to work closely with our partners Ipsen Pharma SAS (Ipsen) and Takeda Pharmaceutical Company Limited (Takeda) in support of their respective regulatory strategies and commercialization efforts for CABOMETYX. As a result of additional approvals in territories outside of the U.S., as described in more detail below, CABOMETYX continued to grow both in sales and the number of RCC and HCC patients benefiting from its clinical effect in 2022.

Achievement of Regulatory Approvals for CABOMETYX for the Treatment of DTC

››

In May 2022, our partner Ipsen received approval from the EC for CABOMETYX as a monotherapy for the treatment of adult patients with previously treated, RAI-refractory DTC. This approval allows for the marketing of CABOMETYX in this indication in all 27 member states of the European Union, Norway, Liechtenstein and Iceland. Similarly, in April 2022, Ipsen received approval from Health Canada to market CABOMETYX for a similar DTC indication in Canada. As a result of these approvals, Exelixis received $27.0 million in milestone payments from Ipsen. Both approvals were based on the positive results of the phase 3 COSMIC-311 pivotal trial.

Achievement of Positive Results from Phase 3 Pivotal Trial Evaluating Cabozantinib

››

In July 2022, we announced top-line results from COSMIC-313, a phase 3 pivotal trial evaluating the triplet combination of cabozantinib, nivolumab and ipilimumab versus the combination of nivolumab and ipilimumab in patients with previously untreated advanced intermediate- or poor-risk RCC. The trial met its primary endpoint, demonstrating significant improvement in progression-free survival (PFS) at the primary analysis, as assessed by a blinded independent radiology committee. In September 2022, we presented detailed results from COSMIC-313 at the 2022 European Society for Medical Oncology (ESMO) Congress. The trial will continue to the next analysis of overall survival (OS), expected in the second half of 2023.

Continued Expansion of Product Pipeline Beyond the Cabozantinib Franchise

››

We made substantial progress expanding the clinical development of zanzalintinib by, among other things:(1) initiating STELLAR-303, a phase 3 pivotal trial evaluating zanzalintinib in combination with atezolizumab versus regorafenib in patients with metastatic colorectal cancer (CRC) that is not microsatellite instability-high or mismatch repair-deficient, who have progressed after or are intolerant to the standard of care therapy, in June 2022; (2) expanding our clinical trial collaboration and supply agreement with BMS to include the fixed-dose combination of nivolumab and relatlimab in STELLAR-002, a phase 1b trial evaluating zanzalintinib in combination with multiple ICIs in advanced solid tumors, in October 2022; and (3) initiating STELLAR-304, a phase 3 pivotal trial evaluating zanzalintinib in combination with nivolumab versus sunitinib in patients with advanced non-clear cell RCC, in December 2022.

››

We also made substantial progress expanding the clinical development of our first biotherapeutics product candidate, XB002 by, among other things, presenting promising initial results from the ongoing dose-escalation stage of JEWEL-101, a phase 1 study evaluating XB002 in patients with advanced solid tumors, at the 34th EORTC-NCI-AACR Symposium in October 2022. In 2023, we intend to accelerate the development of XB002 both as a monotherapy and in combination with immuno-oncology (IO) and other targeted therapies, across a wide range of tumor types, and we expect to move into full development by year-end 2023.

54 Exelixis, Inc.

Compensation of Executive Officers | Compensation Discussion and Analysis

››

In November 2022, we entered into an exclusive collaboration agreement with Cybrexa Therapeutics (Cybrexa) that provides us the right to acquire CBX-12 (alphalex™ exatecan), a clinical-stage, first-in-class peptide-drug conjugate that utilizes Cybrexa’s proprietary alphalex technology to enhance delivery of exatecan, a highly potent, second-generation topoisomerase I inhibitor, to tumor cells. This collaboration exemplifies our strategy to expand our clinical pipeline with options to acquire investigational drug candidates from third parties if those assets demonstrate evidence of clinical success.

››

In November 2022, we also entered into an exclusive clinical development and option agreement with Sairopa B.V. (Sairopa) to develop ADU-1805, a potentially best-in-class monoclonal antibody that targets SIRPa. This collaboration is intended to expand our clinical pipeline, and the FDA cleared Sairopa’s Investigational New Drug (IND) filing for ADU-1805 in February 2023, paving the way for an exploration of ADU-1805’s applicability across multiple tumor types, as well as the potential to combine ADU-1805 with zanzalintinib and approved ICIs.

››

Furthering our commitment to building a robust biologics pipeline, in November 2022, we established a new license agreement with Catalent, Inc. (Catalent) under which Catalent’s Redwood Bioscience subsidiary will grant us an exclusive license to three highly promising target programs with lead antibody and/or ADC candidates.

2022 Executive Compensation Program Highlights

In 2022, we continued our progress towards becoming a global, multiproduct oncology company with a diverse pipeline portfolio and creating long-term value for our stockholders through further expansion and depth of our commercial and investigational product offerings, growing our revenues and improving our future business prospects through important partnerships with a variety of biotherapeutic companies. The Compensation Committee believes that the 2022 compensation of all our employees, including our NEOs, is necessary and appropriate, not only to reward the achievement of critical milestones, but also to continue to incentivize our employees’ diligent efforts towards the achievement of our key priorities and anticipated milestones in 2023 and beyond. In consideration of the company’s performance as summarized above, the Board and Compensation Committee took the following key actions with respect to 2022 compensation for our NEOs:

Key Compensation Actions	Description

Approved Salary Increases for NEOs	In February 2022, the Compensation Committee increased base salaries for our NEOs by between 5% and 6% over salaries of 2021.

Approved Annual Cash Bonuses That Are Aligned with Strong Company Performance

In February 2023, the Compensation Committee approved annual cash bonus payments equal to 100% of each NEO’s 2022 target cash bonus amount. These decisions reflect the Compensation Committee’s assessment of the overall achievement of our pre-determined 2022 corporate goals, and the individual contributions of each NEO (other than Dr. Morrissey) toward the achievement of our corporate goals.

Granted Performance-Based and Time-Based Awards under Our Long-Term Incentive Program (LTIP)

In February 2022, the Compensation Committee approved equity awards for each NEO comprising approximately 50% performance-based RSU awards (PSUs) and 50% time-based RSU awards. The Compensation Committee believes this allocation between PSUs and RSUs provides an effective balance between retention and performance, risk and leverage, as well as alignment with our peer group.

Did Not Adjust Performance Targets for LTIP or Annual Cash Bonus Plan

The Compensation Committee believes that the performance targets reflected critical business objectives for the company and that the programs as originally established remained appropriate. Consequently, the Compensation Committee did not adjust the performance targets for awards issued under our LTIP or our Annual Cash Bonus Plan in 2022.

2023 Proxy Statement 55

Compensation Practices and Governance Highlights

Pay for Performance	›› We closely link the compensation of our NEOs to our corporate performance.

Stockholder Alignment	›› We use long-term equity incentives to align the longer-term financial interests of our NEOs with those of our stockholders.

Alignment of Compensation Metrics and Corporate Strategy	›› Our Compensation Committee establishes long-term incentive compensation programs based on metrics that are aligned with our corporate strategy and designed to build value for our stockholders.

Compensation Governance	›› Our Compensation Committee is made up entirely of independent directors and engages an independent compensation consultant to advise on executive compensation matters.

Stockholder Feedback	›› We value and regularly solicit the feedback of our stockholders, including through an annual stockholder vote to approve our say-on-pay proposal.

Recoupment (or Clawback) Policy

››  We maintain a Clawback Policy that permits the company to recoup variable compensation from senior level employees, including our NEOs, in the event of misconduct that causes material harm to the company.

Annual Cash Bonus Amounts Subject to Payment Maximums	›› Our Annual Cash Bonus Plan sets a cap of 200% on the payouts of target bonus payments for individual and/or corporate performance.

Equity Plan Features

››  Applies a maximum 7-year term for stock options.

››  Prohibits repricing of underwater stock options without prior stockholder approval.

››  The 2017 Plan also includes minimum vesting requirements of no less than one year for all types of awards, subject to limited exceptions.

Stock Ownership Guidelines	›› We apply, monitor and enforce stock ownership guidelines to directors and executive officers to further align their interests with those of our stockholders.

Change in Control Provisions

››  Does not include excessive change in control or severance payments.

››  Provides “double-trigger” change in control benefits.

››  Does not include tax gross-ups on severance or change in control benefits.

Perquisites, Retirement and Pension Benefits	›› Our NEOs do not receive excessive perquisites or post-termination retirement or pension benefits that are not available to all employees generally.

Prohibition on Hedging and Margin Loans	›› We prohibit hedging and purchases on margin by executive officers and directors.

Meaningful Limits on Pledging

››  We limit pledging of our common stock by executive officers and directors to circumstances where the individual can clearly demonstrate the financial capacity to repay the loan without resorting to the pledged securities. No executive officers or directors pledged our common stock during 2022.

Compensation Risk Assessment

››  Our Compensation Committee conducts an annual risk assessment of our compensation policies and practices to ensure that our programs are not reasonably likely to have a material adverse effect on us.

56 Exelixis, Inc.

Compensation of Executive Officers | Compensation Discussion and Analysis

Objectives of the Compensation Program

The primary goals of our executive compensation program are to:

››	Provide market-competitive compensation that attracts, motivates and retains our executive officers to achieve our short- and long-term business objectives;

››	Align our executive officers’ compensation with the interests of our stockholders; and

››	Reward our executive officers for success in achieving our corporate goals.

We believe it is critical to the success of our business that we achieve a large measure of continuity in core team of highly qualified employees, including our NEOs. As a testament to the high demand for their services in the marketplace, large pharmaceutical and biotechnology companies and strong local competitors have pursued our executives and other highly skilled employees. In light of this competitive environment, each year we design our executive compensation program to help attract, motivate and retain highly qualified individuals with relevant experience in the biopharmaceutical industry to manage the varied aspects of our growing and increasingly complex business operations.

How We Determine Executive Compensation

Role of the Compensation Committee, Compensation Consultants and Executive Officers in Compensation Decisions

Role of the Compensation Committee

The Compensation Committee is responsible for evaluating and approving the compensation packages offered to our NEOs. When appropriate, the Compensation Committee will solicit the input of, or present its recommendations on compensation matters for consideration and approval to, the full Board. The Compensation Committee acts on behalf of the Board in discharging the Board’s responsibilities with respect to overseeing our compensation policies, plans and programs, and establishing and reviewing general policies relating to compensation and benefits of our employees. The Compensation Committee also administers our equity and other incentive plans. The Compensation Committee does not delegate any of its functions to others in determining executive compensation.

Role of Compensation Consultants

Under its charter, the Compensation Committee has the authority to obtain the advice and assistance from external advisors to assist it in the performance of its duties. In accordance with this authority, the Compensation Committee engages external advisors to advise on executive officer compensation, including base salaries, bonus targets and equity compensation, as well as director compensation. These advisors also prepare industry compensation data, assist with the development of our peer group, and advise the Compensation Committee on best industry practices and relevant changes to regulations that may impact the Compensation Committee’s decision-making process with regard to executive officer and director compensation determinations. For 2022 compensation matters, the Compensation Committee retained the consulting firm Aon, to advise and assist with the following:

››	Development of a peer group to be used in the evaluation of 2022 executive and director compensation determinations.

››	Documentary support, including peer group and industry data with respect to base salaries, target annual cash bonuses and equity compensation.

››

A market analysis of executive officer compensation compared to our peer group, which was reviewed with the Compensation Committee and used to guide 2022 base salary and bonus target decisions for our NEOs.

››

A market analysis of long-term incentive compensation of our executive officers compared to our peer group, which market analysis was reviewed with the Compensation Committee and used to guide 2022 long-term equity compensation determinations.

The Compensation Committee assessed the independence of Aon pursuant to SEC rules and concluded that the work performed by Aon for the Compensation Committee did not raise any conflicts of interest.

Role of Executive Officers

Dr. Morrissey, our President and Chief Executive Officer, also participates in the Compensation Committee’s deliberations with respect to NEO compensation other than his own; he is not present during deliberations and voting concerning his compensation. Each year, Dr. Morrissey and other senior management develop annual corporate goals and performance targets for long-term incentive awards for the company, which are reviewed and, subject to their input, approved by the Compensation Committee and/or the Board.

2023 Proxy Statement 57

Compensation Committee Process

In setting the level of salary, annual cash bonus and long-term incentive compensation for our NEOs, the Compensation Committee typically considers various factors, including:

››	the performance of the company during the prior year;

››	the contribution of each NEO toward achievement of our corporate goals;

››	the criticality of each NEO’s skill set and relative expected future contributions to our business;

››	the growing complexity of our business and expanding workforce resulting in increased workloads and responsibilities of our NEOs;

››	the appropriate mix of compensation for each NEO;

››	the historical salary, cash bonus and percentage of vested versus unvested equity awards held by each NEO; and

››	market data, which include competitive information relating to compensation levels for comparable positions in the biotechnology and life sciences sector and for our specific peer group.

Each year, the Compensation Committee balances each of these factors against our cash resources and the critical need to prioritize clinical development and pipeline expansion investments over other expenditures, as well as our aggregate equity burn rate. Using this process, the Compensation Committee strives to ensure that, as a whole, our executive compensation program is competitive.

Stockholder Outreach and Board Responsiveness

Our stockholder outreach initiatives constitute an integral part of our executive compensation program review and allow us to elicit and obtain a better understanding of the concerns and perspectives of our stockholders.

Range of Governance and Business Topics Discussed with Stockholders During 2022
›› Board Independence, Composition, Tenure and Refreshment
›› Business performance and corporate strategy
›› ESG Disclosures
›› DEI
›› Executive Compensation
›› Human Capital Management

Each year, during the period following the filing of our Proxy Statement with the SEC and the date of our annual meeting, we reach out to and engage with our major stockholders to seek support for our annual meeting proposals and request feedback regarding governance matters. This outreach effort also provides us with the opportunity to gather our stockholders’ opinions concerning the executive compensation measures that are in the best interest of our stockholders and to reaffirm our commitment to align pay and performance. Participants at these meetings typically include members of the management team and in some cases the Chair of our Board or the Chair of our Compensation Committee, driven by investor request and availability. Stockholder feedback is then reported to the appropriate committee and/or the entire Board for consideration. During the Fall each year, we again reach out to stockholders to solicit additional feedback on matters critical to our stockholders’ evaluation of our governance profile. Participants in the Fall 2022 stockholder outreach program included members of the management team, as well as the Chair of our Board. These conversations provided us with the opportunity to share information concerning the growth of our company in both revenue and headcount and how the corporate team was working to ensure continued strong operating performance. We also requested and received specific feedback, which was uniformly positive, concerning our inaugural CV&S report, which highlighted our recent DEI achievements and progress of our other ongoing ESG initiatives. These meetings also yielded constructive feedback concerning board independence, tenure, diversity and refreshment, all of which was summarized and reported to the Board for consideration in its ongoing evaluation of our governance profile.

It is our desire and intention to continue to engage with our stockholders throughout the year, and we invite you to reach out with any comments or questions at any time. Please see our website at www.exelixis.com under the caption “Investors & Media—Contact IR” for the appropriate contact information.

58 Exelixis, Inc.

Compensation of Executive Officers | Compensation Discussion and Analysis

Stockholder Advisory Vote on Executive Compensation

We provide our stockholders the opportunity to cast an annual advisory vote on our executive compensation program, and the Compensation Committee takes the results of this vote into account when determining compensation of our NEOs. At our annual meeting of stockholders held in May 2022, approximately 97% of the votes present and entitled to vote voted in favor of the say-on-pay proposal. Our Compensation Committee considered these votes to be an endorsement of the Compensation Committee’s policies and practices.

Competitive Assessment

A key objective of our executive compensation program is to ensure that the overall compensation packages we offer our executive officers remain competitive with the packages offered by companies with which we compete for executive talent. The Compensation Committee consults with its independent compensation consultant to develop a peer group of companies to serve as the basis for comparing our executive compensation program to the market.

Peer Group Development Process and How We Used the Data

The Compensation Committee reviews and makes adjustments to the composition of the peer group on an annual basis, or more often as deemed necessary, to account for changes in both our business and the businesses of the companies in the peer group. The Compensation Committee does not have a specific target compensation level for the NEOs. Instead, we review our peer group benchmarking data and data from within the general biotechnology market as a reference point to assist in developing programs that will attract and retain exceptional talent and drive company performance.

In developing the 2022 peer group, the Compensation Committee considered the continued evolution of our business and meaningful developments in comparison to the 2021 peer group companies. It also considered what other companies might make suitable additions to the 2022 list. The key qualitative and quantitative considerations that influenced the development of the 2022 peer group were:

››	industry, including biotechnology and pharmaceutical companies;

››	therapeutic area, including companies with an oncology product focus;

››	stage of business, as reflected by the existence of at least one marketed product;

››	organizational complexity, as reflected by headcount between 0.3x—3.0x Exelixis’ then-current headcount (approximately 350 employees—3,000 employees);

››	whether the company is traded on a major U.S. exchange;

››	market capitalization between 0.3x—3.0x of Exelixis’ then-current market capitalization (approximately $2.5 billion—approximately $20.0 billion); and

››	revenues between 0.5x—2.5x of Exelixis’ then-current revenues (approximately $500 million—approximately $2.5 billion).

2023 Proxy Statement 59

Following this analysis, the Compensation Committee, in consultation with management and Aon, identified the following 19 publicly-traded, U.S.-based biotechnology/pharmaceutical companies as our peer group to be used in reviewing compensation for 2022:

Fiscal 2022 Peer Group (1)

ACADIA Pharmaceuticals	Horizon Therapeutics	Sage Therapeutics

Alkermes	Incyte	Sarepta Therapeutics

Alnylam Pharmaceuticals	Ionis Pharmaceuticals	Seagen

BeiGene	Jazz Pharmaceuticals	Ultragenyx Pharmaceutical

BioMarin Pharmaceutical	Natera	United Therapeutics

Blueprint Medicines	Neurocrine Biosciences

Emergent BioSolutions	NovoCure

(1)

Natera, Sage Therapeutics, and Ultragenyx Pharmaceutical were added to our 2022 peer group because they met the selection criteria. Agios Pharmaceuticals, bluebird bio, Corcept Therapeutics, and Ironwood Pharmaceuticals were removed from the 2022 peer group because they no longer met the selection criteria.

Positioning Relative to 2022 Peers

(as of August 2021)

Percentile Rank

60 Exelixis, Inc.

Compensation of Executive Officers | Compensation Discussion and Analysis

Compensation Elements

Our executive compensation program generally consists of three principal components: base salary; annual cash bonus; and long-term incentive compensation. A description and objective(s) for each element of compensation, which may vary from year to year, is set forth below:

Element		Description	Objective(s)

Annual Base Salary		Fixed cash compensation to recognize each NEO’s role and responsibilities.	Provide an appropriate and competitive base level of current cash income for NEOs.

Annual Cash Bonus		Variable cash compensation based on corporate performance, including achievement against pre-determined corporate goals and the individual contributions of each NEO toward the achievement of such corporate goals.	Align our NEOs’ compensation with our annual corporate goals. Reward NEOs for overall corporate performance and their individual contributions toward achievement of our critical business objectives.

Long-Term Incentive Compensation	RSUs (or PSUs, if performance- based)	Variable share-based compensation, subject to either time-based vesting or performance-based vesting based on the achievement of key corporate goals. PSUs generally have a three-year performance period.

Align the interests of our NEOs with those of our stockholders.

Motivate our NEOs to achieve long-term corporate performance objectives.

Promote retention, including during periods of stock price volatility common to biotechnology companies.

	Stock Options	Variable share-based compensation whereby value is derived from appreciation in stock price.

Align the interests of our NEOs with those of our stockholders.

Motivate our NEOs to pursue our critical business objectives, because stock options only have value if the value of our company as reflected by our stock price increases over time.

2023 Proxy Statement 61

Other Compensation and Benefits

In addition to the primary elements of compensation described above, all of our employees, including our NEOs are also eligible to participate, on the same basis as other employees, in our 401(k) Plan, our employee stock purchase plan (ESPP) and other benefit programs generally available to all employees. These programs are intended to provide tax-beneficial ways to save toward retirement, promote health and wellness and encourage stock ownership. Our NEOs are also eligible to participate in our Change in Control and Severance Benefit Plan, a compensation program that incentivizes our executive officers to remain with our company, and objectively evaluate and facilitate an acquisition of our company should consideration of such a transaction be determined appropriate by the Board and in the best interests of our stockholders. The Compensation Committee believes that considered together, these benefits are critical for motivating and retaining these leaders and are consistent with compensation arrangements provided in the competitive market for executive talent.

Element	Description

401(k) Plan	All employees, including NEOs, contribute their own funds, as salary deductions, on a pre-tax or after-tax basis, subject to plan and government limits. For 2022, we matched pre-tax and Roth 401(k) contributions dollar-for-dollar up to $11,000.

Employee Stock Purchase Plan	Our ESPP allows for all employees, including NEOs, to purchase shares of our common stock at a price equal to the lower of 85% of the closing price on the first day of the six-month offering period or 85% of the closing price on the final day of such offering period, subject to specified limits.

Health Care, Dental and Vision Benefits	Subject to applicable laws, these health and welfare benefits are available to all eligible employees, including NEOs.

Change in Control and Severance Benefit Plan (1)

Our Change in Control and Severance Benefit Plan is a double-trigger plan, in which each participant receives plan benefits only if the participant is terminated without cause or is constructively terminated in connection with a change in control. We adopted a double-trigger plan because it protects the participants from post-change in control events that are not related to the participants’ performance, encourages them to stay throughout a transition period in the event of a change in control, and does not provide for benefits for a participant who remains with the surviving company in a comparable position.

To serve our best interests, the plan requires a release of claims against us as a condition to receiving any severance benefits.

(1)	A description of the Change in Control and Severance Benefit Plan is set forth below under the heading “Potential Payments Upon Termination or Change in Control.”

62 Exelixis, Inc.

Compensation of Executive Officers | Compensation Discussion and Analysis

Compensation Mix

The Compensation Committee has not established formal policies or guidelines for allocating compensation between annual and long-term incentive compensation, or between cash and non-cash compensation. Instead each year, through our compensation program, the Compensation Committee seeks to align pay and performance. To that end, a significant portion of our NEOs’ compensation is always “at risk” because it is variable, performance-based and in large part dependent on the success of our company. At-risk compensation for 2022 included PSUs, RSUs and annual incentive cash bonuses, which annual incentive cash bonuses relate to the Compensation Committee’s assessment of our overall corporate performance, including achievement against our pre-determined 2022 corporate goals, and, other than for Dr. Morrissey, the Compensation Committee’s consideration of the individual contributions of each NEO toward the achievement of our corporate goals. Dr. Morrissey’s annual incentive cash bonus is entirely dependent on the company’s performance against the pre-determined 2022 corporate goals. The following charts highlight the 2022 pay mix for our Chief Executive Officer and our other NEOs as a group.

Chief Executive Officer Pay Mix 93% of CEO 2022 Compensation is Considered Variable and At-Risk	All Other NEOs Pay Mix 88% of All Other NEOs (as a group) 2022 Compensation is Considered Variable and At-Risk

2022 Compensation Decisions

2022 Base Salaries

The Compensation Committee annually reviews the base salaries of our NEOs and adjusts them periodically as needed to maintain competitive market positioning and consistency with evolving role responsibilities. The following table sets forth the 2022 base salaries for our NEOs, as determined by the Compensation Committee in February 2022 after it considered a market analysis of base salaries of our executive officers compared to our peer group.

Name	2021 Base Salary	2022 Base Salary	Percentage Increase

Michael M. Morrissey, Ph.D.	$1,100,037	$1,155,039	5.0%

Christopher J. Senner	$685,849	$723,571	5.5%

Patrick J. Haley	$530,400	$559,572	5.5%

Jeffrey J. Hessekiel, J.D.	$603,599	$636,797	5.5%

Vicki L. Goodman, M.D. (1)	N/A	$650,000	N/A

(1)	Dr. Goodman joined the company in January 2022.

2023 Proxy Statement 63

2022 Annual Cash Bonuses

Rigorous Process for Determining Annual Cash Bonus

Our Annual Cash Bonus Plan is an annual incentive program designed to provide our senior management team, including our NEOs, with incentives and rewards for working to achieve the strongest possible corporate performance, while also enhancing our ability to attract and retain highly talented individuals. Under our Annual Cash Bonus Plan, NEOs are eligible to receive an annual performance-based cash bonus award, the amount of which is based on a pre-set target percentage of the NEO’s annual base salary earned during the year. The Compensation Committee is responsible for establishing the bonus target percentages, as well as the relative percentage contributions of corporate performance and individual performance. For each NEO, the amount of the cash bonus award for each fiscal year depends upon our overall corporate performance, including the achievement of applicable corporate goals established by the Compensation Committee for that year, and, for NEOs other than Dr. Morrissey (whose annual incentive cash bonus is entirely dependent upon company performance), the Compensation Committee’s consideration of the individual contributions of each NEO toward the achievement of our corporate goals. Under appropriate circumstances, the Compensation Committee may use discretion to acknowledge progress toward achievement of a goal when factors outside of our control rendered a performance target impossible or impractical to achieve. The corporate goals under the Annual Cash Bonus Plan may be based on criteria such as the following: sales or commercial goals; research, development and clinical activities; financial metrics; hiring, retention and other operational goals; commercial, clinical and strategic collaborations and alliance management; acquisitions and licensing or partnering transactions; manufacturing and supply goals; quality goals; regulatory goals; legal and compliance goals; and government affairs and public policy goals. Individual performance may be assessed by the Compensation Committee based on the NEO’s contributions toward the achievement of our corporate goals, recommended by the Chief Executive Officer and approved by the Compensation Committee, for the NEO’s area of responsibility. Taking these factors into account, the Compensation Committee assigns an individual performance percentage for each NEO, other than Dr. Morrissey. For any year, the achieved corporate performance percentage and/or individual performance percentage may exceed 100%, provided that neither percentage may exceed 200%.

2022 Bonus Targets

Bonus targets (expressed as a percentage of base salary) are based on the seniority of the applicable position. They are reviewed annually by the Compensation Committee, taking into consideration competitive market data and the criticality of the role for the organization, and adjusted if deemed appropriate by the Compensation Committee. Following such review in February 2022, the Compensation Committee determined that the existing bonus targets from 2021 remained aligned with competitive market data and therefore would remain unchanged for 2022. The following table sets forth the 2022 bonus targets for the NEOs.

NEO	2022 Bonus Target

Michael M. Morrissey, Ph.D.	100%

Christopher J. Senner	50%

Patrick J. Haley	50%

Jeffrey J. Hessekiel, J.D.	50%

Vicki L. Goodman, M.D.	50%

2022 Corporate Goal Development and Weighting

In connection with establishing the bonus program for 2022, the Compensation Committee reviewed and approved management’s proposed discovery, business development, product development, commercial, and finance, legal and business operations goals. In selecting these goals, the Compensation Committee believed they were appropriate drivers for our business, providing a balance between the efforts necessary to continue the successful commercialization of CABOMETYX in its approved indications, further our cabozantinib development program and advance our other clinical programs and early-stage product pipeline, while maintaining a strong financial position, which together would enhance stockholder value. At the time the 2022 corporate goals were set, the Compensation Committee and management believed that such goals were challenging and achieving them would require not only continued strong commercial performance, research and product development success, and prudent fiscal and legal management, but also a high level of effort and execution on the part of our NEOs.

64 Exelixis, Inc.

Compensation of Executive Officers | Compensation Discussion and Analysis

The Compensation Committee also applied a performance weighting to each goal relative to the overall performance of the company to reflect the prioritization of key business objectives. Target and maximum achievement levels were defined for certain corporate goals and, depending on the level of achievement, NEOs were eligible to receive a payout ranging from 0% to 150% for such goal. Additionally, a weighting between corporate performance and individual performance was also applied for each NEO to reflect the level of impact such individual would be able to make on the overall corporate performance. The following table sets forth the relative weighting for each corporate goal and corporate versus individual performance for the NEOs included therein.

Corporate Goals	Weighting (%)	NEO	Weighting of Corporate Goals	Weighting of Individual Performance Assessment
Discovery	20%	Michael M. Morrissey, Ph.D.	100%	0%
Business/Corporate Development	10%	Christopher J. Senner	70%	30%
Product Development	30%	Patrick J. Haley	70%	30%
Commercial	30%	Jeffrey J. Hessekiel, J.D.	70%	30%
Finance, Legal and Business Operations	10%	Vicki L. Goodman, M.D.	70%	30%
Total	100%

2022 Performance Evaluation

During 2022, management reported regularly to the Compensation Committee and the Board on the status of the company’s performance against our 2022 goals, including in formal meetings in February, April, September and December. In February 2023, the Compensation Committee evaluated the company’s performance in relation to the 2022 goals, as well as the individual contributions of each NEO (other than Dr. Morrissey, whose annual incentive cash bonus is entirely dependent on the company’s performance against our pre-determined 2022 corporate goals) toward the achievement of those goals.

2023 Proxy Statement 65

Following its evaluation of such performance, the Compensation Committee concluded that 2022 was a year of meaningful accomplishments, during which the company largely achieved each of the goals, as further described in the table below:

PERFORMANCE OBJECTIVES		ACHIEVEMENTS	TARGET %	ACHIEVEMENT %

Discovery			20%	18%
Target	Maximum
Advance five compounds from lead optimization decision to Development Candidate (DC) status	Advance seven compounds from lead optimization decision to DC status	›› Advanced three compounds to DC status
Below Target Achievement
Advance four projects to lead optimization decision	Advance six projects to lead optimization decision	›› Advanced five projects to lead optimization decision status
Above Target Achievement

Business/Corporate Development			10%	15%
Target	Maximum
Complete five transactions for oncology assets or platform technologies	Complete eight transactions for oncology assets or platform technologies	›› Completed nine transactions for oncology assets or platform technologies
Maximum Achievement

Product Development and Medical Affairs			30%	27%
Target	Maximum
Cabozantinib
Achieve top-line results from and complete trial enrollment in ongoing studies; present data from ongoing studies; report final OS data from COSMIC-312 in first half of 2022; submit a supplemental new drug application based on results from COSMIC-312; start 10 studies for cabozantinib program through the National Cancer Institute’s Cancer Therapy Evaluation Program (CTEP) or the investigator-sponsored trial (IST) program; submit two non-labeled indications to National Comprehensive Cancer Network (NCCN)	Present top-line results from any pivotal trial from the list of COSMIC-313, CONTACT-01 or CONTACT-03 at major medical meetings.

››   Achieved top-line results from COSMIC-313 and CONTACT-01

››   Achieved near target enrollment for CONTACT-02

››   Presented data from COSMIC-021 at the 2022 American Society of Clinical Oncology Annual Meeting

››   Reported final OS data from COSMIC-312 in March 2022

››   Started 15 IST/CTEP studies; submitted three non-labeled indications to NCCN

››   Presented top-line results from COSMIC-313 at the Presidential Symposium III at the 2022 European Society for Medical Oncology Congress

Above Target Achievement
Zanzalintinib (formerly XL092)
Report clinical updates from multiple phase 1b trials and expand into new tumor types and combination therapies; initiate global phase 3 pivotal trial in first half of 2022; initiate one additional phase 3 pivotal trial	Initiate second additional phase 3 pivotal trial; initiate new, or expand existing, combination study with next-generation IO agent or other agent with novel mechanism to enhance XL092 development program

››   Presented dose escalation data for monotherapy and atezolizumab combination from STELLAR-001 at 2022 ESMO Congress

››   Initiated dosing in expansion cohorts for patients with clear cell RCC from STELLAR-002

››   Initiated STELLAR-003, a global phase 3 pivotal trial, in June 2022

››   Initiated STELLAR-004, an additional global phase 3 pivotal trial, in December 2022

Target Achievement

66 Exelixis, Inc.

Compensation of Executive Officers | Compensation Discussion and Analysis

PERFORMANCE OBJECTIVES		ACHIEVEMENTS	TARGET %	ACHIEVEMENT %
Development of XB002, XL102 and XL114
Expand development of XB002 broadly across tumor types; present initial data from phase 1 study of XB002; initiate cohort expansion of ongoing phase 1 study of XL102 and present initial data from such study; initiate dosing in phase 1 trial of XL114 in first half of 2022	Advance into full development of both XB002 and XL102; participate in development program for compounds added to the portfolio through business development activities or acquisitions

››   Presented initial dose-escalation results from JEWEL-101, a phase 1 study of XB002, in October 2022

››   Presented initial dose-escalation results from QUARTZ-101, a phase 1 study of XL102, in December 2022

››   Initiated dosing in phase 1 trial of XL114 in April 2022 (which was later discontinued)

Below Target Achievement
Nonclinical Development
Plan for and initiate IND-enabling toxicology studies for 2023 INDs; continue to support dose selection, clinical pharmacology, translational science and toxicology for cabozantinib, zanzalintinib, XB002, XL102 and XL114	Contribute to nonclinical and clinical pharmacology due diligence to support our business development activities, including entering into a research collaboration or in-licensing arrangement with a late preclinical or early clinical stage asset

››   Initiated IND-enabling activities to support first-in-human study and development of clinical plan for XB010

››   Continued to support dose selection for XB014

››   Continued to support clinical pharmacology for zanzalintinib

Target Achievement
Organizational Development
Increase full-time employees (FTEs) by 30% across Development and Medical Affairs functions; establish “EXEL EAST” office and hire top tier talent at both locations and integrate staff into development teams; improve efficiency, scalability and governance by implementing a core project/product team with multiple sub-team structure in first half of 2022	Increase FTEs by 40% across Development and Medical Affair functions; in collaboration with the Discovery and Commercial functions, initiate efforts to integrate optimized governance structure and process for pipeline planning across the enterprise	›› Established EXEL East office and hired and integrated top tier talent at both locations
Below Target Achievement

Commercial			30%	29%
Target	Maximum
Meet cabozantinib franchise net product revenue target	Exceed 105% of target cabozantinib franchise net product revenue target	›› Achieved just below cabozantinib franchise net product revenue target
Below Target Achievement
Progress launch preparations and execute launch readiness reviews for CABOMETYX in 1L HCC, 1L RCC, and non-small cell lung cancer (NSCLC)	Successfully launch CABOMETYX in new indication; participate in commercial efforts for new commercial product if added to portfolio through an in-licensing arrangement or a transaction	›› Progressed launch preparations and readiness reviews for CABOMETYX in 1L RCC and NSCLC
Below Target Achievement

Finance, Legal and Business Operations			10%	11%
Target	Maximum
Achieve year-end headcount of 1,154 (+200) FTEs	Achieve an overall company FTE turnover rate of 15% or less	›› Achieved year-end headcount of 1,223 FTEs
Target Achievement
Continue high-impact digital transformation and information technology initiatives to accelerate the adoption of digital technology	Implement Integrated Customer Engagement (ACE) program	›› Implemented commercial demand planning solution, Workday solution, electronic trial master file management, and quality management system ›› Implemented ACE program
Maximum Achievement

2023 Proxy Statement 67

PERFORMANCE OBJECTIVES		ACHIEVEMENTS	TARGET %	ACHIEVEMENT %
Effectively prosecute and assert the cabozantinib patent estate through and beyond the May 2022 bench trial against MSN Laboratories Private Ltd. (MSN)	Achieve favorable final resolution of Abbreviated New Drug Application (ANDA) litigation against MSN and/or Teva Pharmaceutical Industries Ltd. (Teva)

››   Effectively prosecuted and asserted the cabozantinib patent estate through and beyond the May 2022 bench trial against MSN

››   Received judgment for MSN I case in January 2023 upholding cabozantinib composition of matter patent, with exclusivity to 2026, but not finding infringement on a salt and polymorphic forms patent with exclusivity to 2030; commenced discovery, fact and expert development for MSN II case, which is now important for maintaining exclusivity for cabozantinib into 2030; Teva case remains stayed

Above Target Achievement
Achieve substantial completion of construction of Building 1951 and complete move-in in first half of 2022; develop and implement plans for further lab expansion on/near the Alameda campus; sign lease for temporary space for EXEL EAST in first quarter of 2022; identify permanent site and initiate construction planning for each of EXEL EAST and Discovery Midwest/East in first half of 2022	Achieve substantial completion of construction of Building 1951 and begin move-in in first quarter of 2022

››   Achieved substantial completion of construction of Building 1951 and completed move-in in second quarter of 2022

››   Implemented lab expansion plans for Alameda campus

››   Identified permanent site and initiated construction planning for EXEL EAST; identified biology suite for Discovery Midwest/East

Target Achievement
			100%	100%

68 Exelixis, Inc.

Compensation of Executive Officers | Compensation Discussion and Analysis

Individual Performance Assessments of our NEOs other than the CEO

The Compensation Committee also recognized the individual contributions of each NEO (other than Dr. Morrissey, whose annual incentive cash bonus is entirely dependent on the company’s performance against our pre-determined 2022 corporate goals) toward achievement of the 2022 corporate goals. In evaluating the individual contributions of these NEOs, the Compensation Committee determined that they all performed at or above expectations and considered the following contributions from each in such determination:

››

Mr. Senner’s overall leadership of our finance organization and his performance with respect to the achievement of our financial goals in 2022, particularly regarding: disciplined expense management during a period of rapid growth; his role in positioning the company to be able to execute on future strategic initiatives; and his evolving responsibilities leading the growing Information Technology and Digital Transformation organizations in implementing high-impact initiatives that have and will further enhance our technology infrastructure.

››

Mr. Haley’s overall leadership of our Commercial organization and his performance with respect to the achievement of our commercial goals in 2022, particularly regarding: the continued strong CABOMETYX demand in 2022, including: maintaining its leading total prescription share amongst TKIs uses to treat RCC throughout the year; achieving a historic peak of new patient starts; and the implementation of various digital marketing technologies.

››

Mr. Hessekiel’s overall leadership of our legal and compliance organizations and his performance with respect to the achievement of our business and legal goals in 2022, particularly regarding: his continued effective management of the ANDA litigations, including through the resolution of the MSN I trial and progression of the MSN II trial; the effective oversight of our compliance program, including the continued evaluation and enhancement of our internal controls relating to commercial activities; and our organizational assessment of and planned responses to legislative changes to healthcare regulations applicable to our business, including those expected following the passage of the Inflation Reduction Act.

››

Dr. Goodman’s overall leadership of our product development and medical affairs organizations and her performance with respect to the achievement of our product development goals in 2022, particularly regarding: the strategic realignment of the product development organizations to facilitate rapid expansion of our pipeline trials; the achievement of top-line results for cabozantinib pivotal trials and presentation of such results, along with clinical updates from early-stage pipeline trials, at various medical meetings; and overseeing the continuing buildout of our bi-coastal product development teams.

In consideration of the foregoing, in February 2023, the Compensation Committee approved annual cash bonus payments for each NEO as reflected in the table below.

Name	2022 Base Salary	2022 Target Award (%)	2022 Corporate Performance Weighting (%)	2022 Approved Corporate Performance (%)	202 Individual Performance Weighting (%)	2022 Individual Performance (%)	2022 Annual Cash Bonus Payout (% of Target Award)	2022 Annual Cash Bonus Payout ($)

Michael M. Morrissey, Ph.D.	$1,155,039	100%	100%	100%	N/A	N/A	100%	$1,155,039

Christopher J. Senner	$723,571	50%	70%	100%	30%	100%	100%	$361,786

Patrick J. Haley	$559,572	50%	70%	100%	30%	100%	100%	$279,786

Jeffrey J. Hessekiel, J.D.	$636,797	50%	70%	100%	30%	100%	100%	$318,399

Vicki L. Goodman, M.D.	$650,000	50%	70%	100%	30%	100%	100%	$325,000

2022 Long-Term Incentive Awards

Consistent with our goal to align executive compensation with performance that advances our critical business objectives, a significant portion of the NEOs’ total compensation typically has consisted of, and is expected to continue to consist of, equity-based awards. In evaluating the mix of equity awards for 2022, the Compensation Committee considered market trends, as well as feedback from stockholders and proxy advisory firms, and determined that a combination of PSUs and RSUs would be the most appropriate incentive structure for our NEOs to reward performance over time and achieve our retention objectives.

2023 Proxy Statement 69

Allocation of 2022 Long-Term Incentive Awards

For 2022, the Compensation Committee approved equity awards for each NEO comprising approximately 50% PSUs and 50% RSUs. In approving these awards, the Compensation Committee sought to establish an effective balance between retention and performance, risk and leverage, as well as alignment with our peer group.

2022 RSU Awards

The RSU awards granted to our NEOs represent approximately 50% of the total long-term incentive award value. In determining to grant each NEO’s 2022 time-based equity award in the form of RSUs, the Compensation Committee considered market trends, retention needs, and internal pay equity. The Compensation Committee ultimately determined that granting RSUs to each of our NEOs would generate a substantial retention incentive, further align our LTIP with market trends, and align the interests of our NEOs with those of our stockholders by encouraging them to focus on the company’s long-term performance and success.

The RSU awards granted to our NEOs vest in four equal annual installments beginning on May 15, 2023. Vesting of these RSU awards will cease upon termination of continuous service for any reason. In addition, the NEOs are party to our Change in Control and Severance Benefit Plan, which provides for acceleration of vesting of these awards in the event of certain specified change in control events involving us, as further described under the caption “Potential Payments Upon Termination or Change in Control” below.

2022 PSU Awards

The PSU awards granted to our NEOs represent approximately 50% of the total long-term incentive award value. Consistent with our pay-for-performance philosophy and our focus on driving long-term stockholder value creation, the Compensation Committee determined that the 2022 PSU awards granted to our NEOs will vest based on our total stockholder return relative to other companies in the Nasdaq Biotechnology Index (Relative TSR), as measured over a three-year period ending January 3, 2025 (such performance metric referred to herein as the 2022 Relative TSR Goal). The Compensation Committee chose Relative TSR as the performance metric for the 2022 PSU awards because it is an objective and meaningful metric to evaluate our performance against the performance of our industry peers, and it effectively aligns executive compensation with our long-term growth strategy.

Achievement of the threshold, target, and maximum performance level targets of the 2022 Relative TSR Goal will result in 50%, 100%, and 175%, respectively, of the target number of shares of our common stock subject to the PSU awards becoming eligible to vest.

2022 Relative TSR Goal

Performance Level	Relative TSR Percentile v. Nasdaq Biotechnology Index Companies	PSUs Vesting as a Percentage of Target

Threshold	25th percentile – 49th percentile	50%

Target	50th percentile – 74th percentile	100%

Maximum	75th percentile or above	175%

The NEOs are therefore eligible to vest up to a maximum of 175% of the target number of shares of our common stock subject to the PSU award. Failure to achieve the threshold performance level target during the three-year performance period will result in forfeiture of 100% of the 2022 PSU award.

After the performance period has ended, the Compensation Committee will certify the level of achievement of the 2022 Relative TSR Goal and then determine the number of shares that are entitled to vest based on such achievement, which will be equal to the product of (1) the target number of shares subject to a 2022 PSU award and (2) the performance achievement percentage of the 2022 Relative TSR Goal (such number referred to herein as the 2022 PSU Certified Shares). Each 2022 PSU Award will vest as to 50% of the 2022 PSU Certified Shares upon the Compensation Committee’s certification and 50% of the 2022 PSU Certified Shares on the first quarterly vesting date following the one-year anniversary of the Compensation Committee’s certification.

70 Exelixis, Inc.

Compensation of Executive Officers | Compensation Discussion and Analysis

Vesting of these PSU awards will cease upon termination of service as an employee for any reason. Pursuant to the terms of the award agreements, following certain change in control events wherein the PSU awards are assumed by the surviving entity, the PSU awards will convert to time-based vesting, as though the target number of shares subject to each PSU award had been subject to a vesting schedule pursuant to which the shares would have vested annually over a four-year period following the grant date (with any portion that would have vested on or prior to the change in control event under such vesting schedule becoming vested on the date of the change in control event and any portion that is unvested following the date of the change in control event vesting in accordance with such vesting schedule). The purpose of this conversion feature is to account for the fact that the goal may not be achievable in the context of the newly formed organization. In addition, the NEOs are party to our Change in Control and Severance Benefit Plan, which provides for acceleration of vesting of the award in the event of certain specified change in control events involving us, as further described under the caption “Potential Payments Upon Termination or Change in Control” below.

Value of 2022 Long-Term Incentive Awards

When determining the appropriate value of equity incentive awards, the Compensation Committee asked Aon to provide guidance with respect to implementing a program that would incentivize our NEOs to achieve key company priorities and increase stockholder value over the long-term, while maintaining competitive market practices and being mindful of the company’s equity burn rate.

As part of the decision-making process, the Compensation Committee considered the challenges of managing a rapidly expanding organization in a highly competitive and increasingly highly regulated business environment, as well as the importance of a cohesive management team to facilitate the achievement of product development and pipeline expansion objectives, while supporting the continued commercial success of CABOMETYX. The Compensation Committee also believed it was important that the value of the equity awards continue to reflect the individual performance of each NEO during the fiscal year to date and the criticality of each NEO’s skill set and expected future contributions to our business. Taking these factors into consideration and applying Aon’s market analysis of long-term incentive compensation of our NEOs compared to our 2022 peer group, the Compensation Committee determined that the aggregate value of the equity awards granted to each of our NEOs should generally approximate the 50th percentile of market peers and approved the aggregate grant amounts to the NEOs summarized in the table below. The actual number of RSUs and PSUs granted to each executive officer was determined by dividing the value the Compensation

Committee intended to deliver by the 30-day average trailing stock price (as of January 14, 2022). A 30-day average stock price was used, rather than a single day share price, in order to provide a more stabilized share value less susceptible to possible swings in the market.

Name	Number of Shares Subject to RSUs	Target Number of Shares Subject to 2022 PSUs
Michael M. Morrissey, Ph.D.	270,415	270,415
Christopher J. Senner	75,985	75,985
Patrick J. Haley	70,715	70,715
Jeffrey J. Hessekiel, J.D.	67,875	67,875
Vicki L. Goodman, M.D. (1)	—	—

(1)

Due to joining the company in January 2022, Dr. Goodman was not eligible to receive the 2022 long-term incentive awards granted to our other NEOs. In connection with her hiring, Dr. Goodman received certain equity awards, which are described under the heading “Vicki L. Goodman New Hire Compensation” below.

2023 Proxy Statement 71

2020 Long-Term Incentive Awards Achievements

In 2020, the Compensation Committee granted PSUs to the NEOs allocated among two separate awards that only vest upon or following achievement of the following performance targets:

2020 PSU Grant #1

positive top-line results of one or more clinical trials evaluating a product for which we own, or have licensed to a collaboration partner, development or commercialization rights, that provides data that can reasonably support regulatory evaluation of safety and efficacy to determine the risk/benefit profile of the product

2020 PSU Grant #2

the approval by the FDA for the commercial sale and marketing of one or more products for which we own, or have licensed to a collaboration partner, development or commercialization rights, in one or more new indications or an indication for which the product has previously received FDA approval, if such product is intended to treat a new, additional or expanded set of patients or is part of a combination therapy

On August 3, 2022, following the positive top-line results for the PFS endpoint in the COSMIC-313 trial, the Compensation Committee certified the threshold achievement of 2020 PSU Grant #1, representing 50% of the target number of shares subject to the award. Upon certification of such threshold achievement by the Compensation Committee, 2020 PSU Grant #1 vested as to 25% of the target number of shares subject to the award. An additional 25% of the target number of shares subject to the award will vest on August 15th, 2023 based on such threshold achievement.

Vicki L. Goodman New Hire Compensation

In January 2022, Dr. Goodman commenced employment with us as our Executive Vice President, Product Development and Medical Affairs, and Chief Medical Officer. In connection with her hire, Dr. Goodman received a one-time cash sign-on bonus of $500,000, with the first half paid in March 2022 and the second half paid in December 2022. In the event Dr. Goodman voluntarily terminated employment with us, other than a “constructive termination” (as defined in our Change in Control and Severance Benefit Plan), within 12 months of her hire date, she would have been required to repay the company 25 percent of the net sign-on bonus she actually received. In connection with her hire, we also granted to Dr. Goodman: (1) a new hire RSU award covering 207,895 shares of our common stock that vests in four equal annual installments beginning on the one-year anniversary of her hire date; and (2) an additional new hire RSU award covering 42,105 shares of our common stock, with 26,315 shares subject to this award vesting on her hire date, 7,895 shares subject to this award vesting on February 15, 2023, and the remaining 7,895 shares subject to this award vesting on February 15, 2024. Vesting of these RSU awards will cease upon Dr. Goodman’s termination of service as an employee for any reason. Further information regarding the terms governing Dr. Goodman’s new hire RSU awards is provided under the caption “Potential Payments Upon Termination or Change in Control” below. To help determine Dr. Goodman’s new hire compensation package, the Compensation Committee consulted with its independent compensation consultant and reviewed certain peer benchmarking data.

Other Compensation Information

Timing of Equity Awards

Annual grants of equity awards to our executive officers, including our NEOs, are generally determined and approved at pre-scheduled Compensation Committee meetings, with such meeting date typically serving as the grant date. However, the Compensation Committee may sometimes approve the grant of equity awards to executive officers and other employees in advance of its next scheduled meeting, either at a special meeting or by unanimous written consent, in connection with certain new hires, promotions and other circumstances where the Compensation Committee deems it appropriate to make such grants. The standard grant date for these promotion equity awards is the effective date of the officer’s promotion, and, as approved by the Compensation Committee in April 2022, the standard grant date for these new hire equity awards is the third business day of the next fiscal month following the date the newly hired officer begins employment. In 2022, grants made to new hires below the level of Vice President were approved on a monthly basis by our Equity Award Committee, comprised solely of Dr. Morrissey, acting in his capacity as a director pursuant to authority delegated to him by the Compensation Committee. In March 2023, the Compensation Committee determined that the Equity Award Committee will also approve new hire grants at the level of Senior Vice President and below. All new hire grants are made from a share pool

72 Exelixis, Inc.

Compensation of Executive Officers | Compensation Discussion and Analysis

and within guidelines for each job level, each as previously authorized by the Compensation Committee. All stock options are granted with an exercise price that is not less than the closing price of our common stock on The Nasdaq Global Select Market on the grant date. We have no plan or practice to time option grants in coordination with the release of non-public information, and we do not time the release of non-public information to affect the value of executive compensation.

Stock Ownership Guidelines for NEOs

The Board maintains Stock Ownership Guidelines for our NEOs in order to further align their financial interests with those of our stockholders, as well as to promote sound corporate governance. For our NEOs, we amended our Stock Ownership Guidelines in February 2021 to establish the following ownership targets:

Position	Ownership Level

Chief Executive Officer	Value equivalent to 5 times annual base salary

Other NEOs	Value equivalent to 3 times annual base salary

These ownership targets represent increases from the prior targets for the Chief Executive Officer (the lesser of the value equivalent to 5 times the annual base salary or 160,000 shares) and for other NEOs (the lesser of the value equivalent to 1.5 times annual base salary or 25,000 shares). All NEOs are expected to achieve their stock ownership targets within five years of becoming subject to these guidelines. The policy includes procedures for granting exemptions in the case of severe financial hardship. In determining ownership levels for each NEO under our Stock Ownership Guidelines, credit is provided for shares held outright (including shares owned through trusts, our 401(k) Plan, or by a spouse), as well as 50% of the number of vested, but unexercised, stock options. No credit is provided for RSUs or PSUs until they vest. The values for all shares determined to be held by NEOs are based on the 200-day average stock price as of the measurement date. As of February 28, 2023, all of our NEOs had either met their respective stock ownership targets or were still in the five-year phase-in period.

Clawback Policy

We are dedicated to maintaining a culture of high integrity and accountability, and to discourage conduct harmful to our business and the interests of our various stakeholders. In response to this dedication, we adopted a Clawback Policy that applies to all forms of compensation, except base salary, granted after the adoption of the Clawback Policy. A triggering event under the Clawback Policy shall occur when a covered employee (which includes all NEOs):

For clarity, “material harm” includes, but is not limited to, the requirement to prepare an accounting restatement for any fiscal quarter or year commencing after adoption of the Clawback Policy due to our material noncompliance with any financial reporting requirement. If triggered, then to the fullest extent permitted by law, we may recoup all variable compensation granted or paid to the covered employee during each fiscal year in which the covered employee’s “misconduct” occurred.

The SEC recently adopted final rulemaking implementing the provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act relating to recoupment of incentive-based compensation that will require further rulemaking by Nasdaq. We will monitor the listing standards adopted by Nasdaq and amend our Clawback Policy as necessary to reflect the final Nasdaq listing rules during the required timeframe in compliance with those standards.

2023 Proxy Statement 73

Accounting and Tax Considerations

Under ASC 718, we are required to estimate and record an expense for each award of equity compensation (including stock options, RSUs and PSUs) over the vesting period of the award. As long as stock options, RSUs and PSUs remain the sole components of our long-term compensation program, we expect to record stock-based compensation expense on an ongoing basis according to ASC 718. Compensation expense relating to awards subject to performance conditions is recognized if it is probable that the performance goals will be achieved. The probability of achievement of such goals is assessed on a quarterly basis. The Compensation Committee has considered, and may in the future consider, the grant of restricted stock to our executive officers in lieu of stock option grants, RSU and/or PSU awards.

Under Section 162(m) of the Internal Revenue Code (Section 162(m)), compensation paid to each of the company’s “covered employees” that exceeds $1 million per taxable year is generally non-deductible unless the compensation qualifies for certain grandfathered exceptions (including the “performance-based compensation” exception) for certain compensation paid pursuant to a written binding contract in effect on November 2, 2017 and not materially modified on or after such date. Although the Compensation Committee will continue to consider tax implications as one factor in determining executive compensation, the Compensation Committee also looks at other factors in making its decisions and retains the flexibility to provide compensation for the NEOs in a manner consistent with the goals of the company’s executive compensation program and the best interests of the company and its stockholders, which may include providing for compensation that is not deductible by the company due to the deduction limit under Section 162(m). The Compensation Committee also retains the flexibility to modify compensation that was initially intended to be exempt from the deduction limit under Section 162(m) if it determines that such modifications are consistent with the company’s business needs.

Compensation Policies and Practices as They Relate to Risk Management

In 2022, the Compensation Committee reviewed our compensation policies and practices and concluded that the mix and design of these policies and practices are not reasonably likely to encourage our employees to take excessive risks. In connection with its evaluation, the Compensation Committee considered, among other things, the structure, philosophy and design characteristics of our primary incentive compensation plans and programs in light of our risk management and governance procedures, as well as other factors that may calibrate or balance potential risk-taking incentives. Based on this assessment, the Compensation Committee concluded that risks arising from our compensation policies and practices for all employees, including executive officers, are not reasonably likely to have a material adverse effect on us.

74 Exelixis, Inc.

Compensation of Executive Officers | Summary of Compensation

Summary of Compensation

The following table shows for the fiscal years ended December 30, 2022, December 31, 2021 and January 1, 2021 (referred to as fiscal 2022, fiscal 2021 and fiscal 2020, respectively), compensation awarded to, paid to or earned by our NEOs.

Summary Compensation Table

Name and Principal Position	Year (1)	Salary ($)(2)	Bonus ($)(3)	Stock Awards ($)(4)		Option Awards ($)		Non-Equity Incentive Plan Compensation ($)(5)	All Other Compensation ($)	Total ($)

Michael M. Morrissey, Ph.D.	2022	1,144,250	—	14,567,256		—		1,155,039	11,000	16,877,545
President and Chief	2021	1,093,875	—	—		5,160,513	(6)	1,265,043	11,000	7,530,431
Executive Officer	2020	1,058,216	128,159	—		—		1,153,437	10,000	2,349,812

Christopher J. Senner	2022	716,172	—	4,093,312		—		361,786	11,000	5,182,270
Executive Vice President	2021	679,568	—	1,367,037		—		399,507	11,000	2,457,112
and Chief Financial Officer	2020	648,358	27,434	—		—		379,176	10,000	1,064,968

Vicki L. Goodman, M.D.	2022	622,500	500,000	4,687,500	(7)	—		325,000	11,000	6,146,000
Executive Vice President,
Product Development & Medical Affairs, and Chief Medical Officer

Patrick J. Haley	2022	553,850	—	3,809,417		—		279,786	11,000	4,654,053
Executive Vice President,	2021	526,477	—	1,269,437		—		308,958	11,000	2,115,872
Commercial	2020	500,953	21,420	763,000	(8)	—		269,280	10,000	1,564,653

Jeffrey J. Hessekiel, J.D.	2022	630,285	—	3,656,426		—		318,399	11,000	4,616,110
Executive Vice President,	2021	599,135	—	1,217,547		—		347,069	11,000	2,147,751
General Counsel and Secretary	2020	576,091	24,376	—		—		306,443	10,000	916,910

(1)	The compensation reflected in the Summary Compensation Table reflects a 52-week period for each of fiscal 2022, fiscal 2021 and fiscal 2020.

(2)

Amounts shown in this column represent the amount actually earned by each NEO for the indicated fiscal year. For information regarding 2022 base salaries, please see “Compensation Discussion and Analysis—2022 Compensation Decisions—2022 Base Salaries.”

(3)

Amounts shown in this column reflect the discretionary portion of the cash bonuses awarded under our Annual Cash Bonus Plan for fiscal 2020. For a description of the one-time cash sign-on bonus Dr. Goodman received in fiscal 2022, please see “Compensation Discussion and Analysis—2022 Compensation Decisions—Vick L. Goodman New Hire Compensation.”

(4)

Amounts shown in this column reflect the aggregate grant date fair value in the indicated fiscal year for the RSU and PSU awards as computed in accordance with ASC 718. Other than as reflected in Footnote 8 to the Summary Compensation Table, there were no time-based RSUs granted to the NEOs in fiscal 2020. With respect to PSU awards granted to the NEOs during fiscal 2022 (other than Dr. Goodman, who did not receive a PSU award in fiscal 2022), the grant date fair values, as computed in accordance with ASC 718 and presented in the table above, are based upon a Monte Carlo simulation model, which was $33.17 per share for each NEO. Accordingly, the positive amounts set forth in the table for fiscal 2022 reflect the sum of (i) the aggregate grant date fair value for RSUs granted, using the closing stock price of $20.70 per share of our common stock on the March 4, 2022 grant date (and for the RSU award granted to Dr. Goodman, $18.75 per share of our common stock on the January 4, 2022 grant date), and (ii) the aggregate grant date fair value for the target number of PSUs granted, using the Monte Carlo simulation model price of $33.17 per share, and in each case excluding estimates of forfeiture. A description of the Monte Carlo simulation model used to calculate the value of the PSUs granted in 2022 is set forth in Note 8 of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 30, 2022, filed with the SEC on February 7, 2023. A breakdown of the grant date fair values of (i) the RSUs granted to each NEO during fiscal 2022 and (ii) the PSUs granted to each NEO during fiscal 2022, assuming each of “Target Achievement” (i.e., “Target Payout”) and

2023 Proxy Statement 75

“Maximum Achievement” (i.e., “Maximum Payout”) of the 2022 Relative TSR Goal, and excluding estimates of forfeiture in the case of all such RSUs and PSUs, is as follows:

Name	Payout of RSUs Granted in 2022 ($)	Target Payout of PSUs Granted in 2022 ($)	Maximum Payout of PSUs Granted in 2022 ($)

Michael M. Morrissey, Ph.D.	5,597,591	8,969,665	15,696,906

Christopher J. Senner	1,572,890	2,520,422	4,410,714

Vicki L. Goodman, M.D.	4,687,500	—	—

Patrick J. Haley	1,463,801	2,345,616	4,104,788

Jeffrey J. Hessekiel, J.D.	1,405,013	2,251,413	3,939,933

For a description of the PSU awards granted during fiscal 2022, see “Compensation Discussion and Analysis—2022 Compensation Decisions—2022 Long-Term Incentive Awards” above.

With respect to PSU awards granted to the NEOs during fiscal 2021, the grant date fair values, as computed in accordance with ASC 718, excluding the estimate of estimated forfeitures, and presented in the Summary Compensation Table above, are based upon the then-probable outcome of the performance conditions, which was $0 for each NEO. Accordingly, the positive amounts set forth in the table for fiscal 2021 reflect solely the aggregate grant date fair value for RSUs granted as computed in accordance with ASC 718. Assuming “Threshold Achievement” (i.e., “Threshold Payout”), “Target Achievement” (i.e., “Target Payout”) and “Maximum Achievement” (i.e., ”Maximum Payout”) of the performance conditions for the PSU awards granted to each NEO during fiscal 2021, and in each case using the closing stock price of $21.31 per share of our common stock on the grant date and excluding estimates of forfeiture, the values of the PSU awards granted to each NEO during fiscal 2021 at the grant date were as follows:

Name	Threshold Payout of PSUs Granted in 2021 ($)	Target Payout of PSUs Granted in 2021 ($)	Maximum Payout of PSUs Granted in 2021 ($)

Michael M. Morrissey, Ph.D.	1,600,637	4,268,393	8,536,786

Christopher J. Senner	512,633	1,367,037	2,734,073

Patrick J. Haley	476,023	1,269,437	2,538,873

Jeffrey J. Hessekiel, J.D.	456,567	1,217,547	2,435,094

With respect to PSU awards granted to the NEOs during fiscal 2020, the grant date fair values, as computed in accordance with ASC 718, excluding the estimate of estimated forfeitures, and presented in the Summary Compensation Table above, are based upon the then-probable outcome of the performance conditions, which was $0 for each NEO. Accordingly, the positive amount set forth in the table for Mr. Haley in fiscal 2020 reflects solely the aggregate grant date fair value for RSUs granted as computed in accordance with ASC 718. Assuming “Threshold Achievement” (i.e., “Threshold Payout”), “Target Achievement” (i.e., “Target Payout”) and “Over Achievement” or “Early Achievement” (i.e., ”Maximum Payout”) of the performance conditions for the PSU awards granted to each NEO during fiscal 2020, and in each case other than Dr. Morrissey, using the closing stock price of $21.73 per share of our common stock on the September 11, 2020 grant date (and for Dr. Morrissey, using the closing stock price of $21.83 per share of

76 Exelixis, Inc.

Compensation of Executive Officers | Summary of Compensation

our common stock on the October 22, 2020 grant date) and excluding estimates of forfeiture, the values of the PSU awards granted to each NEO during fiscal 2020 at the grant date were as follows:

Name	Threshold Payout of PSUs Granted in 2020 ($)	Target Payout of PSUs Granted in 2020 ($)	Maximum Payout of PSUs Granted in 2020 ($)

Michael M. Morrissey, Ph.D.	4,104,149	8,208,298	16,416,597

Christopher J. Senner	1,415,384	2,830,767	5,661,534

Patrick J. Haley	1,258,167	2,516,334	5,032,668

Jeffrey J. Hessekiel, J.D.	1,258,167	2,516,334	5,032,668

(5)

Amounts shown in this column represent the portion of the cash bonuses awarded under our Annual Cash Bonus Plan that was based on the Compensation Committee’s assessment of the achievement of pre-determined corporate goals.

(6)

Amount shown does not reflect compensation actually received or the amount that may be realized in the future by Dr. Morrissey. The amount shown reflects the aggregate grant date fair value in the indicated fiscal year for the option award as computed in accordance with ASC 718. The stock option vests over a four-year period following the grant date and expires seven years from the date of grant or earlier upon termination of service with us. The stock option has an exercise price of $21.31 per share. The assumptions used to calculate the value of option awards are set forth in Note 8 of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on February 18, 2022.

(7)

Amount shown reflects the grant date fair value of the time-based RSU award granted to Dr. Goodman in connection with her hiring as Executive Vice President, Product Development & Medical Affairs, and Chief Medical Officer, as computed in accordance with ASC 718. The grant date fair value of the RSU award was measured based on the closing price of $18.75 per share of our common stock on the January 4, 2022 grant date.

(8)

Amount shown reflects the grant date fair value of the time-based RSU award granted to Mr. Haley in connection with his promotion to Executive Vice President, Commercial, as computed in accordance with ASC 718. The grant date fair value of the RSU award was measured based on the closing price of $21.80 per share of our common stock on the February 19, 2020 grant date.

2023 Proxy Statement 77

Grants of Plan-Based Awards

The following table shows for the fiscal year ended December 30, 2022 certain information regarding grants of plan-based awards to the NEOs:

Grants of Plan-Based Awards in Fiscal 2022

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units ($)(3)		Grant Date Fair Value of Stock and Option Awards ($)(4)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Michael M. Morrissey, Ph.D.
	3/4/2022	—	—	—	—	—	—	270,415		5,597,591
	3/4/2022	—	—	—	135,207	270,415	473,226			8,969,665
	N/A	—	1,155,039	1,732,559
Christopher J. Senner
	3/4/2022	—	—	—	—	—	—	75,985		1,572,890
	3/4/2022	—	—	—	37,992	75,985	132,973			2,520,422
	N/A	—	361,786	596,946
Vicki L. Goodman, M.D.
	1/4/2022	—	—	—	—	—	—	250,000	(5)	4,687,500
	N/A	—	325,000	536,250
Patrick J. Haley
	3/4/2022	—	—	—	—	—	—	70,715		1,463,801
	3/4/2022	—	—	—	35,357	70,715	123,750			2,345,616
	N/A	—	279,786	461,647
Jeffrey J. Hessekiel, J.D.
	3/4/2022	—	—	—	—	—	—	67,875		1,405,013
	3/4/2022	—	—	—	33,937	67,875	118,780			2,251,413
	N/A	—	318,399	525,358

(1)

The dollar amount represents the target and maximum amounts of each NEO’s potential annual cash bonus award pursuant to our Annual Cash Bonus Plan for the fiscal year ended December 30, 2022. The amounts shown under “Target” reflects the applicable target payment under the Annual Cash Bonus Plan if (i) we achieved 100% of the pre-determined 2022 corporate goals established by the Compensation and (ii) as applicable, each NEO’s individual performance percentage was assessed at 100% by the Compensation Committee with respect to his or her contributions toward the achievement of our corporate goals. The amounts shown under “Maximum” reflects the applicable maximum payment under the Annual Cash Bonus Plan if (i) we achieved 150% of the pre-determined 2022 corporate goals established by the Compensation Committee, and (ii) as applicable, each NEO’s individual performance percentage was assessed at 200% by the Compensation Committee with respect to his or her contributions toward the achievement of our corporate goals and the departmental achievements in each NEO’s area of responsibility that drove the achievement of such corporate goals; provided, however, that neither the corporate performance percentage nor the individual performance percentage may exceed 200% in any given year. There is no threshold or minimum possible payment under the Annual Cash Bonus Plan. For more information regarding our Annual Cash Bonus Plan, please see “Compensation Discussion and Analysis—2022 Compensation Decisions—2022 Annual Cash Bonuses” above.

(2)

The PSU award was granted pursuant to our 2017 Plan to all NEOs other than Dr. Goodman. PSUs vest in accordance with the following: if the 2022 Relative TSR Goal is achieved during the performance period from January 1, 2022 through January 5, 2025, at or above the threshold level of performance, (i) 50% percent of the 2022 PSU Certified Shares will vest upon the Compensation Committee’s certification of such achievement, and (ii) 50% of the 2022 PSU Certified Shares will vest on the first quarterly vesting date (i.e., February 15th, May 15th, August 15th and November 15th) following the one-year anniversary of the Compensation Committee’s certification (assuming that such PSUs are not accelerated). For clarification, (i) shares of common stock subject to the award will be eligible to vest if and only if the 2022 Relative TSR Goal is achieved at or above the threshold level of performance, and failure to achieve the threshold level of performance set forth in the 2022 Relative TSR Goal will result in forfeiture of 100% of the PSU award, and (ii) the level of achievement of the 2022 Relative TSR Goal will not be determined by the Compensation Committee until after the end of the three-year performance period on January 3, 2025. For more information regarding the PSUs granted in 2022, please see “Compensation Discussion and Analysis—2022 Compensation Decisions—2022 Long-Term Incentive Awards—2022 PSU Awards” above.

78 Exelixis, Inc.

Compensation of Executive Officers | Grants of Plan-Based Awards

(3)

The RSU awards were granted pursuant to our 2017 Plan to all NEOs other than Dr. Goodman. The RSU award wills vest as to 1/4th of the shares subject to each RSU award on May 15, 2023 and thereafter as to 1/4th of the number of shares subject to the RSU award on each May 15th until fully vested.

(4)

Amounts shown in this column do not reflect compensation actually received or amounts that may be realized in the future by the NEOs. The amounts shown in this column reflect the aggregate grant date fair value in fiscal year 2022 for the RSU and PSU awards as computed in accordance with ASC 718. The assumptions used to calculate the grant date fair value of the PSU awards are set forth in Note 8 of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 30, 2022, filed with the SEC on February 7, 2023. The grant date fair values of the PSU awards, as computed in accordance with ASC 718, granted to each NEO (other than Dr. Goodman, who did not receive a PSU award in fiscal 2022), presented in the table above are based upon a price of $33.17 per share for each NEO based on the Monte Carlo simulation model. For additional information regarding the values of the PSU awards granted to each NEO during fiscal 2022, see Footnote 4 to the Summary Compensation Table above. The grant date fair value of the RSU awards were measured based on the closing price of our common stock on each date of grant.

(5)

The RSU award granted to Dr. Goodman is subject to a special vesting schedule where 26,315 shares subject to the RSU vested on the January 4, 2022 grant date, 59,868 shares subject to the RSU vested on February 15, 2023, 59,869 shares subject to the RSU will vest on February 15, 2024, and 51,974 shares subject to the RSU will vest on each of February 15, 2025 and February 15, 2026.

Compensation Arrangements

Base Salaries. For a description of actions taken by the Compensation Committee with respect to base salaries for our NEOs for fiscal 2022, please see “Compensation Discussion and Analysis—2022 Compensation Decisions—2022 Base Salaries” above.

Annual Cash Bonuses. In 2018, we adopted our Annual Cash Bonus Plan that provides for annual bonus awards based on our corporate performance, including achievement against pre-determined corporate goals and the individual contributions of each NEO toward the achievement of such corporate goals. For more information regarding our Annual Cash Bonus Plan, please see “Compensation Discussion and Analysis—2022 Compensation Decisions—2022 Annual Cash Bonuses” above.

Stock Awards and Option Awards. Our 2017 Plan provides for the grant of RSUs, PSUs and time-based and performance-based stock options to our NEOs and other employees. In March 2022, we granted PSU awards, which will only vest following our achievement of the 2022 Relative TSR Goal, to all of our NEOs except Dr. Goodman. In addition, in March 2022, we granted time-based equity awards in the form of RSUs to all of our NEOs except Dr. Goodman. In January 2022 we granted an RSU award to Dr. Goodman in connection with her joining our company. For information regarding PSU and RSU awards granted to the NEOs in fiscal 2022, including the number of underlying shares and vesting conditions related thereto, please see “Compensation Discussion and Analysis—2022 Compensation Decisions—2022 Long-Term Incentive Awards” and “- Vicki L. Goodman New Hire Compensation” above.

Employment Agreements. We have no employment agreements with our NEOs.

Change in Control and Severance Benefit Plan. Each of our NEOs participates in our Change in Control and Severance Benefit Plan, a description of which is included below under the heading “Potential Payments Upon Termination or Change in Control.”

Other Compensatory Arrangements. Please see “Compensation Discussion and Analysis—Compensation Elements—Other Compensation and Benefits” above for a description of other executive compensatory arrangements, including our 401(k) Plan and other benefits.

2023 Proxy Statement 79

Outstanding Equity Awards at Fiscal Year-End

The following table shows certain information regarding outstanding equity awards at December 30, 2022 for the NEOs.

Outstanding Equity Awards at December 30, 2022

		Option Awards(1)					Stock Awards(2)

Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
Michael M. Morrissey, Ph.D.	2/11/2016	100,000			4.20	2/10/2023
	9/26/2016	360,000			15.31	9/25/2023
	10/3/2017	480,000			24.41	10/2/2024
	9/10/2018	308,365			18.80	9/9/2025
	9/10/2018						23,239(4)		372,754
	10/22/2020						47,001(5)		753,896	94,003(5)		1,507,808
	10/22/2020									94,003(6)		1,507,808
	3/4/2021	216,431	278,269	(7)	21.31	3/3/2028
	3/4/2021									200,300	(8)	3,212,812
	3/4/2022						270,415		4,337,457
	3/4/2022									270,415	(9)	4,337,457
Christopher J. Senner	9/22/2016	120,000			14.74	9/21/2023
	10/3/2017	125,000			24.41	10/2/2024
	9/10/2018	129,314			18.80	9/9/2025
	9/10/2018						9,746(4)		156,326
	9/11/2020						16,284(5)		261,195	32,568(5)		522,391
	9/11/2020									32,568(6)		522,391
	3/4/2021						48,113		771,733
	3/4/2021									64,150	(8)	1,028,966
	3/4/2022						75,985		1,218,799
	3/4/2022									75,985	(9)	1,218,799
Vicki L. Goodman, M.D.	1/4/2022						223,685	(10)	3,587,907
Patrick J. Haley	2/11/2016	25,000			4.20	2/10/2023
	12/19/2016	50,000			16.29	12/18/2023
	10/3/2017	100,000			24.41	10/2/2024
	9/10/2018	116,383			18.80	9/9/2025
	9/10/2018						4,498(4)		72,148
	2/19/2020						17,500		280,700
	9/11/2020						14,475(5)		232,179	28,950(5)		464,358
	9/11/2020									28,950	(6)	464,358
	3/4/2021						44,678		716,635
	3/4/2021									59,570	(8)	955,503
	3/4/2022						70,715		1,134,269
	3/4/2022									70,715	(9)	1,134,269

80 Exelixis, Inc.

Compensation of Executive Officers | Outstanding Equity Awards at Fiscal Year-End

		Option Awards(1)				Stock Awards(2)

Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
Jeffrey J. Hessekiel, J.D.	9/22/2016	97,500		14.74	9/21/2023
	10/3/2017	100,000		24.41	10/2/2024
	9/10/2018	129,314		18.80	9/9/2025
	9/10/2018					4,997(4)	80,152
	9/11/2020					14,475(5)	232,179	28,950(5)		464,358
	9/11/2020							28,950(6)		464,358
	3/4/2021					42,852	687,346
	3/4/2021							57,135	(8)	916,445
	3/4/2022					67,875	1,088,715
	3/4/2022							67,875	(9)	1,088,715

(1)

Option awards granted on or after May 28, 2014, and prior to May 24, 2017, were issued under our 2014 Equity Incentive Plan (2014 Plan) and are either subject to time-based vesting or were subject to performance-based vesting and expire seven years from the date of grant or earlier upon termination of continuous service. Vesting of option awards granted under the 2014 Plan is set forth in the applicable footnote accompanying the entry. Option awards granted pursuant to our 2014 Plan subject to time-based vesting vest as to 1/4th of the original number of shares subject to the option on the one-year anniversary of the vesting commencement date and thereafter as to 1/48th of the original number of shares subject to the option on each monthly anniversary of the vesting commencement date. Option awards granted pursuant to our 2014 Plan subject to performance-based vesting are vested in full. Option awards granted on or after May 24, 2017 were issued under our 2017 Plan and are subject to time-based vesting and expire seven years from the date of grant or earlier upon termination of continuous service. Vesting of option awards granted under the 2017 Plan is set forth in the applicable footnote accompanying the entry. Option awards granted pursuant to our 2017 Plan subject to time-based vesting vest as to 1/4th of the original number of shares subject to the option on the one-year anniversary of the vesting commencement date and thereafter as to 1/48th of the original number of shares subject to the option on each monthly anniversary of the vesting commencement date. Vesting of all options issued to our NEOs are subject to acceleration as described under the caption “Potential Payments Upon Termination or Change in Control” below.

(2)

RSU awards granted on or after May 24, 2017 were issued under our 2017 Plan. RSU awards generally vest as to 1/4th of the original number of shares subject to the RSU award on the first established RSU vesting date following the one-year anniversary of the grant date and thereafter as to 1/4th of the original number of shares subject to the RSU award on each anniversary of the first established RSU vesting date following the one-year anniversary of the grant date, until fully vested. We have established February 15th, May 15th, August 15th and November 15th as quarterly vesting dates. Vested shares will be delivered to the NEOs on the applicable quarterly vesting date, provided that delivery may be delayed pursuant to the terms of the award agreement. In addition, PSU awards granted pursuant to our 2017 Plan vest based on the achievement of certain performance targets set by the Compensation Committee as described below in Footnotes 4, 5, 6, 8 and 9. Vesting of all RSU awards and PSU awards issued to our NEOs are subject to acceleration as described under the caption “Potential Payments Upon Termination or Change in Control” below.

(3)	For purposes of determining market value, we assumed a stock price of $16.04, the closing sale price per share of our common stock on December 30, 2022, the last business day of our last fiscal year.

(4)

PSUs vest as to (i) 50% of the original number of shares subject to the award upon the Compensation Committee’s certification that a target number of IND applications have become effective with respect to product candidates that have either (x) been discovered by Exelixis or (y) in-licensed or acquired by Exelixis, and (ii) 50% of the original number of shares subject to the award on the first quarterly vesting date (i.e., February 15th, May 15th, August 15th and November 15th) following the one-year anniversary of the Compensation Committee’s certification (assuming that such PSUs are not accelerated). On December 15, 2021, the Compensation Committee convened to determine that the target number of effective IND applications had been achieved, resulting in the immediate vesting of 50% of the PSU award, and the remaining 50% vested on February 15, 2023 (reported in the table as “earned” but unvested, since such PSUs were still unvested as of December 30, 2022).

(5)

PSUs vest as to (i) 50% of the number of shares subject to the award that are entitled to vest based upon the Compensation Committee’s certification that the company has achieved positive top-line results of one or more clinical trials evaluating a product for which we own, or have licensed to a partner, development or commercialization rights, that provides data that can reasonably support regulatory evaluation of safety and efficacy to determine the risk/benefit profile of the product, and (ii) 50% of the number of shares subject to the award that are entitled to vest based on such certification on the first quarterly vesting date (i.e., February 15th, May 15th, August 15th and November 15th) following the one-year anniversary of the Compensation Committee’s certification (assuming that such PSUs are not accelerated). On August 3, 2022, the Compensation Committee convened to determine that certain performance criteria had been achieved, resulting in the immediate vesting of 25% of the target number of shares subject to the PSU award, and an additional 25% of the target number of shares subject to the PSU award (reported in the table as “earned” but unvested) will vest on August 15, 2023 (assuming such PSUs are not accelerated). Because the Compensation Committee has already certified as to the threshold achievement of this PSU award, the number of shares reported in the table above as “unearned” represents additional shares that will begin vesting upon target achievement, or 50% of the target number of shares of Exelixis common stock subject to the PSU award (and collectively with those

2023 Proxy Statement 81

shares vested and entitled to vest based on the Compensation Committee’s prior certification on August 3, 2022, 100% of the target number of shares of Exelixis common stock subject to the PSU award). Depending on the level of achievement of such performance target, NEOs are eligible to vest up to a maximum of 200% of the target number of shares of Exelixis common stock subject to the PSU award. Failure to achieve the aforementioned performance target by December 31, 2024 will result in forfeiture of 50% of the PSU award reported in the table above as “unearned.”

(6)

PSUs vest as to (i) 50% of the number of shares subject to the award that are entitled to vest based upon the Compensation Committee’s certification that the company has obtained approval by the FDA for the commercial sale and marketing of one or more products for which we own, or have licensed to a partner, development or commercialization rights, in one or more new indications or an indication for which the product has previously received FDA approval, if such product is intended to treat a new, additional or expanded set of patients or is part of a combination therapy, and (ii) 50% of the number of shares subject to the award that are entitled to vest based on such certification on the first quarterly vesting date (i.e., February 15th, May 15th, August 15th and November 15th) following the one-year anniversary of the Compensation Committee’s certification (assuming that such PSUs are not accelerated). On September 30, 2021, the Compensation Committee convened to determine that certain performance criteria had been achieved, resulting in the immediate vesting of 25% of the target number of shares subject to the PSU award, and an additional 25% of the target number of shares subject to the PSU award vested on November 15, 2022. Because the Compensation Committee has already certified as to the threshold achievement of this PSU award, the number of shares reported in the table above as “unearned” represents additional shares that will begin vesting upon target achievement, or 50% of the target number of shares of Exelixis common stock subject to the PSU award (and collectively with those shares vested and entitled to vest based on the Compensation Committee’s prior certification on September 30, 2021, 100% of the target number of shares of Exelixis common stock subject to the PSU award). Depending on the continued level of achievement of such performance target, NEOs are eligible to vest up to a maximum of 200% of the target number of shares of Exelixis common stock subject to the PSU award. Failure to achieve the next level of the aforementioned performance target by December 31, 2024 will result in forfeiture of 50% of the PSU award reported in the table above as “unearned.”

(7)

Option vests as to 1/4th of the original number of shares subject to the option on the one-year anniversary of the grant date and thereafter as to 1/48th of the original number of shares subject to the option on each monthly anniversary of the grant date until fully vested (assuming that such options are not accelerated).

(8)

Holders of 2021 PSU awards may earn up to 200% of the target number of shares depending on (i) the level of achievement with respect to the Compensation Committee’s pre-established performance level targets (related to our cabozantinib global net product revenues over four consecutive quarters), to be evaluated at the end of the three-year performance period ending December, 29, 2023, and (ii) the application of a Relative TSR modifier for the 2021 PSU awards (which measures our relative TSR performance, expressed as a percentile rank, against the Nasdaq Biotechnology Index during the three-year performance period from January 2, 2021 through December 29, 2023 (such number of shares earned from the 2021 PSU awards referred to as the 2021 PSU Certified Shares)). The 2021 PSU awards will vest as follows (i) 50% percent of the 2021 PSU Certified Shares upon the Compensation Committee’s certification at the end of the performance period, and (ii) 50% of the 2021 PSU Certified Shares on the first quarterly vesting date (i.e., February 15th, May 15th, August 15th and November 15th) following the one-year anniversary of the Compensation Committee’s certification (assuming that such PSUs are not accelerated). The 2021 PSU awards will be forfeited if the performance condition at or above a threshold level is not achieved by the end of the three-year performance period, or December 29, 2023. The performance conditions for a threshold and target of net product revenues relative to the 2021 PSU awards were deemed probable of achievement in the fourth quarter of 2021 and in the fourth quarter of 2022, respectively; however, there will be no certification by the Compensation Committee until after the evaluation at the end of the three-year performance period. For purposes of these calculations in the table above, we assumed target level of achievement with respect to cabozantinib global net revenues and no adjustment for the Relative TSR modifier for the 2021 PSU awards.

(9)

Holders of 2022 PSU awards may earn up to 175% of the target number of shares depending on the level of achievement with respect to the 2022 Relative TSR Goal. PSUs vest as to (i) 50% percent of the 2022 PSU Certified Shares upon the Compensation Committee’s certification at the end of the performance period, and (ii) 50% of the 2022 PSU Certified Shares on the first quarterly vesting date (i.e., February 15th, May 15th, August 15th and November 15th) following the one-year anniversary of the Compensation Committee’s certification (assuming that such PSUs are not accelerated). The 2022 PSU awards will be forfeited if the performance condition at or above a threshold level is not achieved by the end of the three-year performance period, or January 3, 2025. For purposes of these calculations in the table above, we assumed a target level of achievement with respect to the 2022 Relative TSR Goal for the 2022 PSU awards. For more information regarding the PSUs granted in 2022, please see “Compensation Discussion and Analysis—2022 Compensation Decisions—2022 Long-Term Incentive Awards—2022 PSU Awards” above.

(10)

The RSU award granted to Dr. Goodman is subject to a special vesting schedule where 26,315 shares subject to the RSU vested on the January 4, 2022 grant date, 59,868 shares subject to the RSU vested on February 15, 2023, 59,869 shares subject to the RSU will vest on February 15, 2024, and 51,974 shares subject to the RSU will vest on each of February 15, 2025 and February 15, 2026.

82 Exelixis, Inc.

Compensation of Executive Officers | Option Exercises and Stock Vested

Option Exercises and Stock Vested

The following table includes certain information with respect to stock options exercised and stock awards that vested during the fiscal year ended December 30, 2022.

Options Exercised and Stock Vested in Fiscal 2022

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise(#)	Value Realized on Exercise($)(1)	Number of Shares Acquired on Vesting(#)	Value Realized on Vesting($)(2)
Michael M. Morrissey, Ph.D.	0	0	217,765	4,096,192
Christopher J. Senner	225,000	2,929,500	83,183	1,586,874
Vicki L. Goodman, M.D.	0	0	26,315	504,722
Patrick J. Haley	120,000	1,759,757	84,547	1,621,720
Jeffrey J. Hessekiel, J.D.	0	0	75,438	1,438,439

(1)

“Value Realized on Exercise” reflects the closing market price of our common stock on the applicable exercise date, net of the applicable exercise price, multiplied by the number of shares acquired upon exercise of stock options.

(2)	“Value Realized on Vesting” reflects the closing market price of our common stock on the applicable vesting date, multiplied by the number of units vested

Potential Payments Upon Termination or Change in Control

Change in Control and Severance Benefit Plan

The Board, upon recommendation of the Compensation Committee, has adopted a Change in Control and Severance Benefit Plan that provides for certain severance benefits to our officers in connection with specified termination events. Eligible plan participants may include any employee having a rank of vice president or above, which includes the NEOs.

If a NEO’s employment terminates due to an involuntary termination without cause or a constructive termination (Covered Termination) during a period starting one month prior to and ending 13 months following a change in control (Change in Control Termination), then the NEO would be entitled to the following benefits under the plan:

››

a cash payment paid in installments pursuant to our regularly scheduled payroll periods equal to the sum of the NEO’s base salary and target bonus for (i) 18 months for NEOs (other than the Chief Executive Officer) and (ii) 24 months for the Chief Executive Officer;

››

the vesting of up to all of the NEO’s options, RSUs and PSUs will accelerate in full, and the exercise period of such options will be extended to the later of: (i) 12 months after the later of (x) the participant’s termination date, or (y) the change in control; and (ii) the post-termination exercise period provided for in the applicable option agreement; the plan also provides that any reacquisition or repurchase rights held by us in respect of common stock issued or issuable pursuant to any stock awards granted under any of our equity incentive plans shall lapse;

››

payment of COBRA premiums, or the cash equivalent thereof, for any health, dental or vision plan sponsored by Exelixis for a period of up to (i) 18 months for NEOs (other than the Chief Executive Officer) and (ii) 24 months for the Chief Executive Officer; and

››

payment of outplacement services for (i) 18 months for NEOs (other than the Chief Executive Officer), subject to a $30,000 limit and (ii) 24 months for the Chief Executive Officer, subject to a $50,000 limit.

In the event of a Covered Termination of a NEO that is not also a Change in Control Termination, such NEO would be entitled to receive a cash severance benefit under the plan equal to 12 months of base salary paid in installments pursuant to our regularly scheduled payroll periods. In such circumstances, we would also pay for a period of up to 12 months of such NEO’s COBRA premiums, or the cash equivalent thereof, for any health, dental or vision plan that we sponsored and that the NEO is enrolled in. However, such NEO would not be entitled to any vesting acceleration benefits by virtue of such termination.

2023 Proxy Statement 83

The payments and benefits described above are subject to certain reductions and offsets if, for example, the NEO received other severance benefits from us pursuant to a written employment agreement. In addition, if any of the severance benefits payable under the plan would constitute a “parachute payment” subject to the excise tax imposed by Section 4999 of the Code, a NEO may receive a reduced amount of the affected severance benefits. The plan does not provide for the gross up of any excise taxes imposed by Section 4999 of the Code. No NEO would receive benefits under the plan if (i) the NEO has entered into an individually negotiated employment agreement that provides for severance or change in control benefits, (ii) the NEO voluntarily terminates employment with us to accept employment with another entity that is controlled by us or is otherwise affiliated with us or (iii) the NEO does not confirm in writing that he or she is subject to agreements with us relating to proprietary and confidential information. In addition, as a general matter, to be eligible to receive benefits under the plan and if requested by Exelixis, a NEO must execute a general waiver and release of claims, and such release must become effective in accordance with its terms. A NEO’s right to receive payment of benefits under the plan will immediately terminate if, at any time prior to or during the period the NEO is receiving such benefits, the NEO, without the prior written approval of Exelixis, (i) willfully breaches a material provision of a proprietary and confidential information agreement with Exelixis or (ii) willfully encourages or solicits any of Exelixis’ then current employees to leave Exelixis’ employ.

Treatment of Equity Awards

Pursuant to our 2017 Plan, in the event of an asset sale, merger or consolidation in which we are not the surviving corporation, or a reverse merger in which we are the surviving corporation but our common stock is converted by virtue of the merger into other property, then any surviving or acquiring corporation may assume outstanding stock awards or substitute similar stock awards for those under the plan. If any surviving or acquiring corporation refuses to assume such outstanding stock awards or substitute similar stock awards, stock awards held by participants whose service has not terminated will be accelerated in full. In addition, if any person, entity or group acquires beneficial ownership of more than 50% of our combined voting power, then stock awards held by participants whose service has not terminated will be accelerated in full.

The following table sets forth the potential severance payments and benefits under our Change in Control and Severance Benefit Plan to which a NEO would be entitled in connection with specified termination events, as if such NEOs’ employment terminated as of December 30, 2022, the last day of our last fiscal year. In addition, the table sets forth the amounts to which such NEOs would be entitled under our equity plans either (i) in connection with a change in control transaction in which the successor corporation did not assume or substitute outstanding stock awards (and with respect to PSU awards granted to each NEO, a change in control transaction in which a successor corporation does assume outstanding stock awards), or (ii) an entity or group acquired more than 50% of our combined voting power, in each case, as of December 30, 2022. There are no other agreements, arrangements or plans that entitle any of the above-mentioned NEOs to severance, perquisites or other enhanced benefits upon termination of employment, other than certain extensions of the termination date to avoid violation of registration requirements under the Securities Act of 1933, as amended, or for such NEO’s death or disability.

84 Exelixis, Inc.

Compensation of Executive Officers | Potential Payments Upon Termination or Change in Control

Potential Payments Table

The following table shows the potential payments upon termination of employment or a change in control for the NEOs. The table assumes that the triggering event took place on December 30, 2022, the last day of our 2022 fiscal year.

Potential Payments Upon Termination or Change in Control Table

Name	Benefit	Change in Control and Severance Benefit Plan		Equity Plans
		Involuntary Termination Without Cause or Constructive Termination in Connection with a Change in Control ($)(1)	Involuntary Termination Without Cause or Constructive Termination Not in Connection with a Change in Control ($)(2)	Certain Change in Control Transactions without Termination ($)(3)
Michael M. Morrissey, Ph.D.	Base Salary	2,310,078	1,155,039	—
	Bonus	2,310,078	—	—
	Vesting Acceleration (4)	16,029,991	—	16,029,991
	COBRA Payments	50,319	25,160	—
	Outplacement Services	50,000	—	—
Benefit Total		20,750,466	1,180,199	16,029,991
Christopher J. Senner	Base Salary	1,085,357	723,571	—
	Bonus	542,678	—	—
	Vesting Acceleration (4)	5,700,600	—	5,700,600
	COBRA Payments	57,581	38,387	—
	Outplacement Services	30,000	—	—
Benefit Total		7,416,216	761,958	5,700,600
Vicki L. Goodman, M.D.	Base Salary	975,000	650,000	—
	Bonus	487,500	—	—
	Vesting Acceleration (4)	3,587,907	—	3,587,907
	COBRA Payments	4,196	2,798	—
	Outplacement Services	30,000	—	—
Benefit Total		5,084,603	652,798	3,587,907
Patrick J. Haley	Base Salary	839,358	559,572	—
	Bonus	419,679	—	—
	Vesting Acceleration (4)	5,454,418	—	5,454,418
	COBRA Payments	104,556	69,704	—
	Outplacement Services	30,000	—	—
Benefit Total		6,848,011	629,276	5,454,418
Jeffrey J. Hessekiel, J.D.	Base Salary	955,196	636,797	—
	Bonus	477,598	—	—
	Vesting Acceleration (4)	5,022,268	—	5,022,268
	COBRA Payments	57,581	38,387	—
	Outplacement Services	30,000	—	—
Benefit Total		6,542,643	675,184	5,022,268

(1)

These benefits would be payable under the Change in Control and Severance Benefit Plan if the involuntary termination without cause or constructive termination occurred during a period starting one month prior to and ending 13 months following the change in control. The amounts shown in this column do not include any value associated with the extension, if any, of the post-termination exercise period provided for in the Change in Control and Severance Benefit Plan.

2023 Proxy Statement 85

(2)

These benefits would be payable under the Change in Control and Severance Benefit Plan if the involuntary termination without cause occurred more than one month before the change in control or if the involuntary termination without cause or a constructive termination occurred more than 13 months following the change in control.

(3)

These benefits would be payable under the 2017 Plan if either (i) a successor corporation does not assume outstanding stock awards in a change in control transaction or (ii) a person, entity or group acquires beneficial ownership of more than 50% of our combined voting power, and, in each case, the NEOs do not terminate employment in connection with such a transaction or event.

In addition, if a successor corporation does assume outstanding stock awards in a change in control transaction and the NEOs do not terminate employment in connection with such a transaction, then each NEO’s then-outstanding PSUs will be revised in a manner as though the target number of shares subject to such PSUs had been subject solely to a time-based vesting schedule pursuant to which one third of the target number of shares subject to such PSUs (and for the PSUs granted during fiscal 2020, one fourth) would have vested on each of the first three anniversaries (and for the PSUs granted during fiscal 2020, each of the first four anniversaries) of the date the PSUs were granted, subject to the NEO’s continuous service through the applicable vesting date (with any portion that would have vested on or prior to the change in control transaction under such vesting schedule becoming vested on the date of the change in control transaction and any portion that is unvested following the date of the change in control transaction vesting in accordance with such vesting schedule). With respect to PSU awards granted during fiscal 2022, the vesting acceleration benefit for each NEO would be $0 because the first anniversary of the grant date had not yet occurred as of December 30, 2022. With respect to PSU awards granted during fiscal 2019], the vesting acceleration benefit for each NEO would be $0, because the performance criteria for such PSUs at or above the target level had already been certified as of December 30, 2022. With respect to PSU awards granted during fiscal 2020 and fiscal 2021, the vesting acceleration benefit for each NEO would be as follows:

Name	Vesting Acceleration Benefit for Outstanding PSUs Granted in 2020 ($)	Vesting Acceleration Benefit for Outstanding PSUs Granted in 2021 ($)
Michael M. Morrissey, Ph.D.	1,507,792	1,070,927
Christopher J. Senner	522,383	342,983
Vicki L. Goodman, M.D.	—	—
Patrick J. Haley	464,358	318,490
Jeffrey J. Hessekiel, J.D.	464,358	305,482

(4)

Assumes that the triggering event occurred on December 30, 2022, the last business day of our last fiscal year, when the closing sale price per share of our common stock was $16.04. The amount of the vesting acceleration is determined by: (i) aggregating for all accelerated options, the amount equal to (A) the excess, if any, of $16.04 over the relevant exercise price of the option, multiplied by (B) the number of shares underlying unvested options at such exercise price as of December 30, 2022; and (ii) aggregating for all accelerated RSUs and PSUs, the amount equal to (X) $16.04 multiplied by (Y) the number of shares underlying the unvested RSUs and PSUs. There can be no assurance that a similar triggering event would produce the same or similar results as those estimated if such event occurs on any other date or at a time when our closing sale price is different.

CEO Pay Ratio

We believe that we provide fair and equitable compensation to our employees through a combination of competitive base pay, incentives, retirement plans and other benefits. In accordance with Item 402(u) of Regulation S-K, promulgated by the Dodd Frank Act, we determined the ratio of: (a) the annual total compensation of our Chief Executive Officer; to (b) the median of the annual total compensation of all of our employees, except for our Chief Executive Officer, both calculated in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K (CEO Pay Ratio).

In order to determine the median of the annual total compensation of all of our employees, we were required to identify the “median employee” of our workforce, without regard to his or her location or employment status (full-time or part-time). The applicable SEC rules require us to identify a median employee only once every three years, as long as there have been no material changes in our employee population or employee compensation arrangements that we believe would significantly impact the calculation of our CEO Pay Ratio. However, because there was a significant increase in our employee population

86 Exelixis, Inc.

Compensation of Executive Officers | CEO Pay Ratio

between October 2021 and October 2022, when we identified our median employee to calculate our CEO Pay Ratio for fiscal 2021, and October 2022, we decided to identify a new median employee for purposes of calculating our CEO Pay Ratio for fiscal 2022.

Consistent with the process we adopted for prior fiscal years, to determine the median of the annual total compensation of all of our employees, except for our Chief Executive Officer, we used the following methodology:

››

To identify our employee population, we used tax and payroll records to determine all full-time and part-time employees, excluding our Chief Executive Officer, who were employed as of October 31, 2022.

››

To identify the median employee with respect to annual total compensation of all of our employees, we calculated each employee’s “target total direct compensation,” which consists of: (i) fiscal 2022 base salary (using a reasonable estimate of the hours worked and overtime actually paid during fiscal 2022 for hourly employees); (ii) target cash bonus; and (iii) the grant date fair value of any LTIP award (including equity awards) granted during fiscal 2022 (and with respect to any equity awards, using the same methodology that we use for estimating the value of the equity awards granted to our NEOs and reported in our Summary Compensation Table).

››

In making this determination, we annualized the base salary and target cash bonus for all full-time and part-time employees who were employed by us for less than the entirety of fiscal 2022. This process resulted in a median employee with anomalous compensation characteristics due to a promotion in fiscal 2022. Therefore, consistent with SEC rules, for fiscal 2022, we identified an employee whose compensation amount was substantially similar to the initial employee, excepting such anomalous compensation characteristics, who was viewed as more representative of our median employee.

Once our representative median employee was identified in the manner described above, we calculated the annual total compensation of the representative median employee using the same methodology that we used to determine the annual total compensation of our Chief Executive Officer, as reported in the Summary Compensation Table included in this Proxy Statement. For fiscal 2022, the median of the annual total compensation of our employees (other than our Chief Executive Officer) was $294,562 and the annual total compensation of our Chief Executive Officer, as reported in the Summary Compensation Table included in this Proxy Statement, was $16,877,545. Based on this information, our CEO Pay Ratio for fiscal 2022 was 57 to 1.

This CEO Pay Ratio represents our reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K and applicable guidance, which provide significant flexibility in how companies identify the median employee. Each company may use a different methodology and make different assumptions particular to that company. As a result, and as explained by the SEC when it adopted these rules, in considering this CEO Pay Ratio disclosure, stockholders should keep in mind that the rule was not designed to facilitate comparisons of CEO Pay Ratios among different companies, even companies within the same industry, but rather to allow stockholders to better understand and assess each particular company’s compensation practices and CEO Pay Ratio disclosures. Neither the Compensation Committee nor our management used our fiscal CEO Pay Ratio for fiscal 2022 in making compensation decisions.

2023 Proxy Statement 87

Pay Versus Performance

The disclosure included in this section is prescribed by SEC rules and does not necessarily align with how our company or the Compensation Committee view the link between our company’s performance and executive compensation for our principal executive officer (PEO) and our non-PEO
NEOs. For additional information about our
pay-for-performance
philosophy and how we align executive compensation with company performance, please refer to the “Compensation Discussion and Analysis” section of this Proxy Statement.
Required Tabular Disclosure of Pay Versus Performance
The amounts set forth below under the headings “Compensation Actually Paid to PEO” and “Average Compensation Actually Paid to
Non-PEO
NEOs” have been calculated in a manner consistent with Item 402(v) of Regulation
S-K.
Use of the term “compensation actually paid” is required by the SEC’s rules and, as a result of the calculation methodology required by the SEC, such amounts differ from compensation actually received by the individuals and the compensation decisions described in the “Compensation Discussion and Analysis” section of this Proxy Statement.

Year	Summary Compensation Table Total for PEO (1) ($)	Compensation Actually Paid to PEO (1)(2) ($)	Average Summary Compensation Table Total for Non-PEO NEOs (1) ($)	Average Compensation Actually Paid to Non-PEO NEOs (1)(2) ($)	Value of Initial Fixed $100 Investment Based On:		Net Income (millions) ($)	Net Product Revenues (millions) (5) ($)
					Total Stockholder Return (3) ($)	Peer Group Total Stockholder Return (4) ($)
2022	16,877,545	16,020,538	5,149,608	5,038,751	94	116	182.3	1,401.2
2021	7,530,431	15,297,662	3,510,384	5,612,040	107	129	231.1	1,077.3
2020	2,349,812	18,565,411	1,237,199	5,878,678	118	129	111.8	741.6

(1)
Dr. Morrissey was our PEO for each year presented. The individuals comprising the non-PEO
NEOs for each year presented are as follows: (i) for 2022, Mr. Senner, Dr. Goodman, Mr. Haley and Mr. Hessekiel; (ii) for 2021, Mr. Senner, Mr. Haley, Mr. Hessekiel, Dr. Peter Lamb and Dr. Gisela M. Schwab; and (iii) for 2020, Dr. Schwab, Mr. Senner, Mr. Hessekiel and Mr. Haley.

(2)
Compensation actually paid reflects the exclusions and inclusions of certain amounts for the PEO and the
Non-PEO
NEOs as set forth below. Equity values are calculated in accordance with FASB ASC Topic 718. Amounts in the “Exclusion of Stock Awards and Options Awards” column are the totals from the “Stock Awards” and “Option Awards” columns set forth in the Summary Compensation Table.

Year	Summary Compensation Table Total for PEO ($)	Exclusion of Stock Awards and Options Awards for PEO ($)	Inclusion of Equity Values for PEO ($)	Compensation Actually Paid to PEO ($)
2022	16,877,545	(14,567,256)	13,710,249	16,020,538
2021	7,530,431	(5,160,513)	12,927,744	15,297,662
2020	2,349,812	0	16,215,599	18,565,411

Year	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Exclusion of Stock Awards and Options Awards for Non-PEO NEOs ($)	Average Inclusion of Equity Values for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)
2022	5,149,608	(4,061,664)	3,950,807	5,038,751
2021	3,510,384	(2,641,508)	4,743,164	5,612,040
2020	1,237,199	(190,750)	4,832,229	5,878,678

88 Exelixis, Inc.

Compensation of Executive Officers
|
 Pay Versus Performance

The amounts in the “Inclusion of Equity Values” columns in the tables above are derived from the amounts set forth in the following tables:

Year	Year End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for PEO ($)	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Years for PEO ($)	Fair Value as of Vesting Date of Equity Awards Granted and Vested During Year for PEO ($)	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested During Year for PEO ($)	Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for PEO ($)	Total – Inclusion of Equity Values for PEO ($)
2022	11,008,595	1,591,223	0	1,110,432	0	13,710,249
2021	6,464,669	3,180,756	0	3,282,318	0	12,927,744
2020	0	7,832,719	0	8,382,880	0	16,215,599

Year	Average Year End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Non-PEO NEOs ($)	Average Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Years for Non-PEO NEOs ($)	Average Fair Value as of Vesting Date of Equity Awards Granted and Vested During Year for Non-PEO NEOs ($)	Average Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested During Year for Non-PEO NEOs ($)		Average Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Non-PEO NEOs ($)	Total – Average Inclusion of Equity Values for Non-PEO NEOs ($)
2022	3,080,814	443,853	123,352	302,788		0	3,950,807
2021	1,324,859	721,634	288,187	2,408,484	(a)	0	4,743,164
2020	175,613	2,259,042	0	2,397,575		0	4,832,229

(a)	Amount includes the addition of the aggregate incremental fair value associated with the modifications of Dr. Schwab’s equity awards in September 2021.

(3)
Cumulative TSR is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between our share price at the end and the beginning of the measurement period by our share price at the beginning of the measurement period. The beginning of the measurement period for each year in the table is January 3, 2020.

(4)
The peer group used for this purpose is the Nasdaq Biotechnology Index, which we also utilize in the stock performance graph required by Item 201(e) of Regulation S-K included in our Annual Report for the fiscal year ended December 30, 2022.

(5)
SEC rules require us to designate a “Company-Selected Measure” that in our assessment represents the most important financial performance measure used by us to link the compensation actually paid to our PEO and non-PEO
NEOs, for the most recently completed fiscal year, to our performance. We have selected Net Product Revenues as this measure for fiscal 2022.

Required Disclosure of the Relationship Between Compensation Actually Paid and Financial Performance Measures
As required by Item 402(v) of Regulation
S-K,
we are providing the following graphs to illustrate the relationship between the pay and performance figures that are included in the pay versus performance tabular disclosure above. In addition, the first graph below further illustrates the relationship between our TSR and that of the Nasdaq Biotechnology Index. As noted above, “compensation actually paid” for purposes of the tabular disclosure and the following graphs were calculated in accordance with SEC rules and do not fully represent the actual final amount of compensation earned by or actually paid to our NEOs during the applicable years. The graph assumes that $100 was invested on January 3, 2020 in each of our common stock, the Nasdaq Composite Total Return Index and the Nasdaq Biotechnology Total Return Index and assumes reinvestment of any dividends.

2023 Proxy Statement 89

Compensation Actually Paid Compared to TSR

Compensation Actually Paid compared to Net Income

Compensation Actually Paid compared to Net Product Revenues

90 Exelixis, Inc.

Compensation of Executive Officers
|
 Pay Versus Performance

Required Tabular Disclosure of Most Important Performance Measures
The most important performance measures used to link compensation actually paid to our NEOs for 2022 to Company performance are set forth below. For further information regarding these performance metrics and their function in our executive compensation program, please refer to the “Compensation Discussion and Analysis” section of this Proxy Statement.

Relative TSR
Net Product Revenues
All information provided above under the “Pay Versus Performance” heading will not be deemed to be incorporated by reference into any filing of Exelixis under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent we specifically incorporate such information by reference.

2023 Proxy Statement 91

COMPENSATION COMMITTEE REPORT

The material in this report is not “soliciting material,” is not deemed “filed” with the Securities and Exchange Commission and is not deemed to be incorporated by reference in any filing of Exelixis under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

The Compensation Committee of the Board of Directors of Exelixis, Inc., consisting solely of independent directors, has reviewed and discussed with management the Compensation Discussion and Analysis contained in this Proxy Statement and, based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated into our Annual Report on Form 10-K for the year ended December 30, 2022.

Compensation Committee:

Julie A. Smith, Chair

Vincent T. Marchesi

Stelios Papadopoulos

Lance Willsey

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2022, the Compensation Committee comprised Drs. Marchesi, Papadopoulos and Willsey, and Ms. Smith. Dr. Cohen served on the Compensation Committee for part of 2022 before his departure from the Board. None of the members of the Compensation Committee during 2022 has at any time been an officer or employee of Exelixis, except that Dr. Cohen served as our acting Chief Scientific Officer from December 1995 to April 1997, and was named an officer of one of our former subsidiaries from 2001 through March 2005, for which he did not receive any compensation. No interlocking relationship exists between the Board or Compensation Committee and the board of directors or compensation committee of any other company, nor has any interlocking relationship existed in the past.

92 Exelixis, Inc.

Delinquent Section 16(a) Reports

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers and persons who own more than ten percent of a registered class of our equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities of Exelixis. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 30, 2022, all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners were complied with, except two Forms 4 relating to Rule 10b5-1 trading plan transactions by Jeffrey J. Hessekiel, in which 18,000 shares of our common stock were sold on each of May 17, 2021 and May 16, 2022, were not timely filed due to an administrative error; a Form 4 reporting the transactions was subsequently filed on November 17, 2022.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The Board recognizes that related party transactions can present a heightened risk of potential or actual conflicts of interests. The Board adopted a written Statement of Policy with respect to Related Person Transactions entered into with related parties. Under this policy, the Audit Committee has been tasked with responsibility to review and approve related party transactions. The policy provides that management shall present related party transactions to the Audit Committee for approval. The policy does not prevent management from entering into any related party transaction without prior approval of the Audit Committee, so long as such related party transaction is thereafter presented to the Audit Committee for ratification. If ratification is not forthcoming, then management shall make all reasonable efforts to cancel or annul such transaction.

Under the policy, a “related party” includes: any senior officer (including each executive officer or officer subject to Section 16 of the Exchange Act) or director of Exelixis; a person who is an immediate family member of a senior officer, director or director nominee; a security holder who is known to own of record or beneficially more than 5% percent of any class of our securities; a person who is an immediate family member of such security holder; or an entity which is owned or controlled by one of the aforementioned persons, or an entity in which one of the aforementioned persons has a substantial ownership interest in or control over such entity.

All related party transactions shall be disclosed in our applicable filings with the SEC as required under SEC rules. There were no related party transactions reportable under the SEC rules during fiscal 2022, other than as follows:

During 2022, BlackRock, Inc. (BlackRock), a global provider of investment, advisory and risk management solutions and a greater than 5% holder of our common stock, managed a portion of our cash and investments portfolio. As of December 30, 2022 and December 31, 2021, the fair value of cash and investments managed by BlackRock was $801.5 million and $683.3 million, respectively, which included $0.4 million and $14.5 million and invested in the BlackRock Liquidity Money Market Fund. We incurred $0.4 million in fees for BlackRock advisory services performed during the year ended December 30, 2022.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers, banks and other fiduciaries) to satisfy the delivery requirements for Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single set of the proxy materials or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

2023 Proxy Statement 93

This year, a number of brokers with account holders who are our stockholders will be householding proxy materials. A single set of the proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate set of proxy materials, please notify your broker or direct your written request to Investor Relations, Exelixis, Inc., 1851 Harbor Bay Parkway, Alameda, California 94502 or contact Exelixis, Inc., Investor Relations at (650) 837-7000. Stockholders who currently receive multiple copies of the proxy materials at their address and would like to request householding of their communications should contact their broker.

ANNUAL REPORT ON FORM 10-K

A copy of our Annual Report on Form 10-K for the fiscal year ended December 30, 2022, including the consolidated financial statements, schedules and list of exhibits, and any particular exhibit specifically requested, is available without charge upon written request to: Investor Relations, Exelixis, Inc., 1851 Harbor Bay Parkway, Alameda, California 94502.

OTHER MATTERS

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

JEFFREY J. HESSEKIEL

Executive Vice President, General Counsel and Secretary

Alameda, California

[●], 2023

94 Exelixis, Inc.

Annex A: Supplemental Information Regarding Participants

ANNEX A: SUPPLEMENTAL INFORMATION REGARDING PARTICIPANTS

The following tables (“Directors and Nominees” and “Officers and Employees”) set forth the name and business address of all of our directors and Exelixis’ nominees for election at our Annual Meeting, and the name, present principal occupation and business address of our officers and employees who, under the rules of the SEC, are considered to be participants in our solicitation of proxies from our stockholders in connection with our Annual Meeting (collectively, the Participants).

Directors and Nominees

The principal occupations of our directors are described in the section captioned “Exelixis Director Nominees” in this Proxy Statement, except with respect to Mr. Feldbaum, who serves as President Emeritus of the Biotechnology Innovation Organization, and Dr. Marchesi, who is a professor of pathology and cell biology at Yale University. The names of our directors (nine of whom are also director nominees) are below. The business address of each of the directors is c/o Exelixis, Inc., 1851 Harbor Bay Parkway, Alameda, California 94502.

Name

Carl B. Feldbaum, Esq.

Maria C. Freire, Ph.D.

Alan M. Garber, M.D., Ph.D.

Vincent T. Marchesi, M.D., Ph.D.

Michael M. Morrissey, Ph.D.

Stelios Papadopoulos, Ph.D.

George Poste, DVM, Ph.D., FRS

Julie Anne Smith

Lance Willsey, M.D.

Jacqueline Wright

Jack L. Wyszomierski

Officers and Employees

The principal occupations of our officers and employees who are considered Participants are set forth below. The principal occupation refers to such person’s position with Exelixis, and the business address for each person is c/o Exelixis, Inc., 1851 Harbor Bay Parkway, Alameda, California 94502.

Name	Position

Michael M. Morrissey, Ph.D.	President and Chief Executive Officer

Christopher J. Senner	Executive Vice President and Chief Financial Officer

Jeffrey J. Hessekiel, J.D.	Executive Vice President, General Counsel and Secretary

Susan T. Hubbard	Executive Vice President, Public Affairs and Investor Relations

Information Regarding Ownership of Company Securities by Participants

The amount of Exelixis’ securities beneficially owned by our directors and named executive officers as of February 28, 2023 is set forth under the heading “Security Ownership of Certain Beneficial Owners and Management” in this Proxy Statement. The amount of Exelixis’ securities beneficially owned by Exelixis’ other officers and employees who are Participants is set forth below.

Name	Shares Beneficially Owned

Susan T. Hubbard	535,130

2023 Proxy Statement A-1

Information Regarding Transactions in Exelixis’ Securities by Participants—Last Two Years

The following table sets forth information regarding purchases and sales of Exelixis’ securities by each Participant from February 28, 2021 to February 28, 2023. Unless otherwise indicated, all transactions were in the public market or pursuant to our equity compensation plans and none of the purchase price or market value of these securities is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities.

Name	Transaction Date	Number of Direct Shares	Number of Indirect Shares	Acquisition (A) / Disposition (D)	*Transaction Code
Carl B. Feldbaum, Esq.	5/27/2021	33,549		A	A
Carl B. Feldbaum, Esq.	11/19/2021	20,000		D	S
Carl B. Feldbaum, Esq.	11/19/2021	20,000		A	M
Carl B. Feldbaum, Esq.	2/22/2022	20,000		D	S
Carl B. Feldbaum, Esq.	2/22/2022	20,000		A	M
Carl B. Feldbaum, Esq.	5/26/2022	20,360		A	A
Carl B. Feldbaum, Esq.	5/26/2022	10,180		A	A
Carl B. Feldbaum, Esq.	2/9/2023	40,000		D	S
Carl B. Feldbaum, Esq.	2/9/2023	40,000		A	M
Maria C. Freire, Ph.D.	5/11/2021	8,275		D	S
Maria C. Freire, Ph.D.	5/27/2021	8,299		A	A
Maria C. Freire, Ph.D.	5/27/2021	16,598		A	A
Maria C. Freire, Ph.D.	5/26/2022	19,575		A	A
Alan M. Garber, M.D., Ph.D.	2/21/2021	40,000		D	S
Alan M. Garber, M.D., Ph.D.	3/15/2021	40,000		A	M
Alan M. Garber, M.D., Ph.D.	3/15/2021	40,000		D	S
Alan M. Garber, M.D., Ph.D.	5/27/2021	33,549		A	A
Alan M. Garber, M.D., Ph.D.	3/1/2022	40,000		A	M
Alan M. Garber, M.D., Ph.D.	5/26/2022	42,422		A	A
Alan M. Garber, M.D., Ph.D.	2/21/2023	40,000		A	M
Alan M. Garber, M.D., Ph.D.	3/1/2023	21,301		D	S
Vincent T. Marchesi, M.D., Ph.D.	5/14/2021	40,000		D	S
Vincent T. Marchesi, M.D., Ph.D.	5/14/2021	40,000		A	M
Vincent T. Marchesi, M.D., Ph.D.	5/27/2021	16,598		A	A
Vincent T. Marchesi, M.D., Ph.D.	5/27/2021	8,299		A	A
Vincent T. Marchesi, M.D., Ph.D.	5/26/2022	19,575		A	A
Stelios Papadopoulos, Ph.D.	5/11/2021	40,000		A	M
Stelios Papadopoulos, Ph.D.	5/11/2021	10,222		D	S
Stelios Papadopoulos, Ph.D.	5/11/2021	40,000		A	M
Stelios Papadopoulos, Ph.D.	5/11/2021	5,075		D	S
Stelios Papadopoulos, Ph.D.	5/11/2021	40,000		A	M
Stelios Papadopoulos, Ph.D.	5/11/2021	5,473		D	S
Stelios Papadopoulos, Ph.D.	5/27/2021	16,424		A	A
Stelios Papadopoulos, Ph.D.	2/22/2022	84,515		D	S
Stelios Papadopoulos, Ph.D.	5/26/2022	19,575		A	A
George Poste, DVM, Ph.D., FRS	5/14/2021	40,802		D	S

A-2 Exelixis, Inc.

Annex A: Supplemental Information Regarding Participants

Name	Transaction Date	Number of Direct Shares	Number of Indirect Shares	Acquisition (A) / Disposition (D)	*Transaction Code
George Poste, DVM, Ph.D., FRS	5/27/2021	16,424		A	A
George Poste, DVM, Ph.D., FRS	5/26/2022	19,575		A	A
George Poste, DVM, Ph.D., FRS	11/29/2022	40,000		A	M
George Poste, DVM, Ph.D., FRS	11/29/2022	40,000		D	S
Julie Anne Smith	5/27/2021	16,424		A	A
Julie Anne Smith	5/26/2022	42,422		A	A
Lance Willsey, M.D.	5/27/2021	33,549		A	A
Lance Willsey, M.D.	5/12/2022	40,000		A	M
Lance Willsey, M.D.	5/12/2022	40,000		D	S
Lance Willsey, M.D.	5/26/2022	42,422		A	A
Jacqueline Wright	12/16/2021	20,858		A	A
Jacqueline Wright	12/16/2021	41,717		A	A
Jacqueline Wright	5/26/2022	10,180		A	A
Jacqueline Wright	5/26/2022	20,360		A	A
Jack L. Wyszomierski	3/29/2021	40,000		A	M
Jack L. Wyszomierski	3/29/2021	6,220		D	S
Jack L. Wyszomierski	5/27/2021	8,299		A	A
Jack L. Wyszomierski	5/27/2021	16,598		A	A
Jack L. Wyszomierski	4/4/2022	40,000		A	M
Jack L. Wyszomierski	4/4/2022	6,696		D	S
Jack L. Wyszomierski	5/26/2022	19,575		A	A
Michael M. Morrissey, Ph.D.	2/24/2021	67,374		D	G
Michael M. Morrissey, Ph.D.	2/24/2021		67,374	A	G
Michael M. Morrissey, Ph.D.	3/4/2021	494,700		D	G
Michael M. Morrissey, Ph.D.	5/10/2021		40,616	D	G
Michael M. Morrissey, Ph.D.	5/12/2021	50,000		A	M
Michael M. Morrissey, Ph.D.	5/12/2021	30,278		D	F
Michael M. Morrissey, Ph.D.	5/14/2021	19,722		D	G
Michael M. Morrissey, Ph.D.	5/14/2021		19,722	A	G
Michael M. Morrissey, Ph.D.	10/22/2021	94,002		A	A
Michael M. Morrissey, Ph.D.	10/22/2021	24,747		D	F
Michael M. Morrissey, Ph.D.	11/15/2021	10,530		D	F
Michael M. Morrissey, Ph.D.	11/15/2021	6,118		D	F
Michael M. Morrissey, Ph.D.	11/15/2021	177,132		D	F
Michael M. Morrissey, Ph.D.	11/29/2021	196,524		D	G
Michael M. Morrissey, Ph.D.	11/29/2021		196,524	A	G
Michael M. Morrissey, Ph.D.	12/15/2021	46,478		A	A
Michael M. Morrissey, Ph.D.	12/15/2021	12,236		D	F
Michael M. Morrissey, Ph.D.	12/23/2021	11,003		D	G
Michael M. Morrissey, Ph.D.	12/23/2021		11,003	A	G
Michael M. Morrissey, Ph.D.	2/15/2022	6,103		D	F
Michael M. Morrissey, Ph.D.	2/15/2022	59,044		D	F

2023 Proxy Statement A-3

Name	Transaction Date	Number of Direct Shares	Number of Indirect Shares	Acquisition (A) / Disposition (D)	*Transaction Code
Michael M. Morrissey, Ph.D.	3/2/2022		50,000	D	G
Michael M. Morrissey, Ph.D.	3/4/2022	270,415		A	A
Michael M. Morrissey, Ph.D.	8/3/2022	94,002		A	A
Michael M. Morrissey, Ph.D.	8/3/2022	23,304		D	F
Michael M. Morrissey, Ph.D.	11/15/2022	23,304		D	F
Michael M. Morrissey, Ph.D.	12/7/2022	106,010		D	G
Michael M. Morrissey, Ph.D.	12/7/2022		106,010	A	G
Michael M. Morrissey, Ph.D.	1/24/2023	100,000		A	M
Michael M. Morrissey, Ph.D.	1/24/2023	62,006		D	F
Michael M. Morrissey, Ph.D.	1/30/2023	37,994		D	G
Michael M. Morrissey, Ph.D.	1/30/2023		37,994	A	G
Michael M. Morrissey, Ph.D.	2/15/2023	11,522		D	F
Christopher J. Senner	3/4/2021	64,150		A	A
Christopher J. Senner	9/21/2021	90,000		A	M
Christopher J. Senner	9/21/2021	55,057		D	F
Christopher J. Senner	9/30/2021	32,567		A	A
Christopher J. Senner	9/30/2021	8,573		D	F
Christopher J. Senner	11/15/2021	8,227		D	F
Christopher J. Senner	11/15/2021	2,566		D	F
Christopher J. Senner	11/15/2021	46,920		D	F
Christopher J. Senner	12/15/2021	19,491		A	A
Christopher J. Senner	12/15/2021	5,131		D	F
Christopher J. Senner	2/15/2022	2,701		D	F
Christopher J. Senner	2/15/2022	15,626		D	F
Christopher J. Senner	3/4/2022	75,985		A	A
Christopher J. Senner	5/15/2022	8,444		D	F
Christopher J. Senner	8/3/2022	32,567		A	A
Christopher J. Senner	8/3/2022	8,074		D	F
Christopher J. Senner	8/11/2022	225,000		A	M
Christopher J. Senner	8/11/2022	152,867		D	F
Christopher J. Senner	11/15/2022	8,074		D	F
Christopher J. Senner	2/15/2023	5,278		D	F
Jeffrey J. Hessekiel	3/4/2021	57,135		A	A
Jeffrey J. Hessekiel	4/26/2021	18,000		D	S
Jeffrey J. Hessekiel	4/30/2021	1,220		A	A
Jeffrey J. Hessekiel	5/17/2021	18,000		D	S
Jeffrey J. Hessekiel	9/30/2021	28,950		A	A
Jeffrey J. Hessekiel	9/30/2021	7,593		D	F
Jeffrey J. Hessekiel	10/15/2021	12,883		D	S
Jeffrey J. Hessekiel	11/1/2021	5,117		D	S
Jeffrey J. Hessekiel	11/15/2021	6,557		D	F

A-4 Exelixis, Inc.

Annex A: Supplemental Information Regarding Participants

Name	Transaction Date	Number of Direct Shares	Number of Indirect Shares	Acquisition (A) / Disposition (D)	*Transaction Code
Jeffrey J. Hessekiel	11/15/2021	1,311		D	F
Jeffrey J. Hessekiel	11/15/2021	46,743		D	F
Jeffrey J. Hessekiel	12/15/2021	9,994		A	A
Jeffrey J. Hessekiel	12/15/2021	2,621		D	F
Jeffrey J. Hessekiel	2/15/2022	1,017		D	F
Jeffrey J. Hessekiel	2/15/2022	11,209		D	F
Jeffrey J. Hessekiel	2/24/2022	18,000		D	S
Jeffrey J. Hessekiel	3/4/2022	67,875		A	A
Jeffrey J. Hessekiel	3/28/2022	4,717		D	S
Jeffrey J. Hessekiel	3/29/2022	13,283		D	S
Jeffrey J. Hessekiel	4/29/2022	1,144		A	A
Jeffrey J. Hessekiel	5/15/2022	5,349		D	F
Jeffrey J. Hessekiel	5/16/2022	18,000		D	S
Jeffrey J. Hessekiel	8/3/2022	28,950		A	A
Jeffrey J. Hessekiel	8/3/2022	7,177		D	F
Jeffrey J. Hessekiel	10/31/2022	18		A	A
Jeffrey J. Hessekiel	11/15/2022	7,177		D	F
Jeffrey J. Hessekiel	2/15/2023	1,929		D	F
Susan T. Hubbard	3/4/2021	18,585		A	A
Susan T. Hubbard	4/30/2021	1,221		A	A
Susan T. Hubbard	9/30/2021	9,408		A	A
Susan T. Hubbard	9/30/2021	3,254		D	F
Susan T. Hubbard	11/15/2021	1,874		A	A
Susan T. Hubbard	11/15/2021	649		D	F
Susan T. Hubbard	11/15/2021	35,647		A	A
Susan T. Hubbard	11/15/2021	13,801		D	F
Susan T. Hubbard	11/15/2021	17,823		A	A
Susan T. Hubbard	11/15/2021	8,837		D	F
Susan T. Hubbard	11/15/2021	11,875		A	A
Susan T. Hubbard	11/15/2021	4,107		D	F
Susan T. Hubbard	12/15/2021	3,748		A	A
Susan T. Hubbard	12/15/2021	1,297		D	F
Susan T. Hubbard	2/15/2022	1,874		A	A
Susan T. Hubbard	2/15/2022	701		D	F
Susan T. Hubbard	2/15/2022	17,824		A	A
Susan T. Hubbard	2/15/2022	6,322		D	F
Susan T. Hubbard	3/4/2022	32,450		A	A
Susan T. Hubbard	4/29/2022	1,162		A	A
Susan T. Hubbard	5/15/2022	4,646		A	A
Susan T. Hubbard	5/15/2022	1,607		D	F
Susan T. Hubbard	8/3/2022	9,408		A	A

2023 Proxy Statement A-5

Name	Transaction Date	Number of Direct Shares	Number of Indirect Shares	Acquisition (A) / Disposition (D)	*Transaction Code
Susan T. Hubbard	8/3/2022	3,254		D	F
Susan T. Hubbard	11/15/2022	9,409		A	A
Susan T. Hubbard	11/15/2022	4,347		D	F
Susan T. Hubbard	2/15/2023	3,748		A	A
Susan T. Hubbard	2/15/2023	1,529		D	F

*Transaction	Codes:

A: Acquisition of securities

F: Payment of exercise price or tax liability by delivering or withholding securities

G: Bona fide gift form of any clauses

M: Exercise or conversion of derivative security

S: Open market or private sale of securities

Miscellaneous Information Regarding Participants

Except as described in the Proxy Statement or this Annex A, to Exelixis’ knowledge: (A) none of the Participants (i) during the past ten (10) years, has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors); (ii) beneficially owns, directly or indirectly, any shares or other securities of Exelixis or any of Exelixis’ subsidiaries; (iii) owns any securities of Exelixis of record but not beneficially, or (iv) has a substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the Annual Meeting and (B) no associate of any Participant beneficially owns, directly or directly any shares or other securities of Exelixis.

In addition, other than as set forth in this Annex A or the Proxy Statement, neither Exelixis nor, to Exelixis’ knowledge, any of the Participants has been within the past year party to any contract, arrangement or understanding with any person with respect to any of our securities, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits or the giving or withholding of proxies.

Other than as set forth in this Annex A or the Proxy Statement, none of the Participants or any of their associates have (i) any arrangements or understandings with any person with respect to future employment by Exelixis or its affiliates or with respect to any future transactions to which Exelixis or any of its affiliates will or may be a party; or (ii) a direct or indirect material interest in any transaction or series of similar transactions since the beginning of Exelixis’ last fiscal year or any currently proposed transactions, to which Exelixis or any of its subsidiaries was or is to be a party in which the amount involved exceeded $120,000.

A-6 Exelixis, Inc.

PRELIMINARY PROXY CARD DATED APRIL 17, 2023 SUBJECT TO COMPLETION PLEASE VOTE TODAY! SEE REVERSE SIDE FOR THREE EASY WAYS TO VOTE. TO VOTE BY MAIL, PLEASE DETACH HERE, SIGN AND DATE PROXY CARD, AND RETURN IN THE POSTAGE-PAID ENVELOPE PROVIDED Exelixis, Inc. Annual Meeting of Stockholders [•], 2023 This proxy is solicited on behalf of the Board of Directors The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement of Exelixis, Inc. (the “Company”) and hereby appoints [•] and [•] and each of them, acting individually, with full power of substitution in each, as proxies of the undersigned, to represent the undersigned and to vote all shares of the Company’s common stock that the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held on [•] 2023, and at any adjournment or postponement thereof, as indicated on the reverse side. The undersigned hereby revokes all proxies previously given with respect to the shares covered hereby with respect to the Annual Meeting. WHEN PROPERLY EXECUTED, THE SHARES REPRESENTED BY THIS GOLD PROXY CARD WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. FOR PROPOSAL 1, YOU MAY VOTE “FOR” UP TO ELEVEN (11) NOMINEES IN TOTAL. YOU ARE PERMITTED TO VOTE FOR FEWER THAN ELEVEN (11) NOMINEES, IN WHICH CASE YOUR SHARES WILL ONLY BE VOTED “FOR” THOSE NOMINEES YOU HAVE MARKED. IF YOU VOTE “FOR” MORE THAN ELEVEN NOMINEES IN PROPOSAL 1, YOUR VOTES ON PROPOSAL 1 WILL BECOME INVALID AND NOT BE COUNTED. IF NO DIRECTION ON PROPOSAL 1 OR ANY OTHER PARTICULAR PROPOSAL IS GIVEN, YOUR SHARES WILL BE VOTED IN ACCORDANCE WITH THE BOARD’S RECOMMENDATIONS SET FORTH IN THIS GOLD PROXY CARD. FOR ANY OTHER BUSINESS PROPERLY BROUGHT BEFORE THE ANNUAL MEETING OF STOCKHOLDERS, THE PROXYHOLDERS ARE AUTHORIZED TO VOTE IN THEIR DISCRETION TO THE EXTENT PERMITTED BY RULE YOUR VOTE IS VERY IMPORTANT. PLEASE SUBMIT YOUR PROXY TODAY! (continued and to be signed on the reverse side)

EXELIXIS, INC. YOUR VOTE IS IMPORTANT Please take a moment now to vote your shares of Exelixis, Inc. Common Stock for the upcoming Annual Meeting of Stockholders. YOU CAN VOTE TODAY IN ONE OF THREE WAYS: Submit your proxy by Internet Please access www.proxyvotenow.com/[•]. Then, simply follow the easy instructions on the voting site. You will be required to provide the unique Control Number printed below. Submit your proxy by Telephone Please call toll-free in the U.S. or Canada at [•] on a touch-tone telephone. (If outside the U.S. or Canada, call [•].) Then, simply follow the easy voice prompts. You will be required to provide the unique Control Number printed below. CONTROL NUMBER: You may submit your proxy by telephone or Internet 24 hours a day, 7 days a week. Your telephone or Internet vote authorizes the proxyholder(s) to vote your shares in the same manner as if you had completed, signed and returned a proxy card. Submit your proxy by Mail If you do not have access to a touch-tone telephone or to the internet, please complete, sign, date and return the proxy card in the postage paid envelope provided to: [•]. t TO VOTE BY MAIL, PLEASE DETACH HERE, SIGN AND DATE PROXY CARD, AND RETURN IN THE POSTAGE-PAID ENVELOPE PROVIDED t Please mark X vote as in this sample The Board Recommends a vote “FOR” Nominees 1a through 1k, “FOR” Proposals 2 and 3 and “1 YEAR” on Proposal 4. 1. To elect eleven nominees for director to hold office until the next annual meeting of stockholders and until his 2. To ratify the selection by the Audit Committee of the FOR AGAINST ABSTAIN or her successor is duly elected and qualified or until his or her earlier death, resignation or removal. Board of Directors of Ernst & Young LLP as Exelixis’ You may Vote “FOR” up to eleven (11) nominees in total. You are permitted to vote for fewer than eleven (11) independent registered public accounting firm for nominees. If you vote “FOR” more than eleven nominees, your votes on Proposal 1 will become invalid and not the fiscal year ending December 29, 2023. be counted. FOR AGAINST ABSTAIN 3. To approve, on an advisory basis, the compensation COMPANY NOMINEES: FARALLON NOMINEES: of Exelixis’ named executive officers, as disclosed in FOR WITHHOLD FOR WITHHOLD the Proxy Statement. 1a. Maria C. Freire 1l. David E. Johnson 1b. Alan M. Garber 4. To indicate, on an advisory basis, the 1 YEAR 2 YEARS 3 YEARS ABSTAIN 1c. Michael M. Morrissey preferred frequency of shareholder advisory votes on the compensation of 1d. Stelios Papadopoulos Exelixis’ named executive officers. 1e. George Poste We will also conduct any other business properly brought before the meeting, 1f. Julie Anne Smith and any adjournment or postponement thereof. 1g. Lance Willsey 1h. Jacqueline Wright Date: , 2023 1i. Jack L. Wyszomierski COMPANY-RECOMMENDED FARALLON NOMINEES: 1j. Tomas J. Heyman 1k. Robert “Bob” Oliver, Jr. Signature Signature (if jointly held) Title(s) THIS PROXY IS ONLY VALID WHEN SIGNED AND DATED. Please sign EXACTLY as name appears at the left. Joint owners each should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full related title. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.